  As filed with the Securities and Exchange Commission on September 16, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                             (INCLUDING EXHIBITS)

                              FIRST CAPITAL, INC.
                   ----------------------------------------
                   (Exact name of registrant in its charter)

         Indiana                          6035                 [applied for]
     ---------------                   ----------             ----------------
(State or other jurisdiction of     (Primary SIC No.)         (I.R.S. Employer
incorporation or organization)                               Identification No.)
                               220 FEDERAL DRIVE, N.W.
                               CORYDON, INDIANA 47112

                                   (812) 738-2198
          -----------------------------------------------------------
   (Address and telephone number of principal executive offices and place of business)

                           Paul M. Aguggia, Esquire
                         Victor L. Cangelosi, Esquire
                             BREYER & AGUGGIA LLP
                              1300 I Street, N.W.
                                Suite 470 East
                            Washington, D.C.  20005
                                 (202) 737-7900
          -----------------------------------------------------------
           (Name, address and telephone number of agent for service)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

====================================================================================================================================

                                         Calculation of Registration Fee
====================================================================================================================================

 Title of Each Class of Securities       Proposed Maximum          Proposed Offering       Proposed Maximum        Amount of
  Being Registered                       Amount Being              Price(1)                Aggregate Offerin       Registration Fee
                                         Registered(1)                                     Price(1)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 Par Value           1,938,750                      $10.00             $19,387,500              $5,853

 Participation interests                    13,000                          --                   --                       (2)
====================================================================================================================================

     (1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
     (2) The securities of the Registrant to be purchased by the First Federal Bank, Federal Savings Bank 401(k) Salary Reduction Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Cross Reference Sheet showing the location in the Prospectus of the Items of Form SB-2

1.   Front of Registration
     Front of Registration Statement;            Outside Front Cover Page
     Statement and Outside Front
     Cover of Prospectus

2.   Inside Front and Outside Back               Inside Front Cover Page; Outside Back
     Cover Pages of Prospectus                   Cover Page

3.   Summary Information and Risk Factors        Prospectus Summary; Risk Factors

4.   Use of Proceeds                             Use of Proceeds; Capitalization

5.   Determination of Offering Price             Market for Common Stock; The Conversion -- Stock
                                                 Pricing, Exchange Ratio and Number of Shares to be Issued

6.   Dilution                                   *

7.   Selling Security-Holders                   *

8.   Plan of Distribution                       The Conversion

9.   Legal Proceedings                          Business of the Bank -- Legal Proceedings

10.  Directors, Executive Officers,             Management of the Holding Company; Management of
     Promoters and Control Persons              the Bank

11.  Security Ownership of Certain              *
     Beneficial Owners and Management

12.  Description of Securities                  Description of Capital Stock of the Holding Company

13.  Interest of Named Experts and              Legal and Tax Opinions; Experts
     Counsel

14.  Disclosure of Commission Position          Part II - Item 17
     on Indemnification for Securities
     Act Liabilities

15.  Organization Within Last                   Business of the Bank
     Five Years

16.  Description of Business                    Business of the Holding Company; Business of the Bank

17.  Management's Discussion and                Management's Discussion and Analysis of
     Analysis or Plan of Operation              Financial Condition and Results of Operations

18.  Description of Property                    Business of the Bank -- Properties

19.  Certain Relationships and                  Management of the Bank -- Transactions with the Bank
     Related Transactions

20.  Market Price for Common Equity             Outside Front Cover Page; Market for Common Stock;
     and Related Stockholder Matters            Dividend Policy

21.  Executive Compensation                     Management of the Bank -- Executive Compensation;
                                                and -- Benefits

22.  Financial Statements                       Financial Statements; Pro Forma Data

23.  Changes in and Disagreements               *
     with Accountants on Accounting
     and Financial Disclosure


____________________
*Item is omitted because answer is negative or item inapplicable.

PROSPECTUS SUPPLEMENT

                              FIRST CAPITAL, INC.

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                         401(K) SALARY REDUCTION PLAN

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the First Federal Bank, A Federal Savings Bank 401(k) Salary Reduction Plan ("Plan" or "401(k) Plan") of participation interests and shares of First Capital, Inc. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

     In connection with the proposed reorganization of First Federal Bank, A Federal Savings Bank ("Savings Bank" or "Employer") from the mutual holding company form of organization to a wholly owned subsidiary of a stock savings and loan holding company, First Capital, Inc. ("Holding Company") has been formed. The reorganization of the Savings Bank as a wholly-owned subsidiary of the Holding Company, the exchange of shares of Savings Bank common stock ("Savings Bank Common Stock") by public stockholders of the Savings Bank ("Public Stockholders") for Common Stock and the sale of Common Stock to the public ("Conversion Offerings") are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

     The Prospectus, dated ___________, 1998, of the Holding Company ("Prospectus"), which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion, the Conversion Offerings, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A PARTICIPANT WHO ELECTS TO PURCHASE COMMON STOCK IN THE CONVERSION THROUGH THE 401(K) PLAN WILL RECEIVE THE SAME SUBSCRIPTION PRIORITY AND BE SUBJECT TO THE SAME INDIVIDUAL PURCHASE LIMITATIONS AS IF THE PARTICIPANT HAD ELECTED TO MAKE SUCH PURCHASE USING OTHER FUNDS. SEE "THE CONVERSION" AND "-- LIMITATIONS ON PURCHASES OF SHARES" IN THE PROSPECTUS.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" IN THE PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is ___________, 1998.

          No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Holding Company, the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                                         PAGE
The Offering
     Securities Offered.................................................  S-1
     Election to Purchase Common Stock in the Conversion................  S-1
     Value of Participation Interests...................................  S-1
     Method of Directing Transfer.......................................  S-1
     Time for Directing Transfer........................................  S-2
     Irrevocability of Transfer Direction...............................  S-2
     Direction to Purchase Common Stock After the Conversion............  S-2
     Purchase Price of Common Stock.....................................  S-2
     Nature of a Participant's Interest in the Common Stock.............  S-2
     Voting and Tender Rights of Common Stock...........................  S-3

Description of the Plan
     Introduction.......................................................  S-3
     Eligibility and Participation......................................  S-4
     Contributions Under the Plan.......................................  S-4
     Limitations on Contributions.......................................  S-4
     Investment of Contributions........................................  S-6
     The Employer Stock Fund............................................  S-7
     Benefits Under the Plan............................................  S-8
     Withdrawals and Distributions from the Plan........................  S-8
     Administration of the Plan.........................................  S-9
     Reports to Plan Participants.......................................  S-9
     Plan Administrator................................................. S-10
     Amendment and Termination.......................................... S-10
     Merger, Consolidation or Transfer.................................. S-10
     Federal Income Tax Consequences.................................... S-10
     Restrictions on Resale............................................. S-13

Legal Opinions.......................................................... S-14

Investment Form

                                 THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan and up to ______ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information regarding the Plan is contained in this Prospectus Supplement and information regarding the Conversion and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is 220 Federal Drive, N.W., Corydon, Indiana 47112-0130. The Savings Bank's telephone number is
(812) 738-2198.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     In connection with the Conversion, each Participant in the 401(k) Plan may direct the trustees of the Plan ("Trustees") to transfer up to ___% of a Participant's beneficial interest in the assets of the Plan to the Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred may include salary deferral, Employer matching and profit sharing contributions. The Employer Stock Fund consists of investments in the Common Stock. Funds not transferred to the Employer Stock Fund may be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN -- INVESTMENT OF CONTRIBUTIONS" below. A PARTICIPANT'S ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION OFFERINGS IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION OFFERINGS. FOR GENERAL INFORMATION AS TO THE ABILITY OF THE PARTICIPANTS TO PURCHASE SHARES IN THE CONVERSION OFFERINGS, SEE "THE CONVERSION -- THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS" IN THE ATTACHED PROSPECTUS.

VALUE OF PARTICIPATION INTERESTS

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a periodic basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from other Plans.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion Offerings, the

Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     THE DEADLINE FOR SUBMITTING A DIRECTION TO TRANSFER AMOUNTS TO THE EMPLOYER STOCK FUND IN ORDER TO PURCHASE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION OFFERINGS IS _______, 1998. The Investment Form should be returned to ______________________________ at the Savings Bank no later than the close of business on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion Offerings shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

     After the Conversion, it is anticipated that a Participant will be able to direct that a certain percentage of such Participant's interests in the Plan trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant on a periodic basis in accordance with rules established by the Employer. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion Offerings.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Holding Company Stock purchased for an account of a Participant will be held in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Common Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN

INTRODUCTION

     The Savings Bank adopted the Plan in 1993. The Plan is a cash or deferred arrangement established in accordance with the requirement under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable U.S. Treasury Regulations. The Savings Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     EMPLOYEE RETIREMENT INCOME SECURITY ACT. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     REFERENCE TO FULL TEXT OF PLAN. THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE MATERIAL PROVISIONS OF THE PLAN. THEY ARE NOT COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY THE FULL TEXT

OF THE PLAN, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT FILED WITH THE SEC. COPIES OF THE PLAN ARE AVAILABLE TO ALL EMPLOYEES BY FILING A REQUEST WITH THE PLAN ADMINISTRATOR. EACH EMPLOYEE IS URGED TO READ CAREFULLY THE FULL TEXT OF THE PLAN.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of 1,000 hours of service with the Savings Bank within a consecutive 12 month period of employment and the attainment of age 21. The Plan fiscal year is the period October 1 to September 30 ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

     During 1997, approximately __ employees participated in the Plan.

CONTRIBUTIONS UNDER THE PLAN

     PARTICIPANT CONTRIBUTIONS. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are generally transferred by the Savings Bank to the Trustees of the Plan on a periodic basis.

     EMPLOYER CONTRIBUTIONS. The Savings Bank currently matches a Participant's deferral contributions or a discretionary basis in an amount determined annually to a maximum of 6% of Compensation. In addition, the Employer may make a discretionary contribution in proportion to a Participant's Compensation.

LIMITATIONS ON CONTRIBUTIONS

     LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted periodically under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     LIMITATION ON 401(K) PLAN CONTRIBUTIONS. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $10,000 (as adjusted periodically under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES.
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e.,
                                                                         ---
the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average
                                                              ---
of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e.,
                                                                          ---
owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section

415 Compensation in excess of $80,000 (as adjusted periodically under applicable Code provisions) and, if elected by the Savings Bank, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Savings Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Savings Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     TOP-HEAVY PLAN REQUIREMENTS. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, is (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e., owns directly or indirectly
                                              ---
more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.

INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustees. The Trustees are appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustees to invest all or a portion of his or her Accounts in various managed investment portfolios, as described below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives.

     Under the Plan, the Accounts of Participant held in the Trust will be invested by the Trustees at the direction of the Participant in the following investment funds:

     [TO BE COMPLETED]

     For additional information concerning these investment funds, other than the Employer Stock Fund, please contact ______________________________.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a periodic basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

THE EMPLOYER STOCK FUND

     The Employer Stock Fund consists of investments in Common Stock. In connection with the Conversion Offerings, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. To the extent practicable, all amounts held in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) will be used to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase.

     INVESTMENTS IN THE EMPLOYER STOCK FUND INVOLVE CERTAIN RISK FACTORS ASSOCIATED WITH INVESTMENTS IN COMMON STOCK OF THE HOLDING COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

     VESTING. A Participant has at all times a fully vested, nonforfeitable interest in all of his or her deferred and employer contributions and the earnings thereon under the Plan.

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

     DISTRIBUTION UPON RETIREMENT, DEATH, DISABILITY OR TERMINATION OF
EMPLOYMENT.   The distribution of benefits under the 401(k) Plan to a
Participant who retires may be made in the form of a lump-sum payment, installment payments or an annuity payable over a specified period. Distributions generally commence as soon as practicable following the Participant's termination of employment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. Benefits payments ordinarily must begin not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution will be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     DISTRIBUTION UPON DEATH. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

     NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     TRUSTEES.  The Trustees with respect to Plan assets are currently
____________________.

     Pursuant to the terms of the Plan, the Trustees receive and hold contributions to the Plan in trust and have exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustees have the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustees have authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustees have full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustees as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustees receive no compensation for their services. The expenses of the Trustees are paid out of the Trust except to the extent such expenses and compensation are paid by the Association.

     The Trustees must render at least annual reports to the Association and to the Participants in such form and containing such information that the Trustees deem necessary.

REPORTS TO PLAN PARTICIPANTS

     The administrator will furnish to each Participant a statement at least semiannually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     The Savings Bank serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. THE SUMMARY IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE. MOREOVER, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES. FINALLY, THE CONSEQUENCES UNDER APPLICABLE STATE AND LOCAL INCOME TAX LAWS MAY NOT BE THE SAME AS UNDER THE FEDERAL INCOME TAX LAWS.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     LUMP SUM DISTRIBUTION. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

     AVERAGING RULES. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the
---
distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     DISTRIBUTIONS: ROLLOVERS AND DIRECT TRANSFERS TO ANOTHER QUALIFIED PLAN OR TO AN IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustees transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump

Sum Distributions, that are not rolled over or transferred, i.e., forward
                                                            ---
averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

     ADDITIONAL TAX ON EARLY DISTRIBUTIONS. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia LLP, Washington, D.C., which firm is acting as special counsel for the Holding Company and the Savings Bank in connection with the Conversion.

                                Investment Form
                             (Employer Stock Fund)

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                                  401(K) PLAN


Name of Participant:__________________________


Social Security Number:_______________________


     1. Instructions. In connection with the proposed reorganization of First Federal Bank, A Federal Savings Bank ("Savings Bank") from the mutual holding form of organization to a wholly-owned subsidiary of a savings and loan holding company ("Conversion"), participants in the First Federal Bank, A Federal Savings Bank Employees' Savings and Profit Sharing Plan ("Plan") may elect to direct the investment of up to ___% of their account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of First Capital, Inc. ("Common Stock"), the proposed holding company for the Savings Bank. A PARTICIPANT'S ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION OFFERINGS AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. SEE THE PROSPECTUS FOR ADDITIONAL INFORMATION.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion Offerings. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to ______________________________ at the Savings Bank, NO LATER THAN THE CLOSE OF BUSINESS ON _______, 1998. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact the Human Resources Department.)

     2. Transfer Direction. I hereby elect to transfer $__________ (in increments of $20) to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion Offerings. Please transfer this amount from the following investments as indicated:____________________________________________.

     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


__________________________                      ____________________________
Signature                                       Date

                             *   *   *   *   *

     4. Acknowledgment of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

__________________________                      ____________________________
Plan Administrator                              Date

PROSPECTUS
                              FIRST CAPITAL, INC.
   (PROPOSED HOLDING COMPANY FOR FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK)
             BETWEEN 758,625 AND 1,180,331 SHARES OF COMMON STOCK

First Federal Bank, A Federal Savings Bank is converting from the mutual holding company form of organization to the stock holding company form of organization. First Capital, Inc., M.H.C., which is a federally-chartered mutual holding company, currently owns 59.5% of the outstanding common stock of First Federal Bank. As a result of the conversion, First Capital, Inc., M.H.C. will cease to exist and First Federal Bank will become a wholly-owned subsidiary of First Capital, Inc., an Indiana corporation that was formed in September 1998. First Capital, Inc. is offering its common stock to the public under the terms of a Plan of Conversion which must be approved by the members of First Capital, Inc., M.H.C. and by the stockholders of First Federal Bank. The conversion will not go forward if First Capital, Inc., M.H.C. and First Federal Bank do not receive these approvals or if First Capital, Inc. does not sell at least the minimum number of shares. Pursuant to the Plan of Conversion, First Capital, Inc. will issue shares of its common stock in this offering that will represent a 59.5% ownership interest in First Capital, Inc., which is based on the percentage ownership that First Capital, Inc., M.H.C. currently maintains in First Federal Bank. First Capital, Inc. will also issue shares of its common stock to the public stockholders of First Federal Bank in exchange for their shares of First Federal Bank's common stock pursuant to an exchange ratio that will result in the public stockholders of First Federal Bank owning in the aggregate approximately 40.5% of First Capital, Inc.

--------------------------------------------------------------------------------
                               OFFERING SUMMARY
                           Price Per Share:  $10.00

                                      Minimum     Midpoint     Maximum    Maximum, as adjusted
                                      -------     --------     -------    --------------------
Number of shares:                       758,625     892,500    1,026,375       1,180,331
Gross offering proceeds:             $7,586,250  $8,925,000  $10,263,750     $11,803,313
Estimated offering expenses:         $  373,000  $  392,000  $   410,000     $   432,000
Estimated net proceeds:              $7,213,250  $8,533,000  $ 9,853,750     $11,371,313
Estimated net proceeds per share:    $     9.51  $     9.56  $      9.60     $      9.63

The amount of common stock being offered in the conversion is based on an independent appraisal of the market value of First Federal Bank and First Capital, Inc., M.H.C. after giving effect to the conversion. The independent appraiser has stated that as of August 14, 1998, the market value of the converted First Federal Bank and First Capital, Inc., M.H.C. ranged from $12,750,000 to $17,250,000. Based on this valuation and the 59.5% ownership interest being sold in this offering, the minimum of the offering range was set at $7,586,250 and the maximum was set at $10,263,750. Subject to approval of the Office of Thrift Supervision, an additional 15% above the maximum number of shares may be sold.

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. will use its best efforts to assist First Capital, Inc. in selling at least the minimum number of shares but does not guarantee that this number will be sold. All funds received from subscribers will be held in an interest-bearing savings account at First Federal Bank until the completion or termination of the conversion.

First Capital, Inc. has received preliminary approval to have its common stock quoted on the Nasdaq SmallCap Market under the symbol FCAP.

The subscription offering will terminate at 12:00 Noon, Eastern Standard Time, on ______________, 1998, unless extended for up to ___ days.

--------------------------------------------------------------------------------
THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER, SEE "RISK FACTORS" BEGINNING ON PAGE __.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
For additional information about the conversion, refer to the more detailed information in this prospectus. For assistance, contact the stock information center at (812)___________.

                            CHARLES WEBB & COMPANY,
                  a Division of Keefe, Bruyette & Woods, Inc.
               The date of this prospectus is November ___, 1998

                          FORWARD-LOOKING STATEMENTS

     Certain of the statements contained herein that are not historical facts are forward-looking statements. These forward-looking statements include statements of goals, intentions and expectations and involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions; the performance of financial markets; interest rates; and competitive, regulatory, legislative or tax changes that affect the cost of or demand for the Bank's products. Because of these uncertainties, actual future results may differ materially from those contemplated by such statements.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Summary.................................................................
Risk Factors............................................................
Selected  Financial Information.........................................
Use of Proceeds.........................................................
Dividend Policy.........................................................
Market for Common Stock.................................................
Capitalization..........................................................
Historical and Pro Forma
 Regulatory Capital Compliance..........................................
Pro Forma Data..........................................................
Effect of the Conversion on the Bank's
 Stockholders...........................................................
Subscriptions by Executive Officers and
 Directors..............................................................
First Federal Bank, A Federal Savings
 Bank Consolidated Statements of
 Income.................................................................
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations..............................................
Business of the Holding Company.........................................
Business of the Bank....................................................
Management of the Holding Company.......................................
Management of the Bank..................................................
Regulation..............................................................
Taxation................................................................
The Conversion..........................................................
Comparison of Stockholders' Rights......................................
Restrictions on Acquisition
 of the Holding Company.................................................
Description of Capital Stock
 of the Holding Company.................................................
Registration Requirements...............................................
Legal and Tax Opinions..................................................
Experts.................................................................
Additional Information..................................................
Index to  Financial Statements..........................................
Glossary................................................................  G-1

         [Map of Corydon area showing branch and main office locations]

                                    SUMMARY

     The following summary explains the significant aspects of the conversion. For additional information about the conversion and the stock offering refer to the more detailed information in this prospectus. Throughout this prospectus, First Federal Bank, A Federal Savings Bank is referred to as the "Bank," First Capital, Inc., M.H.C. is referred to as the "MHC" and First Capital, Inc. is referred to as the "Holding Company." See the glossary at the back of this prospectus for the definitions of certain terms that are printed in boldface type the first time they appear in this prospectus.

FIRST CAPITAL, INC.

     The Bank formed the Holding Company under Indiana law in September 1998 for the purpose of owning all of the Bank's capital stock following completion of the conversion. The Holding Company has received conditional approval of the OTS to become a savings and loan holding company by acquiring the capital stock of the Bank in the conversion. Before the completion of the conversion, the Holding Company will not have any material assets or liabilities and it will not conduct any business other than business related to the conversion. After the conversion, the Holding Company's primary assets will be all of the capital stock of the Bank, the loan that the Holding Company intends to make to the Bank's ESOP and the net proceeds remaining from the sale of its common stock after contributing 50% of the net proceeds to the Bank and funding the ESOP loan. Initially, the primary activity of the Holding Company will be to direct, plan and coordinate the Bank's business activities. In the future, the Holding Company might become an operating company or acquire or organize other operating subsidiaries, including other financial institutions, although it currently has no specific plans or agreements to do so. The Holding Company's main office is located at 220 Federal Drive, N.W., Corydon, Indiana 47112 and its telephone number is (812) 738-2198.

FIRST CAPITAL, INC., M.H.C.

     The MHC is the federally-chartered mutual holding company of the Bank. The MHC was formed in February 1993 as a result of the reorganization of the Bank into a federally chartered mutual holding company. The members of the MHC consist of depositors of the Bank and those current borrowers of the Bank who had loans outstanding as of the consummation date of the MHC reorganization (February 1, 1993). The MHC's sole business activity is holding 300,000 shares of the Bank's common stock, which represents 59.5% of the outstanding shares as of the date of this prospectus. As part of the conversion, the MHC will merge into the Bank, with the Bank as the surviving entity. As a result of this merger, the MHC will cease to exist. The MHC's main office is located at 220 Federal Drive, N.W., Corydon, Indiana 47112 and its telephone number is (812) 738-2198.

FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK

     The Bank was founded in 1891 as an Indiana-chartered mutual savings and loan association. In 1934, the Bank converted to a federally-chartered savings and loan association under the name "First Federal Savings and Loan Association of Corydon." In February 1993, the Bank converted to a federally-chartered capital stock savings bank and adopted its current name. The Bank's main office, which was opened in July 1997, is located at 220 Federal Drive, N.W., Corydon, Indiana 47112 and its telephone number is (812) 738-2198.

     The Bank is regulated by the OTS and the FDIC. The Bank's deposits have been federally-insured by the FDIC since 1961 and are currently insured by the FDIC under the SAIF. The Bank is a member of the FHLB-System.

     The Bank's strategy is to operate as an independent, retail financial institution dedicated to financing home ownership and other consumer needs in Harrison County, its primary market area, and, to a lesser extent, in surrounding counties. At June 30, 1998, the Bank operated from its main office and a branch office in Corydon and had total assets of $94.0 million, deposits of $77.5 million and stockholders' equity of $10.3 million. At that date, $57.8 million, or 74.6%, of the Bank's loans were residential mortgage loans, $4.4 million, or 5.6%, were commercial real estate loans, $3.8 million, or 4.9%, were residential construction loans, $5.0 million, or 6.5%, were commercial business loans and

$6.3 million, or 8.1%, were consumer loans. The Bank originates all loans for retention in its portfolio. For a discussion of the Bank's business strategy and recent results of operations, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." For a discussion of the Bank's business activities, see "BUSINESS OF THE BANK."

THE CONVERSION

     The conversion is being undertaken pursuant to the PLAN OF CONVERSION that was adopted by the Boards of Directors of the Bank and the MHC on June 18, 1998. Pursuant to the Plan of Conversion, (i) the MHC will merge into the Bank, at which time the MHC will cease to exist and the outstanding shares of the Bank's common stock held by the MHC will be canceled, and (ii) the Bank will become a wholly-owned subsidiary of the Holding Company. As part of the conversion, the Holding Company will sell shares of its common stock in this offering that will represent an ownership interest in the Holding Company that is based on the percentage ownership that the MHC currently maintains in the Bank. The Holding Company will also issue shares of its common stock to the public stockholders of the Bank (i.e. stockholders other than the MHC) in exchange for their shares of
          ----
Bank common stock pursuant to an exchange ratio that will result in the public stockholders of the Bank owning in the aggregate approximately 40.5% of the Holding Company, before giving effect to any (i) payment of cash to the Bank's public stockholders who exercise and perfect their rights of dissent and appraisal, (ii) payment of cash in lieu of issuing fractional shares and (iii) shares purchased by the stockholders of the Bank in the offering.

     The following diagram illustrates the current organizational structure and ownership of the Bank:

        -------------------------------         -----------------------

          First Capital, Inc., M.H.C.             Public Stockholders
                    59.5%                                40.5%

         -------------------------------         -----------------------




                            ----------------------

                              First Federal Bank

                            ----------------------


     The following diagram reflects the post-conversion organizational structure and ownership of the Holding Company and the Bank. The ownership interests presented assume no fractional shares of the Holding Company's common stock are issued and does not give effect to purchases of any shares in this offering by the Bank's public stockholders or to the exercise of outstanding stock options. As required by the OTS, the aggregate ownership interest of the Bank's public stockholders has been adjusted downward to reflect assets held by the MHC and the waiver by the MHC of certain dividends paid by the Bank.

          --------------------------      ----------------------------
            Purchasers in Offering          Former Bank Stockholders
                   59.5%                             40.5%
          --------------------------      ----------------------------

                             ---------------------
                              First Capital, Inc.
                                     100%
                             ---------------------

                             ---------------------
                               First FederalBank
                             ---------------------

     Completion of the conversion requires the following member and shareholder approvals:

     1. Approval by the holders of at least a majority of the total number of votes eligible to be cast by the members of the MHC.

     2. Approval by the holders of at least two-thirds of the outstanding shares of the Bank's common stock (including those shares held by the MHC).

     3. Approval by the holders of at least a majority of the shares of the Bank's common stock (not including those shares held by the MHC) present in person or by proxy at a meeting of stockholders called for the purpose of considering the Plan of Conversion.

     The MHC has called a special meeting of its members to be held on __________, 1998 for the purpose of considering the Plan of Conversion. The Bank's stockholders will consider the Plan of Conversion at the Bank's 1998 Annual Meeting of Stockholders which has been delayed until ____________, 1998 (the Annual Meeting is typically held in October of each year). The MHC intends to vote its shares of Bank common stock, which amounts to 59.5% of the outstanding shares, in favor of the Plan of Conversion at the special meeting of stockholders. As of June 30, 1998, directors and executive officers of the Bank and their associates beneficially owned 37,110 shares (not including shares that may be acquired through the exercise of stock options), or 18.2%, of the outstanding shares of Bank common stock held by the Bank's public shareholders (i.e. shareholders other than the MHC), which they intend to vote in favor of
 ---
the Plan of Conversion.

REASONS FOR THE CONVERSION

      The Boards of Directors of the Holding Company, the MHC and the Bank believe that the conversion is in the best interests of the MHC and its members, the Bank and its stockholders, and the communities served by the MHC and the Bank. In their decision to pursue the conversion, the Boards of Directors considered the various regulatory uncertainties associated with the mutual holding company structure, including the MHC's future ability to waive any dividends from the Bank. In addition, the Boards of Directors considered the various advantages of the stock holding company form of organization, including:
(i) the potential increased liquidity in the Holding Company common stock relative to the Bank common stock because of the larger number of shares to be outstanding upon consummation of the conversion and the receipt by the Holding Company of conditional approval to list its shares on the Nasdaq SmallCap Market; (ii) the Holding Company's ability to repurchase shares of its common stock without adverse tax consequences; (iii) the Holding Company's greater flexibility under current law and regulations relative to the MHC to acquire other financial institutions and diversify operations; and (iv) the larger capital base of the Holding Company that will result from the sale of common stock in this offering. Currently, the Boards of Directors of the Holding Company and the Bank have no specific plans, arrangements or understandings, written or oral, regarding any stock repurchases, acquisitions or diversification of operations. See "THE CONVERSION -- Purposes of Conversion."

THE SUBSCRIPTION OFFERING AND THE DIRECT COMMUNITY OFFERING

     The Holding Company is offering shares of its common stock in a SUBSCRIPTION OFFERING to certain current and former depositor and borrower customers of the Bank and to the Bank's ESOP. Pursuant to its Plan of Conversion, the Bank has granted subscription rights in the following order of priority in accordance with applicable regulatory requirements to:

     1. "ELIGIBLE ACCOUNT HOLDERS" -- the Bank's depositors with $50 or more on deposit as of March 31, 1997.

     2.   The Bank's ESOP.

     3. "SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS" -- the Bank's depositors with $50 or more on deposit as of September 30, 1998.

     4. "OTHER MEMBERS" -- the Bank's depositors as of __________, 1998 and borrowers of the Bank as of February 1, 1993 whose loans continue to be outstanding as of __________, 1998.

     If the number of shares sold in the conversion is increased above the maximum of the offering range the ESOP will have first priority to purchase any such shares over the maximum of the offering range, up to a total of 8% of the common stock sold in this offering.

     IMPORTANT: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. Persons violating this prohibition may lose their right to purchase shares in the conversion and may be subject to criminal prosecution and/or other sanctions.

     The Subscription Offering will expire at 12:00 Noon, Eastern Standard Time, on the EXPIRATION DATE of ________, 1998, unless extended by the Bank and the Holding Company for up to __ days. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion.

     Concurrently with the Subscription Offering, shares will be offered to the general public in a DIRECT COMMUNITY OFFERING. Public stockholders of the Bank will have first preference to purchase shares in the Direct Community Offering and natural persons and trusts of natural persons who are residents of the Bank's LOCAL COMMUNITY will have second preference. The Direct Community Offering will terminate on the Expiration Date unless extended with approval of the OTS, if necessary. The Subscription Offering and the Direct Community Offering are being managed by WEBB. Webb is a registered broker-dealer and a member of the NASD. Webb is not obligated to purchase any shares of common stock in this offering. Shares not sold in the Subscription Offering or Direct Community Offering may be offered for sale in a SYNDICATED COMMUNITY OFFERING, which would be an offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Webb. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

EXCHANGE OF THE BANK'S COMMON STOCK

     As part of the conversion, each share of Bank common stock held by the MHC will be canceled and each share of Bank common stock held by the Bank's public stockholders will be exchanged for shares of Holding Company common stock. The number of shares of Holding Company common stock to be issued to the Bank's public stockholders will be based on an EXCHANGE RATIO that will result in the Bank's public stockholders owning in the aggregate approximately 40.5% of the outstanding shares of Holding Company common stock before giving effect to any
(i) payment of cash to the Bank's public stockholders who exercise and perfect their rights of dissent and appraisal, (ii) payment of cash in lieu of issuing fractional shares of Holding Company common stock and (iii) shares purchased by the Bank's public stockholders in the offering. Bank. THE FINAL EXCHANGE RATIO WILL BE BASED ON THE PERCENTAGE OWNERSHIP INTEREST OF THE BANK'S PUBLIC STOCKHOLDERS IN THE BANK AND THE NUMBER OF SHARES SOLD IN THIS OFFERING

AND NOT ON THE MARKET VALUE OF BANK COMMON STOCK. ACCORDINGLY, THE VALUE OF THE SHARES OF HOLDING COMPANY COMMON STOCK TO BE RECEIVED FOR EACH SHARE OF BANK COMMON STOCK MAY BE MORE OR LESS THAN THE MARKET VALUE OF BANK COMMON STOCK AT THE TIME OF EXCHANGE. See "-- Stock Pricing, Exchange Ratio and Number of Shares to be Issued in the Conversion."

     Pursuant to OTS regulations, stockholders of the Bank will have dissent and appraisal rights with respect to the conversion because the Bank's common stock is not listed on a national securities exchange or quoted on the Nasdaq Stock Market. Accordingly, even if the conversion is approved, stockholders of the Bank who exercise and perfect their rights of dissent and appraisal under OTS regulations will have the right to receive cash equal to the fair market value of their shares of Bank common stock as determined by regulation, rather than exchanging them for shares of Holding Company common stock. DO NOT SEND YOUR BANK STOCK CERTIFICATES AT THIS TIME REGARDLESS OF WHETHER OR NOT YOU INTEND TO EXERCISE AND PERFECT YOUR RIGHTS OF DISSENT AND APPRAISAL. The Bank will send to each Bank stockholder a proxy statement for the Bank's 1998 Annual Meeting of Stockholders at which the Plan of Conversion will be considered, which will include detailed instructions on how to exercise and perfect dissent and appraisal rights. See "THE CONVERSION -- Dissent and Appraisal Rights." For Bank stockholders who do not wish to exercise their dissent and appraisal rights but want to exchange their shares of Bank common stock for shares of Holding Company common stock, the Holding Company will mail to each such stockholder exchange instructions and a transmittal letter after the consummation of the conversion. See "THE CONVERSION -- Delivery and Exchange of Stock Certificates."

STOCK PRICING, EXCHANGE RATIO AND NUMBER OF SHARES TO BE ISSUED IN THE
CONVERSION

     Between 758,625 and 1,026,375 shares of the common stock will be sold in this offering, all at a price of $10.00 per share. With the approval of the
OTS, the number of shares may be increased to 1,180,331.  There   are no
commissions to pay in order to buy any shares in the conversion.

     The amount of common stock being offered in the conversion is based on an independent appraisal of the estimated pro forma market value of the Bank and the MHC after giving effect to the conversion. KELLER & COMPANY, INC., the independent appraiser, has estimated that, in its opinion, as of August 14, 1998, the aggregate pro forma market value of the Bank and the MHC was in an ESTIMATED VALUATION RANGE of between $12,750,000 and $17,250,000 (with a midpoint of $15,000,000). The pro forma market value is the market value of the Bank and the MHC after taking into account the sale of shares in this offering and the formation of the Holding Company. The appraisal was based in part on the Bank's financial condition and operations and the effect of the additional capital raised by the sale of common stock in this offering. Based on this valuation and the approximate 59.5% ownership interest being sold in this offering, the Board of Directors of the Holding Company and the Bank established an offering range of $7,586,250 to $10,263,750. The independent appraisal will be updated prior to the completion of the conversion. If the pro forma market value of the Bank and the MHC changes to either below $12,750,000 or above $19,837,500 (the adjusted maximum of the Estimated Valuation Range), subscribers will be notified and provided with the opportunity to modify or cancel their orders. The $10.00 per share purchase price was determined by the Boards of Directors of the Holding Company and the Bank. See "THE CONVERSION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

     Based on the 202,470 shares of Bank common stock outstanding at the date of this prospectus, and assuming a minimum of 758,625 and a maximum of 1,026,375 shares of Holding Company common stock are sold in the offering, the Exchange Ratio is expected to range from approximately 2.5504 to 3.4505 as set forth in the following table. If 1,180,331 shares of common stock are sold, the Exchange Ratio will be 3.9681. The final Exchange Ratio will be adjusted if any options to purchase shares of Bank common stock are exercised after the date of this prospectus and before the consummation of the conversion.

                            Shares to be Sold          Shares to be Exchanged      Total Shares
                                in this                       for Bank               of Common
                              Offering(1)                  Common Stock(1)          Stock to be       Exchange
                        ----------------------         ----------------------
                        Amount         Percent         Amount         Percent      Outstanding(1)     Ratio(1)
                        ------         -------         ------         -------      --------------     --------
Minimum...............    758,625       59.5            516,375        40.5         1,275,000           2.5504
Midpoint..............    892,500       59.5            607,500        40.5         1,500,000           3.0004
Maximum...............  1,026,375       59.5            698,625        40.5         1,725,000           3.4505
15% above
  Maximum.............  1,180,331       59.5            803,419        40.5         1,983,750           3.9881

------------------------
(1) Assumes that outstanding options to purchase 7,245 shares of Bank common stock are not exercised before consummation of the conversion.

PURCHASE LIMITATIONS

     The minimum number of shares that may be purchased is 25. The Bank has established the following additional purchase limitations:

     1.   No person may purchase more than 25,000 shares in the offering.

     2. No person, either alone or together with associates or persons acting in concert, may purchase shares in an amount that, when combined with shares received in exchange for Bank common stock, exceeds 62,500 shares.

     Persons owning shares of Bank common stock may be limited in their ability to subscribe for and purchase shares in this offering because OTS policy requires that the maximum purchase limitation include shares to be received in exchange for shares of Bank common stock.

     For further discussion of the purchase limits and definitions of "associate" and "acting in concert," see "THE CONVERSION -- Limitations on Purchases of Shares of Common Stock."

PROCEDURE FOR PURCHASING COMMON STOCK

     To subscribe for shares of common stock in the Subscription Offering, send or deliver an original, signed stock order form together with full payment (or appropriate instructions for withdrawal of full payment from permitted deposit accounts, as described below) to the Bank in the postage-paid envelope provided so that the stock order form is received before the end of the Subscription Offering. The certification that is part of the stock order form must also be signed. Payment for shares may be made in cash (if made in person) or by check or money order. The Bank will pay interest at the rate it pays on passbook accounts from the date funds are received until completion or termination of the conversion. Subscribers who have deposit accounts with the Bank may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with the Bank will earn interest at the applicable account rate, but a hold will be placed on such funds making them unavailable until the completion of the conversion. After the Bank receives an order, the order cannot be withdrawn or changed, except with the consent of the Bank.

     IMPORTANT: To ensure the proper identification of subscription rights, list all qualifying savings accounts and loans, as of the respective qualifying dates, on the stock order form. Persons who do not list all qualifying savings accounts and loans may be subject to reduction or rejection of their subscription.

     The Holding Company and the Bank have the discretion to accept or reject orders received either through the Direct Community Offering or the Syndicated Community Offering. If an order is rejected in part, there is no right to cancel the remainder of the order.

     Owners of self-directed IRAS who are eligible to purchase common stock may use the assets of their IRAs to purchase shares of common stock in the conversion, provided that their IRAs are not maintained on deposit with the Bank. If you want to use funds in a self-directed IRA maintained by the Bank to purchase shares of common stock, you must transfer your account to an unaffiliated institution or broker. If you are interested in doing so, you should contact the stock information center at least one week before the Expiration Date.

     For further information on how to purchase stock, see "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings."

USE OF PROCEEDS

     The Holding Company will use the proceeds of the offering as follows:

     . 50% of the net proceeds will be contributed to the Bank. The Bank will use these funds to make loans and purchase investments similar to the kinds it currently holds. Up to $700,000 of these funds will also contribute to the construction of a new full-service branch office. The Bank may also use these funds to expand its banking operations through the acquisition of additional branches or other financial institutions.

     . The remaining net proceeds will be kept for general corporate purposes. These purposes may include, for example, paying dividends or buying back shares of common stock. Funds may also be used for future diversification or acquisition activities or may be contributed to the Bank to support its growth.

     . An amount equal to 8% of the gross proceeds will be loaned to the ESOP to fund its purchase of common stock.

     For further discussion, see "USE OF PROCEEDS."

PURCHASES BY OFFICERS AND DIRECTORS

     The Bank expects its directors and executive officers (together with their associates) to subscribe for 44,500 shares, which equals approximately 4.0% of the shares issued at the midpoint of the offering range. The purchase price paid by them will be the same $10.00 per share price as that paid by all other persons who purchase shares in the conversion. See "SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS."

BENEFITS OF THE CONVERSION TO MANAGEMENT

     ESOP. The Bank's ESOP intends to purchase 8% of the shares of common stock sold in this offering. If the ESOP's subscription is not filled in its entirety, the ESOP may purchase shares in the open market or may purchase shares directly from the Holding Company. If the number of shares sold in the conversion is increased above the maximum of the offering range, the ESOP will have a first priority to purchase any such shares over the maximum of the offering range, up to a total of 8% of the common stock sold in the offering. The Holding Company will recognize additional compensation expense as a result of the adoption of the ESOP. For information about the ESOP, see "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan." See also "RISK FACTORS -- Expenses Associated with ESOP and 1999 MRDP" and "PRO FORMA DATA."

     MANAGEMENT RECOGNITION AND DEVELOPMENT PLAN. After the conversion, the Holding Company expects to adopt the First Capital, Inc. 1999 Management Recognition and Development Plan ("1999 MRDP"). If the 1999 MRDP is implemented within one year after the conversion, under current OTS regulations the plan will be subject to approval by stockholders at a meeting which may be held no earlier than six months after completion of the conversion. The 1999 MRDP will reserve a number of shares equal to 4% of the number of shares sold in this offering (41,055 shares at the maximum of the Estimated Valuation Range). Pursuant to the 1999 MRDP, the Holding Company would be able to make awards of shares of common stock to key employees and directors of the Holding Company and the Bank at no cost to the recipient. All awards would be subject to vesting over a period of years. The size of individual awards will be determined prior to submitting the 1999 MRDP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. The Holding Company will recognize additional compensation expense as a result of the adoption of the 1999 MRDP. For additional information about the 1999 MRDP, see "MANAGEMENT OF THE BANK -- Benefits -- Management Recognition and Development Plans." See also "RISK FACTORS -- Expenses Associated With ESOP and 1999 MRDP" and "PRO FORMA DATA."

     STOCK OPTION PLAN. After the conversion, the Holding Company expects to adopt the First Capital, Inc. 1999 Stock Option Plan ("1999 Option Plan"). If the 1999 Option Plan is implemented within one year after the conversion, under current OTS regulations the plan will be subject to approval by stockholders at a meeting which may be held no earlier than six months after completion of the conversion. The 1999 Option Plan will reserve a number of shares equal to 10% of the number of shares sold in this offering (102,637 shares at the maximum of the Estimated Valuation Range). Pursuant to the 1999 Option Plan, the Holding Company would be able to award options to acquire shares of common stock to key employees and directors of the Holding Company and the Bank at no cost to the recipient. The exercise price of such options would be 100% of the fair market value of the common stock on the date the option is granted. All awards would be subject to vesting over a period of years. Disclosure of anticipated awards, including the size of such awards, will be included in the proxy materials for the stockholder meeting. For additional information about the 1999 Option Plan, see "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plans."

     EMPLOYMENT AGREEMENTS AND SEVERANCE PLAN. The Holding Company and the Bank plan to enter into employment agreements with J. Gordon Pendleton, the Holding Company's and the Bank's Chairman and Chief Executive Officer, Samuel E. Uhl, the Holding Company's and the Bank's President and Chief Operating Officer, M. Chris Frederick, the Holding Company's and the Bank's Senior Vice President, Chief Financial Officer and Treasurer, and Joel E. Voyles, the Holding Company's and the Bank's Secretary. The employment agreements will provide certain benefits to the executives if they are terminated following a change in control of the Holding Company or the Bank. If there is a change in control of the Holding Company or the Bank, each executive will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times his average annual compensation during the five-year period preceding the change in control. If a change in control had occurred as of June 30, 1998, the aggregate value of the severance benefits payable to the executives under the proposed employment agreements would have been approximately $646,000. See "RISK FACTORS -- Possible Anti-takeover Effect of Employment and Severance Agreements" and "MANAGEMENT OF THE BANK -- Executive Compensation -- Employment Agreements."


     The Holding Company and the Bank plan to adopt an employee severance compensation plan to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Bank. Officers who enter into separate employment agreements with the Holding Company and the Bank will not be eligible to participate in the severance plan. The severance plan will provide that, in the event of a change in control of the Holding Company or the Bank, eligible employees who are terminated or who terminate employment (but only upon the occurrence of events specified in the plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Bank, subject to certain limits. Assuming that a change in control had occurred at June 30, 1998 and the termination of all eligible employees, the maximum aggregate payment due under the severance plan would have been approximately $219,000. See "RISK FACTORS -- Possible Anti-takeover Effect of Employment Agreements and Severance Plan" and "MANAGEMENT OF THE BANK -- Executive Compensation -- Employee Severance Compensation Plan."

     ASSUMPTION OF EXISTING BENEFIT PLANS. Upon consummation of the conversion, the Holding Company will assume the Bank's 1994 Stock Option Plan ("1994 Option Plan"). All stock options awarded pursuant to the 1994

Option Plan that are outstanding at the consummation of the conversion will be converted into options to purchase shares of Holding Company common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged. The duration of the options will also be unchanged. At June 30, 1998, there were outstanding options to purchase 7,245 shares of Bank common stock at a weighted-average exercise price of $15.75 per share. See "MANAGEMENT OF THE BANK -- Benefits."

MARKET FOR COMMON STOCK

     The Holding Company has obtained preliminary approval for its common stock to be listed on the Nasdaq SmallCap Market under the symbol FCAP. The Bank's common stock does not trade on an established market but rather in privately negotiated transactions. After shares of the Holding Company's common stock commence trading, interested investors may contact a stock broker to buy or sell shares. The Holding Company cannot assure you that there will be an active trading market for the common stock. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

DIVIDEND POLICY

     Following consummation of the conversion, the Holding Company's Board of Directors intends to pay cash dividends on the common stock at an initial quarterly rate equal to $0.175 per share divided by the final Exchange Ratio. This formula will result in an initial quarterly dividend rate of $0.069, $0.058, $0.051 and $0.044 per share at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. Dividends will be subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including the Holding Company's consolidated operating results and financial condition, net worth and capital requirements, as well as regulatory restrictions on the payment of dividends from the Bank to the Holding Company (which would be a primary source of funds for the Holding Company). The Holding Company cannot guarantee you that dividends will in fact be paid or that if paid such dividends will not be reduced or eliminated in the future. For further information about the payment of dividends, see "DIVIDEND POLICY."

COMPARISON OF STOCKHOLDERS' RIGHTS

     The Holding Company is an Indiana corporation subject to the provisions of the Indiana Business Corporation Law, and the Bank is a federally-chartered savings bank subject to federal laws and OTS regulations. Upon consummation of the conversion, the stockholders of the Bank (who do not exercise and perfect their rights of dissent and appraisal) will become stockholders of the Holding Company and their rights as stockholders will be governed by the Holding Company's Articles of Incorporation and Bylaws and Indiana law, rather than the Bank's Federal Stock Charter and Bylaws, federal law and OTS regulations. For a discussion of certain material differences in the rights of stockholders of the Holding Company and the Bank and an explanation of possible antitakeover effects of certain provisions of the Holding Company's Articles of Incorporation and Bylaws, see "COMPARISON OF STOCKHOLDERS' RIGHTS" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

                                 RISK FACTORS

     Before investing in the common stock please carefully consider the matters discussed below. The common stock is not a savings account or deposit and is not insured by the FDIC or any other government agency.

ABOVE AVERAGE INTEREST RATE RISK ASSOCIATED WITH FIXED-RATE LOANS

     At June 30, 1998, approximately 61.5% of the Bank's assets consisted of residential mortgage loans held for investment. Such loans represented 74.6% of the total loan portfolio at that date. While generally considered to involve less risk than other types of lending, such as commercial mortgage loans, commercial business loans and consumer loans, residential mortgage loans provide relatively lower yields. The Bank's loan portfolio also includes a significant amount of loans with fixed rates of interest. At June 30, 1998, $17.4 million, or 22.5%, of the Bank's total loans receivable had fixed interest rates all of which were held for investment. Although the Bank offers ARM LOANS, customer demand for them is generally low in times of low market interest rates, as currently exists. Unlike ARM loans, fixed-rate loans carry the risk that, because they do not reprice to market interest rates, their yield may be insufficient to offset increases in the Bank's cost of funds during a rising interest rate environment. This risk is even greater in the case of the Bank because it holds all loans for investment rather than originating fixed-rate loans for sale in the secondary market. Accordingly, a material and prolonged increase in market interest rates could be expected to have a greater adverse effect on the Bank's net interest income compared to other institutions that hold a materially larger portion of their assets in ARM loans or in fixed-rate loans that are originated for committed sale in the secondary market, or in a combination thereof. For a discussion of the Bank's loan portfolio, see "BUSINESS OF THE BANK --Lending Activities."

CERTAIN LENDING RISKS

     CONSUMER LENDING RISKS. At June 30, 1998, the Bank's consumer loan portfolio amounted to $6.3 million, or 8.1% of total loans. Subject to market conditions and other factors, the Bank intends to expand its consumer lending activities within its primary market area. Consumer lending is inherently riskier than one- to four-family mortgage lending. Collateral such as automobiles, boats and other personal property depreciate rapidly and are often an inadequate repayment source if a borrower defaults. In addition, consumer loan repayments depend on the borrower's continuing financial stability and are more likely to be adversely affected by job loss, divorce, illness, personal bankruptcy and other financial hardship. See "BUSINESS OF THE BANK -- Lending Activities -- Consumer Loans."

     COMMERCIAL BUSINESS LENDING RISKS. At June 30, 1998, the Bank's commercial business loan portfolio amounted to $5.0 million, or 6.5% of total loans. Subject to market conditions and other factors, the Bank intends to expand its commercial business lending activities within its primary market area. Commercial business lending is inherently riskier than one- to four-family mortgage lending. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation value of these assets in the event of a borrower default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Business Loans."

     COMMERCIAL REAL ESTATE LENDING RISKS. At June 30, 1998, the Bank's commercial real estate loan portfolio amounted to $4.4 million, or 5.6% of total loans. Commercial real estate lending is inherently riskier than one- to four-family mortgage lending. Because payments on loans secured by commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy, among other things. See "BUSINESS OF THE BANK -- Lending Activities --Commercial Real Estate Loans."

     CONSTRUCTION LENDING RISKS. At June 30, 1998, the Bank's residential construction loan portfolio amounted to $3.8 million, or 4.9% of total loans, of which $832,000 consisted of speculative construction loans for which there is not a commitment for permanent financing in place at the time the construction loan is originated. Construction lending is inherently riskier than one- to four-family mortgage lending. Construction loans generally have higher loan balances than one- to four-family mortgage loans. In addition, the potential for cost overruns because of the inherent difficulties in estimating construction costs and, therefore, collateral values and the difficulties and costs associated with monitoring construction progress, among other things, are major contributing factors to this greater credit risk. Speculative construction loans have the added risk that there is not an identified buyer for the completed home when the loan is originated, with the risk that the builder will have to service the construction loan debt and finance the other carrying costs of the completed home for an extended time period until a buyer is identified. Furthermore, the demand for construction loans and the ability of construction loan borrowers to service their debt depends highly on the state of the general economy, including market interest rate levels, as well as the state of the economy of the Bank's primary market area. A material downturn in economic conditions would be expected to have a material adverse effect on the credit quality of the construction loan portfolio. See "BUSINESS OF THE BANK -- Lending Activities -- Construction Loans."

DEPENDENCE ON LOCAL ECONOMY

     The Bank focuses on serving customers in Harrison County, Indiana, which has a population of approximately 34,000 according to 1997 statistics. The unemployment rate in Harrison County in June 1998 was 2.6%, which compared to 2.8% and 4.7% for Indiana and the U.S., respectively. Substantially all of the Bank's loan portfolio consists of loans made to borrowers and collateralized by properties located in Harrison County. Furthermore, substantially all of the Bank's depositors reside in Harrison County. As a result of this concentration, a downturn in the economy of Harrison County or the surrounding area could increase the risk of loss associated with the Bank's loan portfolio. See "BUSINESS OF THE BANK -- Market Area."

INTEREST RATE RISK

     Changes in interest rates can have significant effects on the Bank's profitability. The Bank's ability to make a profit, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets (such as loans and investment securities) and the interest expense incurred in connection with its interest-bearing liabilities (such as deposits and borrowings). The Bank's net interest income and the market value of its assets and liabilities could be significantly affected by changes in interest rates.
In a rising interest rate environment, the Bank anticipates that its net interest income could be adversely affected because its large percentage of fixed-rate loans would not reprice to market interest rates at the same rate as its interest-bearing liabilities. In addition, rising interest rates may adversely affect the Bank's earnings because they may cause a decrease in customer demand for loans. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     Changes in interest rates also can affect the average life of loans and mortgage-backed securities. During periods of declining interest rates, loans and mortgage-backed securities prepay faster as loans are prepaid and refinanced at lower interest rates. During such periods, the Bank generally will not be able to reinvest the proceeds of any such prepayments at comparable yields. Conversely, during periods of rising interest rates, the rate of prepayments generally slows. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

BELOW AVERAGE RETURN ON EQUITY AFTER CONVERSION

     Return on equity (net income divided by average equity) is a ratio used by many investors to compare the performance of a particular company with other companies. The Holding Company's post-conversion return on equity will be below the average return on equity for many publicly held savings associations and banks. In addition, the expenses associated with the ESOP and 1999 MRDP, along with other post-conversion expenses, will limit earnings growth levels. Over time, the Holding Company intends to deploy the net proceeds from the conversion to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded savings associations. This goal could take a number of years to achieve, and the Holding Company cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future. See "SELECTED FINANCIAL INFORMATION," "CAPITALIZATION" and "PRO FORMA DATA."

EXPENSES ASSOCIATED WITH ESOP AND 1999 MRDP

     If the ESOP and 1999 MRDP are implemented, the Bank will recognize additional material employee compensation and benefit expenses that stem from the shares purchased or granted to employees and executives under those plans. The Bank cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock when the expenses are recognized. Expenses for the ESOP would be recognized when shares are committed to be released to participants' accounts, and expenses for the 1999 MRDP would be recognized over the vesting period of awards made to recipients. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, will be based on the fair market value of the common stock at the time of recognition, which may be higher or lower than $10.00. For further discussion of these plans, see "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits --Management Recognition and Development Plan."

POSSIBLE DILUTIVE EFFECT OF BENEFIT PROGRAMS

     If the conversion is completed and stockholders approve the 1999 MRDP and 1999 Option Plan, the Holding Company intends to issue shares to its officers and directors through these plans. If the shares for the 1999 MRDP are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 3.8%. If the shares for the 1999 Option Plan are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 8.5%. In either case, the issuance of additional shares would decrease net income per share and stockholders' equity per share. Furthermore, the issuance of shares under the 1994 Option Plan from authorized but unissued stock would also dilute your ownership interest and decrease net income per share and stockholders' equity per share. If the ESOP is not able to purchase 8% of the shares of common stock issued in the conversion, the ESOP may purchase newly issued shares from the Holding Company. If this occurs, your ownership interest would be diluted and net income per share and stockholders' equity per share may be decreased. See "PRO FORMA DATA."

POSSIBLE VOTING CONTROL BY MANAGEMENT AND EMPLOYEES

     The 44,500 shares of common stock expected to be purchased by the Bank's directors and executive officers and their associates in the conversion, combined with shares such persons will receive in exchange for their shares of Bank common stock and the shares expected to be awarded or sold to plan participants under the ESOP, the 1999 MRDP, the 1999 Option Plan and the 1994 Option Plan, could ultimately result in management and employees and their associates controlling up to approximately 22.7% of the outstanding shares of the common stock (assuming the sale of 892,500 shares in the conversion and that the shares issued under the 1999 MRDP, the 1999 Option Plan and the 1994 Option Plan are repurchased treasury shares) and could permit management to benefit from certain statutory and regulatory provisions, as well as certain provisions in the Holding Company's Articles of Incorporation and Bylaws, that tend to promote the continuity of existing management. If these individuals were to act as a group or in concert with each other they could have significant influence over the outcome of any stockholder vote requiring a majority vote and in the election of directors and could effectively exercise veto power in matters requiring the approval of stockholders, such as certain business combinations. Management might thus have the power to authorize actions that might be viewed as contrary to the best interests of non-affiliated holders of the common stock and might have veto power over actions that such holders might deem to be in their best interests. See "SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS," "MANAGEMENT OF THE BANK -- Executive Compensation" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

ANTI-TAKEOVER PROVISIONS AND STATUTORY PROVISIONS THAT COULD DISCOURAGE HOSTILE ACQUISITIONS OF CONTROL

     Provisions in the Holding Company's Articles of Incorporation and Bylaws, the corporation law of the State of Indiana, and certain federal regulations might make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that management opposes. As a result, stockholders who might desire to participate in such a transaction might not have an opportunity to do so. Such provisions will also make the removal of the current board of directors or management of the Holding Company, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of the Holding Company's common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; the elimination of cumulative voting for directors; and the removal of directors without cause only upon the vote of holders of two-thirds of the outstanding voting shares. The Articles of Incorporation and/or Bylaws of the Holding Company also contain provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

POSSIBLE ANTI-TAKEOVER EFFECT OF EMPLOYMENT AGREEMENTS AND SEVERANCE PLAN

     The employment agreements of senior officers of the Holding Company and the Bank and the severance plan for the benefits of other Bank employees provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Bank. If a change in control had occurred at June 30, 1998, the aggregate value of the severance benefits available to these executive officers under the employment and agreements and to employees under the severance plan would have been approximately $865,000. These arrangements may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Bank. For information about the proposed employment and severance agreements, see "MANAGEMENT OF THE BANK -- Executive Compensation."

COMPETITION

     The Bank faces intense competition both in making loans and attracting deposits. Competition for loans principally comes from commercial banks, savings associations, credit unions, mortgage banking companies and insurance companies. Historically, commercial banks, savings associations and credit unions have been the Bank's most direct competition for deposits. The Bank also competes with short-term money market funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. In competing for loans, the Bank may be forced periodically to offer lower loan interest rates. Conversely, in competing for deposits, the Bank may be forced periodically to offer higher deposit interest rates. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE BANK -- Competition."

ABSENCE OF PRIOR MARKET FOR THE COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the common stock. Although the Holding Company has received preliminary approval to list its common stock on the Nasdaq SmallCap Market under the symbol FCAP, the Holding Company cannot guarantee that an active and liquid trading market for its common stock will develop, or if it does develop, that it will continue. Furthermore, the Holding Company cannot guarantee that if you purchase shares in the conversion you will be able to sell your shares at or above the $10.00 purchase price. See "MARKET FOR COMMON STOCK."

POSSIBLE INCREASE IN ESTIMATED VALUATION RANGE AND NUMBER OF SHARES ISSUED

     Keller & Company may increase the Estimated Valuation Range up to 15% to reflect material changes in the financial condition or results of operations of the Bank or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the offering. If the Estimated Valuation Range is increased, the Holding Company anticipates that it would sell, without any additional notice, up to 1,180,331 shares of common stock for an aggregate price of up to $11,803,313. This increase in the number of shares would decrease pro forma net earnings per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net earnings, and increase the purchase price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "PRO FORMA DATA."

RISK OF YEAR 2000 DATA PROCESSING PROBLEMS

     Computer programs that use only two digits to identify a year could fail or create erroneous results by or at the year 2000. All of the material data processing of the Bank is performed in-house . If the Bank is unable to complete its Year 2000 adjustments in a timely fashion, or if the Bank does not successfully make all the necessary Year 2000 adjustments, resulting computer malfunctions could interrupt the operations of the Bank and have a significant adverse impact on the Bank's financial condition and results of operations. The Bank has developed a Year 2000 Action Plan to analyze how the Year 2000 will impact its operations and to monitor the status of its vendors. This plan is administered by senior Bank management who report monthly to the Bank's Board of Directors. Currently, the total pre-tax costs associated with required modifications and conversions is not expected to exceed $75,000. Such estimate is based on assumptions regarding the continued availability of various resources, third-party modification plans and other factors. Accordingly, actual expenses may be different from estimates. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Year 2000 Issues."

FINANCIAL INSTITUTION REGULATION AND THE FUTURE OF THE THRIFT INDUSTRY

     The Bank is subject to extensive regulation, supervision and examination by the OTS and the FDIC. The U.S. Congress is considering legislative proposals that would modernize the financial services industry. Many of these proposals would eliminate the federal savings association charter by requiring that all federal thrifts convert to national banks or other banking charters. Likewise, the unitary savings and loan holding company would be eliminated and all thrift holding companies would become bank holding companies regulated by the Federal Reserve Board. The Bank is a federal savings association and the Holding Company, upon completion of the conversion, will be a unitary savings and loan holding company. If federal legislation is enacted that eliminates the federal savings association charter, the Bank would likely be required to change its charter. No assurance can be given whether federal legislation will be enacted that affects the federal savings association charter or unitary savings and loan holding companies, or if such legislation is enacted, what form this legislation might take. Accordingly, management of the Bank and the Holding Company cannot predict what effect, if any, such legislation would have on the activities and operations of the Bank and the Holding Company.

RISK OF DELAYED OFFERING

     The Holding Company and the Bank expect to complete the Conversion within the time periods indicated in this Prospectus. Nevertheless, it is possible that there could be a significant delay in the completion of the conversion as a result of delays in receiving required regulatory approvals, volatile stock market conditions or otherwise. If the Conversion is not completed by __________, 1999 (45 days after the last day of the fully extended Subscription Offering) and the OTS consents to an extension of time to complete the conversion, subscribers will be given the right to modify or rescind their subscriptions. In such event, unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, their funds will be returned promptly, together with interest at the Bank's passbook rate, or their withdrawal authorizations will be terminated.

                         SELECTED FINANCIAL INFORMATION

     The following tables set forth certain information concerning the financial position and results of operations of the Bank at the dates and for the periods indicated. This information should be read in conjunction with the Financial Statements and Notes thereto presented elsewhere in this prospectus.


                                                                           At June 30,
                                                       ------------------------------------------------
                                                       1998       1997       1996       1995        1994
                                                       ----       ----       ----       ----        ----
                                                                          (In thousands)
SELECTED BALANCE SHEET DATA:

Total assets.........................................  $93,958    $89,372    $81,317    $72,989   $69,551
Loans receivable, net................................   74,887     69,909     63,365     59,174    55,351
Mortgage-backed securities, held to maturity.........    1,473      2,045      2,547      3,023     3,976
Other debt securities, held to maturity..............    1,580      4,023      5,267      4,403     4,984
Securities available for sale........................    4,849      3,684      2,135        603       547
Cash and interest-bearing deposits(1)................    6,135      5,039      5,385      3,485     2,868
Deposits.............................................   77,462     70,756     68,232     61,722    61,121
Advances from FHLB...................................    5,250      8,250      3,750      2,750       750
Stockholders' equity, substantially restricted.......   10,341      9,493      8,805      8,087     7,315

                                                                          At June 30,
                                                       --------------------------------------------------
                                                       1998       1997       1996       1995         1994
                                                       ----       ----       ----       ----         ----
                                                              (In thousands, except per share data)
SELECTED OPERATING DATA:

Interest income......................................  $ 6,860    $ 6,500    $ 5,997    $ 5,637   $ 5,402
Interest expense.....................................    4,112      3,885      3,605      3,176     2,902
                                                       -------    -------    -------    -------   -------
Net interest income..................................    2,748      2,615      2,392      2,461     2,500
Provision for loan losses............................       --         --         --         17        25
                                                       -------    -------    -------    -------   -------
Net interest income after provision for loan losses..    2,748      2,615      2,392      2,444     2,475
Non-interest income(2)...............................      411        176        159        125       155
Non-interest expense(3)..............................    1,612      1,854      1,200      1,140     1,044
                                                       -------    -------    -------    -------   -------
Income before income taxes and cumulative effect
 of a change in accounting principle.................    1,547        937      1,351      1,429     1,586
Income tax expense...................................      589        131        501        526       685
                                                       -------    -------    -------    -------   -------
Net income...........................................  $   958    $   806    $   850    $   903   $   901
                                                       =======    =======    =======    =======   =======

PER SHARE DATA:

Net income - basic...................................    $1.90      $1.61      $1.70      $1.81     $1.80
Net income - diluted.................................     1.88       1.58       1.68       1.79      1.80
Dividends............................................     0.70       0.70       0.70       0.70      0.70

---------------------------
(1)       Includes interest-bearing deposits in other depository institutions.
(2) Includes one-time gain on sale of old main office building of $169,000 in 1998.
(3)       Includes one-time SAIF assessment of $403,000 in 1997.

                                                                         At June 30,
                                                         -----------------------------------------
                                                         1998     1997     1996     1995      1994
                                                         ----     ----     ----     ----      ----
SELECTED OTHER DATA:

Number of:
 Real estate loans outstanding........................   1,242    1,270    1,229    1,241    1,193
 Deposit accounts.....................................   7,783    7,181    6,744    6,968    6,745
 Full-service offices.................................       2        2        1        1        1

                                                             At or For the Year Ended June 30,
                                                         -----------------------------------------
                                                         1998     1997     1996     1995      1994
                                                         ----     ----     ----     ----      ----
SELECTED FINANCIAL RATIOS:

Performance Ratios:
Return on average assets(1)...........................    1.08%    0.96%    1.10%    1.25%    1.33%
Return on average equity(2)...........................    9.56     8.81    10.00    11.64    12.98
Dividend payout ratio(3)..............................   36.74    43.77    41.19    38.78    38.84
Average equity to average assets......................   11.30    10.94    11.02    10.72    10.24
Interest rate spread(4)...............................    2.72     2.70     2.59     2.97     3.43
Net interest margin(5)................................    3.27     3.27     3.22     3.51     3.85
Non-interest expense to average assets................    1.82     2.22     1.56     1.58     1.54
Average interest-earning assets to
 average interest-bearing liabilities.................  111.29   111.74   113.10   111.91   109.46


Capital Ratios:
Tangible..............................................   11.00    10.60    10.80    11.09    10.52
Core..................................................   11.00    10.60    10.80    11.09    10.52
Risk-based............................................   19.10    18.60    20.70    18.65    17.24

Asset Quality Ratios:
Allowance for loan losses to total loans outstanding
 at end of period.....................................    0.67     0.71     0.79     0.88     0.94
Net charge-offs (recoveries) to average
 outstanding loans during the period..................      --       --     0.02     0.04       --
Ratio of nonperforming assets to
 total assets(6)......................................    0.35     0.14     0.31     0.14     0.26

---------------------
(1)  Net income divided by average assets.
(2)  Net income divided by average equity.
(3) Computed for minority stockholders of Bank only, considering only their proportionate share of net income. The MHC has, with the approval of the OTS, waived receipt of all dividends declared and paid by the Bank.
(4) Difference between average yield on interest-earning assets and average cost of interest-bearing liabilities.
(5)  Net interest income as a percentage of average interest-earning assets.
(6) Nonaccrual loans and foreclosed real estate. The Bank does not accrue interest on loans over 90 days past due.

                                USE OF PROCEEDS

     The net proceeds from the sale of the common stock offered hereby are estimated to range from $7.2 million to $9.9 million. If the Estimated Valuation Range is increased by 15%, net proceeds are estimated to be $11.4 million. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to contribute 50% of the net proceeds of the offering to the Bank.

     The following table presents the estimated net proceeds of the offering based on the number of shares set forth below together with the amount to be retained by the Holding Company and the amount to be contributed to the Bank.

                                    758,625      892,500        1,026,375      1,180,331
                                    Shares at    Shares at      Shares at      Shares at
                                    $10.00       $10.00         $10.00         $10.00
                                    Per Share    Per Share      Per Share      Per Share
                                    ---------    ---------      ---------      ----------
                                                             (in thousands)
Gross proceeds...................   $  7,586     $  8,925       $   10,264     $   11,803
Less expenses....................        373          392              410            432
                                    --------     --------       ----------     ----------
Net proceeds.....................   $  7,213     $  8,533       $    9,854     $   11,371
                                    ========     ========       ==========     ==========

Amount to be retained by the
 Holding Company.................   $  3,607     $  4,267       $    4,927     $    5,686

Amount to be contributed to the
 Bank............................   $  3,606     $  4,266       $    4,927     $    5,685

     Receipt of 50% of the net proceeds of the sale of the common stock will increase the Bank's capital and will support the expansion of the Bank's existing business activities. The Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations. Up to $700,000 of the funds received by the Bank will contribute to the construction of a new full-service branch office. See "BUSINESS OF THE BANK -- Properties." The Bank may also use these funds to expand its banking operations through the acquisition of additional branches or other financial institutions.

     In connection with the conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares of common stock sold in the conversion. The Holding Company's loan to fund the ESOP may range from $606,900 to $821,100 based on the sale of 60,690 shares to the ESOP (at the minimum of the Estimated Valuation Range) and 82,110 shares (at the maximum of the Estimated Valuation Range), respectively, at $10.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 1,180,331 shares, are sold in the conversion, the Holding Company's loan to the ESOP would be approximately $944,265 (based on the sale of 94,427 shares to the ESOP). It is anticipated that the ESOP loan will have a 15-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid principally from the Bank's contributions to the ESOP and from any dividends paid on shares of common stock held by the ESOP.

     The remaining net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations.
Such proceeds will be available for additional contributions to the Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of common stock to the extent permitted under Indiana law and federal regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions.

Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any expansion activities.

     Following consummation of the conversion, the Board of Directors will have the authority to adopt plans for repurchases of common stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the Bank's level of nonperforming and classified assets, the Holding Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "THE CONVERSION -- Restrictions on Repurchase of Stock."

                                DIVIDEND POLICY

GENERAL

     Since June 1993, the Bank has paid quarterly cash dividends on the Bank's common stock. The MHC has waived receipt of all cash dividends paid by the Bank. Upon completion of the conversion, the Holding Company's Board of Directors will have the authority to declare dividends on the common stock, subject to statutory and regulatory requirements. The Board of Directors of the Holding Company intends to pay cash dividends on the common stock at an initial quarterly rate equal to $0.175 per share divided by the final Exchange Ratio. This formula will result in an initial quarterly dividend rate of $0.069, $0.058, $0.051 and $0.044 per share at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. By adjusting the quarterly dividend in this fashion, the Holding Company intends to achieve economic parity with the dividends currently paid on the Bank's common stock. The first dividend payment on the Holding Company's common stock is expected during the month following the end of the quarter in which the conversion is consummated. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Bank to the Holding Company discussed below. Under Indiana law, the Holding Company will be permitted to pay cash dividends after the conversion so long as it is able to pay its debts as they become due in the usual course of business and its assets are greater than the sum of its total liabilities plus the amount that would be needed, if the Holding Company were to be dissolved at the time of the dividend, to satisfy any rights that are preferential to those of the persons receiving the dividend. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the conversion and retained by the Holding Company, borrowings by the Holding Company, dividends received from the Bank or earnings on Holding Company assets. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

CURRENT RESTRICTIONS

     Dividends from the Holding Company will depend, in part, upon receipt of dividends from the Bank because the Holding Company initially will have no source of income other than dividends from the Bank and earnings from the investment of the net proceeds from the offering retained by the Holding Company. OTS regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Bank to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. The Bank currently meets the criteria to be designated a Tier 1 association, as defined under "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, the Bank may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Bank below the amount required for the liquidation account to be established pursuant to the Bank Plan of Conversion. See "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "THE CONVERSION -
- Effects of Conversion on Depositors and Borrowers of the Bank -- Liquidation Account" and Note 14 of the Notes to Financial Statements included elsewhere herein.

     Additionally, in connection with the conversion, the Holding Company and the Bank have committed to the OTS that during the one-year period following consummation of the conversion, the Holding Company will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

TAX CONSIDERATIONS

     In addition to the foregoing, retained earnings of the Bank appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Bank to pay cash dividends to the Holding Company without the payment of federal income taxes by the Bank at the then current income tax rate on the amount deemed distributed, which would include the amounts of any federal income taxes attributable to the distribution. See "TAXATION --Federal Taxation" and
Note 8 of the Notes to Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Bank that would result in a recapture of the Bank's bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the common stock. Although the Holding Company has received preliminary approval to list the common stock on the Nasdaq SmallCap Market under the symbol FCAP, there can be no assurance that the Holding Company will meet the Nasdaq SmallCap Market listing requirements, which include a minimum market capitalization, at least three market makers and a minimum number of record holders. Keefe, Bruyette & Woods, Inc. has agreed to make a market for the common stock following consummation of the conversion, although it has no obligation to do so, and will assist the Holding Company in seeking to encourage at least two additional market makers to establish and maintain a market in the common stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Based on the level of market making in the Bank's common stock, the Holding Company anticipates that prior to the completion of the conversion it will be able to obtain the commitment from at least two additional broker-dealers to act as market maker for the common stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Bank or any market maker. There can be no assurance that an active and liquid trading market for the common stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, investors in the common stock could have difficulty disposing of their shares on short notice and should not view the common stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the $10.00 purchase price or that quotations will be available on the Nasdaq SmallCap Market as contemplated.

     The Bank's common stock does not trade on an established market but in privately negotiated transactions, and there are no regularly quoted bid or asked prices for the Bank's common stock. At June 30, 1998, there were 341 record holders (i.e., not holders in nominee or "street name") of the Bank's
                ----
common stock. The following table sets forth the high and low trading prices known to the Bank's management and cash dividends paid during the periods indicated. Other trades may have occurred during these periods, but at prices unknown to management


                                                    Cash Dividend
                                     High    Low      Declared
                                     ----    ---      --------
Fiscal 1997
-----------
Quarter Ended September 30, 1996    $20.00  $20.00      0.175
Quarter Ended December 31, 1996     $22.00  $20.00      0.175
Quarter Ended March 31, 1997        $20.00  $20.00      0.175
Quarter Ended June 30, 1997          20.00   20.00      0.175

Fiscal 1998
-----------
Quarter Ended September 30, 1997    $20.00   20.00      0.175
Quarter Ended December 31, 1997      20.00   20.00      0.175
Quarter Ended March 31, 1998         20.00   20.00      0.175
Quarter Ended June 30, 1998          20.00   20.00      0.175

Fiscal 1999
-----------
Quarter Ended September 30, 1998
(through _____________, 1998)

                                CAPITALIZATION

   The following table presents the historical capitalization of the Bank at June 30, 1998, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of common stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION MAY MATERIALLY AFFECT PRO FORMA CONSOLIDATED CAPITALIZATION.

                                                                           Holding Company
                                                                 Pro Forma Consolidated Capitalization
                                                                          Based Upon the Sale of
                                                            ---------------------------------------------------------
                                             Bank             758,625       892,500       1,026,375      1,180,331
                                         Capitalization      Shares at     Shares at      Shares at      Shares at
                                             as of             $10.00       $10.00          $10.00         $10.00
                                          June 30, 1998     Per Share(1)   Per Share(1)   Per Share(1)   Per Share(2)
                                         ---------------    ------------   ------------   ------------   ------------
                                                                          (in thousands)
Deposits(3)............................    $77,462           $ 77,462      $ 77,462       $   77,462     $   77,462
FHLB advances..........................      5,250              5,250         5,250            5,250          5,250
                                           -------           --------      --------       ----------     ----------
Total deposits and borrowed funds......    $82,712           $ 82,712      $ 82,712       $   82,712     $   82,712
                                           =======           ========      ========       ==========     ==========

Stockholders' equity:

  Preferred stock:
   5,000,000 shares, $.01 par value
   per share, authorized; none issued
   or outstanding......................    $   - -           $    - -      $    - -       $      - -     $      - -

  Common stock:
   1,000,000 shares, $.01 par value
   per share, authorized; specified
   number of shares assumed to be
   issued and outstanding(4)...........        504              1,263         1,397            1,530          1,684

  Additional paid-in capital...........      1,663              8,117         9,303           10,491         11,854

  Retained earnings(5).................      8,174              8,174         8,174            8,174          8,174
  Less:
   Common stock acquired
    by ESOP(6).........................        - -                607           714              821            944
   Common stock to be acquired
    by 1999 MRDP(7)....................        - -                303           357              411            472
                                           -------           --------      --------       ----------     ----------
 Total stockholders' equity............    $10,341           $ 16,644      $ 17,803       $   18,963     $   20,296
                                           =======           ========      ========       ==========     ==========

                         (footnotes on following page)

________________
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Bank or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the 1994 Option Plan or the 1999 Option Plan.

(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of common stock issued in the conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.

(3) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.

(4) The Bank's authorized capital consists solely of 4,000,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 1,000,000 shares of preferred stock, $1.00 par value per share, none of which will be issued in connection with the conversion.

(5) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Bank's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION -- Effects of Conversion on Depositors and Borrowers of the Bank -- Liquidation Account."

(6) Assumes that 8% of the common stock sold in the conversion will be acquired by the ESOP in the conversion with funds borrowed from the Holding Company. Under GAAP, the amount of common stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."

(7) Assumes the purchase in the open market at $10.00 per share, pursuant to the proposed 1999 MRDP, of a number of shares equal to 4% of the shares of common stock issued in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -- Benefits -- Management Recognition Plan." The 1999 MRDP is subject to stockholder approval at a meeting following consummation of the conversion.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

    The following table presents the Bank's historical and pro forma capital position relative to its capital requirements at June 30, 1998. The amount of capital infused into the Bank for purposes of the following table is 50% of the net proceeds of the offering. For purpose of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the MRDP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to the Bank, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."

                                                                                PRO FORMA  AT JUNE 30, 1998
                                                      ----------------------------------------------------------------

                                                      MINIMUM OF ESTIMATED  MIDPOINT OF ESTIMATED MAXIMUM OF ESTIMATED
                                                         VALUATION RANGE       VALUATION RANGE       VALUATION RANGE
                                                      --------------------  --------------------- --------------------
                                                         758,625 SHARES         892,500 SHARES      1,026,375 SHARES
                                   JUNE 30, 1998       AT $10.00 PER SHARE   AT $10.00 PER SHARE   AT $10.00 PER SHARE
                               --------------------   --------------------  --------------------- --------------------
                                         PERSENT OF             PERSENT OF            PERSENT OF            PERSENT OF
                                          ADJUSTED               ADJUSTED              ADJUSTED              ADJUSTED
                                            TOTAL                  TOTAL                 TOTAL                 TOTAL
                               AMOUNT    ASSETS (1)    AMOUNT   ASSETS (1)    AMOUNT  ASSETS (1)   AMOUNT   ASSETS (1)
                               ------    ----------    ------   ----------    ------  ----------   ------   ----------
                                                               (Dollars in thousands)
GAAP capital...............    $10,341    11.0%       $12,418     12.9%      $12,806     13.3%    $13,198     13.6%
                               =======    ====        =======     ====       =======     ====     =======     ====

Tangible capital...........    $10,338    11.0%       $12,415     12.9%      $12,805     13.3%    $13,195     13.6%
Tangible capital
 requirement...............      1,409     1.5          1,440      1.5         1,446      1.5       1,452      1.5
                               -------    ----        -------     ----       -------     ----     -------     ----
Excess.....................    $ 8,929     9.5%       $10,974     11.4%      $11,358     11.8%    $11,743     12.1%
                               =======    ====        =======     ====       =======     ====     =======     ====

Core capital...............    $10,336    11.0%       $12,415     12.9%      $12,805     13.3%    $13,195     13.6%
Core capital requirement(2)      2,819     3.0          2,881      3.0         2,893      3.0       2,904      3.0
                               -------    ----        -------     ----       -------     ----     -------     ----
Excess.....................    $ 7,519     8.0%       $ 9,534      9.9%      $ 9,912     10.3%    $10,291     10.6%
                               =======    ====        =======     ====       =======     ====     =======     ====

Total capital(3)...........    $10,799    19.1%       $12,876     22.3%      $13,266     22.9%    $13,656     23.5%
Risk-based
 capital requirement.......      4,513     8.0          4,613      8.0         4,632      8.0       4,650      8.0
                               -------    ----        -------     ----       -------     ----     -------     ----
Excess.....................    $ 6,286    11.1%       $ 8,263     14.3%      $ 8,634     14.9%    $ 9,005     15.5%
                               =======    ====        =======     ====       =======     ====     =======     ====

                              -------------------
                                   15% ABOVE
                              MAXIMUM OF ESTIMATE
                                VALUATION RANGE
                              -------------------
                                1,180,331 SHARES
                              AT $10.00 PER SHARE
                              -------------------
                                       PERCENT
                                       ADJUSTED
                                        TOTAL
                               AMOUNT  ASSETS (1)
                               ------  ----------
GAAP capital...............    $13,646    14.0%
                               =======    ====

Tangible capital...........    $13,643    14.0%
Tangible capital
 requirement...............      1,459     1.5
                               -------    ----
Excess.....................    $12,184    12.5%
                               =======    ====

Core capital...............    $13,643    14.0%
Core capital requirement(2)      2,918     3.0
                               -------    ----
Excess.....................    $10,725    11.0%
                               =======    ====

Total capital(3)...........    $14,104    24.2%
Risk-based
 capital requirement.......      4,672     8.0
                               -------    ----
Excess.....................    $ 9,432    16.2%
                               =======    ====

_______________
(1) Tangible capital levels and core capital levels are shown as a percentage of adjusted total assets of $94.0 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $56.4 million.

(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.

(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                PRO FORMA DATA

     Pursuant to the Plan of Conversion, the amount of common stock being offered in the conversion is based on an independent appraisal of the estimated pro forma market value of the Bank and the MHC after giving effect to the conversion. The Estimated Valuation Range as of August 14, 1998 is from a minimum of $12.8 million to a maximum of $17.3 million with a midpoint of $15.0 million. Based on this valuation and the approximate 59.5% ownership interest being sold in this offering, the Board of Directors of the Holding Company and the Bank established an offering range of $7.6 million to $10.3 million, with a midpoint of $8.9 million. At a price per share of $10.00, this results in a minimum number of shares of 758,625, a maximum number of shares of 1,026,375 and a midpoint number of shares of 892,500. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Webb will receive fees of approximately $98,000, $117,000, $135,000 and $157,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively (see "THE CONVERSION -- Plan of Distribution and Selling Commissions"); (ii) all of the common stock will be sold in the Subscription and Direct Community Offerings; and (iii) conversion expenses, excluding the fees paid to Webb, will total approximately $275,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription Offering, Direct Community Offering and Syndicated Community Offering and other factors.

     The following table summarizes the historical net income and retained income of the Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. The pro forma consolidated net income of the Bank for the year ended June 30, 1998 has been calculated as if the conversion had been consummated at the beginning of the period and the estimated net proceeds received by the Holding Company and the Bank had been invested at 5.29% at the beginning of the period, which represents the one-year U.S. Treasury Bill yield as of June 30, 1998. While OTS regulations provide for the use of a yield representing the arithmetic average of the weighted average yield earned by the Bank on its interest-earning assets and the rates paid on its deposits, the Holding Company believes that the U.S. Treasury Bill yield represents a more realistic yield on the investment of the conversion proceeds. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the offering from which it will fund the ESOP loan. A pro forma after-tax return of 3.28% is used for both the Holding Company and the Bank for the year ended June 30, 1998, after giving effect to an incremental combined federal and state income tax rate of 38.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the footnotes to the table. Per share amounts have been computed as if the common stock had been outstanding at the beginning of the respective periods, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

     No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's 1999 Stock Option Plan, which is expected to be voted upon by stockholders at a meeting following consummation of the conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion; or (iii) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plan" and "THE CONVERSION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

     THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE CONVERSION AT THE DATE ON WHICH THE CONVERSION ACTUALLY OCCURS AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. STOCKHOLDERS' EQUITY REPRESENTS THE DIFFERENCE BETWEEN THE STATED AMOUNTS OF CONSOLIDATED ASSETS AND LIABILITIES OF THE HOLDING COMPANY COMPUTED IN ACCORDANCE WITH GAAP. STOCKHOLDERS' EQUITY HAS NOT BEEN INCREASED OR DECREASED TO REFLECT THE DIFFERENCE BETWEEN THE CARRYING VALUE OF LOANS AND OTHER ASSETS AND MARKET VALUE. STOCKHOLDERS' EQUITY IS NOT INTENDED TO REPRESENT FAIR MARKET VALUE NOR DOES IT REPRESENT AMOUNTS THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION.

                                                                At or For the Year Ended June 30, 1998
                                                      -----------------------------------------------------------
                                                      Minimum of     Midpoint of   Maximum of    15% Above
                                                      Estimated      Estimated     Estimated     Maximum of
                                                      Valuation      Valuation     Valuation     Estimated
                                                      Range          Range         Range         Valuation Range
                                                      -----------    ------------  -----------   ----------------
                                                      758,625        892,500       1,026,375     1,180,331(1)
                                                      Shares         Shares        Shares        Shares
                                                      at $10.00      at $10.00     at $10.00     at $10.00
                                                      Per Share      Per Share     Per Share     Per Share
                                                      -----------    ------------  -----------   ----------------
                                                               (In thousands, except per share amounts)
Gross proceeds......................................    $  7,586      $  8,925     $   10,264        $  11,803
Less: estimated expenses............................        (373)         (392)          (410)            (432)
                                                        --------      --------     ----------        ----------
Estimated net proceeds..............................       7,213         8,533          9,854           11,371
Less: Common stock acquired by ESOP.................        (607)         (714)          (821)            (944)
Less: Common stock to be acquired
    by 1999 MRDP....................................        (303)         (357)          (411)            (472)
                                                        --------      --------     ----------        ----------
    Net investable proceeds.........................    $  6,303      $  7,462     $    8,622        $   9,955
                                                        ========      ========     ==========        ==========

Consolidated net income:
 Historical.........................................    $    958      $    958     $      958        $     958
 Pro forma income on net proceeds(2)................         207           245            283              327
 Pro forma ESOP adjustments(3)......................         (25)          (30)           (34)             (39)
 Pro forma 1999 MRDP adjustments(4).................         (38)          (44)           (51)             (59)
                                                        --------      --------     ----------        ----------
   Pro forma net income.............................    $  1,102      $  1,129     $    1,156        $   1,187
                                                        ========      ========     ==========        ==========

Consolidated net income per share (5)(6):
 Historical.........................................    $   0.79      $   0.67     $     0.58        $     0.51
 Pro forma income on net proceeds...................        0.17          0.17           0.17              0.17
 Pro forma ESOP adjustments(3)......................       (0.02)        (0.02)         (0.02)            (0.02)
 Pro forma 1999 MRDP adjustments(4).................       (0.03)        (0.03)         (0.03)            (0.03)
                                                        --------      --------     ----------        ----------
   Pro forma net income per share(7)................    $   0.91      $   0.79     $     0.70        $     0.63
                                                        ========      ========     ==========        ==========

Consolidated stockholders' equity (book value):
 Historical.........................................    $ 10,341      $ 10,341     $   10,341        $   10,341
 Estimated net proceeds.............................       7,213         8,533          9,854            11,371
 Less: Common stock acquired by ESOP................        (607)         (714)          (821)             (944)
 Less: Common stock to be acquired
   by 1999 MRDP(4)..................................        (303)         (357)          (411)             (472)
                                                        --------      --------     ----------        ----------
   Pro forma stockholders' equity(8)................    $ 15,544      $ 17,803     $   18,963        $   20,296
                                                        ========      ========     ==========        ==========

Consolidated stockholders' equity per share(6)(9):
 Historical(6)......................................    $   8.11      $   6.89     $     5.99        $     5.21
 Estimated net proceeds.............................        5.66          5.69           5.71              5.73
 Less: Common stock acquired by ESOP................       (0.48)        (0.48)         (0.48)            (0.48)
 Less: Common stock to be acquired
   by 1999 MRDP(3)..................................       (0.24)        (0.24)         (0.24)            (0.24)
                                                        --------      --------     ----------        ----------
   Pro forma stockholders' equity per share(7)......    $  13.05      $  11.86     $    10.98        $    10.22
                                                        ========      ========     ==========        ==========

Purchase price as a percentage of pro forma
 stockholders' equity per share.....................       76.63%        84.32%         91.07%            97.85%

Purchase price as a multiple of pro forma
 net income per share...............................      10.99x        12.65x         14.29x            15.87x

                         (footnotes on following page)

______________
(1) Gives effect to the sale of an additional 153,956 shares in the conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Bank as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by Keller & Company that such issuance is compatible with its determination of the estimated pro forma market value of the Bank and the MHC as converted. See "THE CONVERSION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing common stock in the conversion. Since funds on deposit at the Bank may be withdrawn to purchase shares of common stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Bank for investment following receipt of the net proceeds of the conversion will be reduced by the amount of such withdrawals.

(3) It is assumed that 8% of the shares of common stock sold in the offering will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the conversion, which rate is currently 8.50%) from the net proceeds from the offering retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased.
     The Bank's payment of the ESOP debt is based upon equal installments of principal over a 15-year period, assuming a combined federal and state income tax rate of 38.0%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. Applicable accounting practices require that compensation expense for the ESOP be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."

(4) In calculating the pro forma effect of the 1999 MRDP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the 1999 MRDP at the beginning of the period presented in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 38.0%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.8% and pro forma net income per share would be $0.90, $0.79, $0.71 and $0.63 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended June 30, 1998, and pro forma stockholders' equity per share would be $14.10, $12.97, $12.14 and $11.41 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at June 30, 1998. Shares issued under the 1999 MRDP vest 20% per year and for purposes of this table compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded under the 1999 MRDP, total 1999 MRDP expense would increase. No effect has been given to the shares reserved for issuance under the proposed 1999 Option Plan.

(5) Per share amounts are based upon shares outstanding of 1,218,3256, 1,433,360, 1,648,364 and 1,895,618 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended June 30, 1998, which includes the shares of common stock issued in the conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the conversion.

(6) Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the conversion, the additional ESOP expense or the proposed 1999 MRDP expense, as described above.

(7) No effect has been given to the issuance of additional shares pursuant to options granted pursuant to the 1994 Option Plan or the 1999 Option Plan. Under the 1994 Option Plan, 20,000 shares were reserved for issuance and options for 7,245 shares were outstanding at June 30, 1998 at a weighted
     average exercise price of $15.75 per share.   If stockholders approve the
     1999 Option Plan following the conversion, the Holding Company will have reserved for issuance under the 1999 Option Plan authorized but unissued shares of common stock representing an amount of shares equal to 10% of the shares sold in this offering. If all of these options were to be exercised utilizing authorized but unissued shares rather than treasury shares which could be acquired, the voting interests of existing stockholders would be diluted by approximately 7.0%. Assuming stockholder approval of the 1999 Option Plan, and that all options under the 1994 Option Plan and the 1999 Option Plan were exercised at the end of the period at an exercise price of $15.75 per share (to be adjusted for the final Exchange Ratio) and $10.00 per share, respectively, pro forma net earnings per share would be $0.82, $0.71, $0.63 and $0.57 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended June 30, 1998, and pro forma stockholders' equity per share would be $13.27, $12.19, $11.39 and $10.70 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at June 30, 1998. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Stock Option Plans" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."

(8) "Book value" represents the difference between the stated amounts of the Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the conversion, or the federal income tax consequences of the restoration to income of the Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion on Depositors and Borrowers of the Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.

(9) Per share amounts are based upon shares outstanding of 1,275,000, 1,500,000, 1,725,000 and 1,983,750 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

              EFFECT OF THE CONVERSION ON THE BANK'S STOCKHOLDERS

     The following table illustrates the effect of the conversion on the public stockholders of the Bank by setting forth selected comparative per share data for the Bank on both an historical and a pro forma equivalent basis giving effect to the conversion, assuming that at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, one share of Bank common stock will be exchanged for 2.55, 3.00, 3.45 and 3.97 shares of Holding Company common stock, respectively. Pro forma equivalent book value per share and pro forma equivalent net income per share represent the pro forma amounts set forth in the tables under "PRO FORMA DATA" above multiplied by the foregoing Exchange Ratios. Pro forma equivalent dividends per share represent the intended dividend payment set forth under "DIVIDEND POLICY" above multiplied by the foregoing Exchange Ratios. This table should be read in conjunction with the consolidated financial statements of the Bank, including the notes thereto, appearing elsewhere in this prospectus. The following information is not necessarily indicative of the results of operations or the financial position that would have resulted had the conversion been consummated at the beginning of the periods indicated.

                                                       At or For the
                                                         Year Ended
                                                       June 30, 1998
                                                       -------------
Book value per share:

 Historical..........................................      $20.51
 Pro forma equivalent:
  At minimum of Estimated Valuation Range............       13.05
  At midpoint of Estimated Valuation Range...........       11.86
  At maximum of Estimated Valuation Range............       10.98
  At 15% above maximum of Estimated Valuation Range..       10.22

Basic net income per share:

 Historical..........................................        1.90
 Pro forma equivalent:
  At minimum of Estimated Valuation Range............        0.91
  At midpoint of Estimated Valuation Range...........        0.79
  At maximum of Estimated Valuation Range............        0.70
  At 15% above maximum of Estimated Valuation Range..        0.63

Dividends per share:

 Historical..........................................        0.70
 Pro forma equivalent:
  At minimum of Estimated Valuation Range............        0.28
  At midpoint of Estimated Valuation Range...........        0.24
  At maximum of Estimated Valuation Range............        0.20
  At 15% above maximum of Estimated Valuation Range..        0.18

               SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth, for each director and executive officer of the Bank (and their associates) and for all of the directors and executive officers as a group, (i) shares of Holding Company common stock to be received in exchange for shares of Bank common stock based upon the number of shares owned as of June 30, 1998, (ii) proposed purchases of common stock, assuming shares available to satisfy their subscriptions, and (iii) total shares of Holding Company common stock to be held upon consummation of the conversion, in each case assuming that 892,500 shares are sold at the midpoint of the Estimated Valuation Range. No individual has entered into a binding agreement with respect to such intended purchases and, therefore, actual purchases could be more or less than indicated below. Directors and executive officers and their associates may not purchase in excess of 34% of the shares sold in the conversion. Because OTS policy requires that the maximum purchase limitation include shares to be received in exchange for shares of Bank common stock, certain officers and directors of the Bank may be limited in their ability to purchase shares in this offering.

                         Number of
                         Shares Received
                         in Exchange      Proposed Purchase of   Total Common Stock
                         for Bank             Common Stock           to be Held
                                          -------------------- ----------------------
                         Common Stock                Number      Number     Percentage
                         (1)(2)           Amount   of Shares   of Shares    of Total
                         ------------     ------   ---------   ---------    --------
James G. Pendleton           21,900      $ 50,000     5,000     26,900          1.8

Samuel E. Uhl                16,320        50,000     5,000     21,320          1.4

M. Chris Frederick              660        30,000     3,000      3,660            *

Joel E. Voyles                  - -        10,000     1,000      1,000            *

Kenneth R. Saulman            4,800        80,000     8,000     12,800            *

John W. Buschemeyer          21,900        20,000     2,000     23,900          1.6

Gerald L. Uhl                22,020        80,000     8,000     30,020          2.0

Mark D. Shireman             21,900        80,000     8,000     29,900          2.0

Dennis L. Huber               1,800        25,000     2,500      4,300            *

Sheri L. McGill                  --            --        --         --          - -
                            -------      --------    ------    -------      -------

Total                       111,300      $445,000    44,500    155,800         10.4%
                            =======      ========    ======    =======      =======

_________________
(*)  Less than 1%.

(1) Excludes shares which may be received upon the exercise of outstanding stock options granted under the 1994 Option Plan. Based upon the Exchange Ratio of 3.004 at the midpoint of the Estimated Valuation Range, the following persons named in the table would have options to purchase common stock as follows: Mr. Pendleton, no shares; Mr. S. Uhl, 6,000 shares; Mr. Frederick,4,200 shares; Mr.Voyles, 4,050 shares; Mr. Saulman, no shares; Mr. Buschemeyer, no shares; Mr. G. Uhl,180 shares (granted to his spouse); Mr. Shireman, no shares; Mr. Huber, no shares; and Ms. McGill, 3,604 shares.

(2) Does not include stock options that may be granted under the 1999 Option Plan and shares that may be awarded under the 1999 MRDP if such plans are approved by stockholders. See "MANAGEMENT OF THE BANK -- Benefits."

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                             STATEMENTS OF INCOME

     The following Statements of Income of First Federal Bank, A Federal Savings Bank for the fiscal years ended June 30, 1998 and 1997 have been audited by Monroe Shine & Co., Inc., independent auditors, whose report thereon appears elsewhere in this prospectus. These statements should be read in conjunction with the Financial Statements and related Notes included elsewhere herein.

                                            Years Ended June 30,
                                           ----------------------
                                              1998        1997
                                           ----------  ----------
INTEREST INCOME
 Loans receivable:
  Mortgage loans.........................  $5,381,084  $4,864,498
 Consumer and other loans................     828,182     897,711
 Mortgage-backed securities..............     111,751     144,644
 Other securities:
 Federal agency..........................     264,847     367,140
 Municipal...............................       9,363      23,573
 Other...................................      46,245      44,589
 Federal Home Loan Bank dividends........      45,653      41,555
 Interest bearing deposits with banks....     173,192     116,320
                                           ----------  ----------
   Total interest income.................   6,860,317   6,500,030
                                           ----------  ----------

INTEREST EXPENSE
 Deposits................................   3,808,317   3,554,496
 Advances from Federal Home Loan Bank....     303,551     330,795
                                           ----------  ----------
   Total interest expense................   4,111,868   3,885,291

Net interest income......................   2,748,449   2,614,739

NON-INTEREST INCOME
 Loan fees and service charges...........      38,684      57,674
 Gain on sale of premises and equipment..     169,087          --
 Net rental income.......................       1,212       9,195
 Service charges on deposit accounts.....     123,806      78,998
 Other income............................      77,993      30,313
                                           ----------  ----------
   Total non-interest income.............     410,782     176,180
                                           ----------  ----------

NON-INTEREST EXPENSE
 Compensation and benefits...............     858,303     803,045
 Occupancy and equipment.................     309,943     190,440
 Deposit insurance premiums..............      44,198     493,068
 Other expenses..........................     399,120     367,182
                                           ----------  ----------
   Total non-interest expense............   1,611,564   1,853,735
                                           ----------  ----------

Income before income taxes...............   1,547,667     937,184

Income tax expense.......................     589,215     131,498
                                           ----------  ----------

NET INCOME...............................  $  958,452  $  805,686
                                           ==========  ==========

NET INCOME PER COMMON SHARE, BASIC.......       $1.90       $1.61
                                           ==========  ==========

NET INCOME PER COMMON SHARE, DILUTED.....       $1.88       $1.58
                                           ==========  ==========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Bank. The information contained in this section should be read in conjunction with the financial statements and accompanying notes thereto contained in this prospectus.

OPERATING STRATEGY

  The business of the Bank consists principally of attracting deposits from the general public and using such funds to originate for investment first mortgage
loans secured by single-family homes in Harrison County, Indiana,   its primary
market area, and, to a lesser extent, in surrounding counties. The Bank's lending activity also involves the origination of consumer loans, commercial business loans, commercial real estate loans and residential construction loans.

  The Bank's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Bank's profitability is also affected by the level of non-interest income and non-interest expenses. Non-interest income includes service charges and fees and gain on sale of investments. Non-interest expenses primarily include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums and data processing expenses. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

  The Bank's business strategy is to operate as a traditional, community-oriented savings association dedicated to serving the financial needs of individuals and small businesses in its primary market area and providing quality customer service. Historically, the Bank has emphasized the origination of loans secured by real estate and has retained for its portfolio almost all of the loans that it originates. To help increase the yield on its loan portfolio, decrease its interest rate risk profile associated with its high percentage of fixed-rate residential mortgage loans, and better serve its customers, the Bank has devoted attention in recent years to originating short-term consumer loans as well as commercial loans to small businesses in its primary market area and is seeking to hire a commercial loan officer to supervise its commercial lending activities. In addition, to complement its commercial lending activities, the Bank promotes checking accounts (which are lower cost than traditional time deposits) through free checking programs and offering special services such as debit cards, bank-by-phone services, and PC banking. Furthermore, to better serve customers in Harrison County, the Bank relocated to a newly constructed main office building during July 1997 and received OTS approval in July 1998 to construct a new full-service branch office in New Salisbury in north-central Harrison County. The Bank intends to open a temporary branch facility on the site during October 1998 until the construction of the new building is completed, which is estimated during April 1999. Management anticipates that the opening of the New Salisbury office will require the hiring of up to four new full-time employees, which will increase the Bank's future operating expenses. See "USE OF PROCEEDS," "PRO FORMA DATA" and "BUSINESS OF THE BANK -- Properties" for further information regarding the proposed New Salisbury office.

  The conversion will increase the consolidated capital of the Holding Company by the amount of the net proceeds after deducting the shares to be sold to the ESOP. Funds withdrawn from deposit accounts will decrease interest-bearing liabilities, and new funds used to purchase shares will increase interest-earning assets. While the Holding Company expects these changes to increase its net interest income, the Holding Company also expects that the adoption of the ESOP and the MRDP will increase its non-interest expenses. See "RISK FACTORS -- Expenses Associated With ESOP and 1999 MRDP." For additional information regarding the effects of this offering, see "PRO FORMA DATA."

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1998 AND 1997

  At June 30, 1998, total assets were $94.0 million compared to $89.4 million at June 30, 1997. This increase was primarily the result of a $5.0 million increase in loans, a $1.4 million increase in interest-bearing deposits with banks and a $1.1 million increase in securities available for sale, which were partially offset by a $3.0 million decrease in securities held to maturity. The increase in loans primarily reflected residential mortgage loan refinancings in the current low interest rate environment, rather than new loan originations. Strong competition for loans also depressed new loan originations. The current low interest rate environment also contributed to the decline in securities held to maturity as a result of prepayments. The excess funds generated by the prepayment of securities held to maturity, together with an increase in deposits discussed below, were invested in interest-bearing deposits at banks and securities available for sale, and were also used to reduce FHLB advances.

  At June 30, 1998, deposits were $77.5 million compared to $70.8 million at June 30, 1997. The increase in deposits resulted primarily from growth in demand accounts and savings deposit accounts, which management attributes to its promotional efforts to attract such lower cost accounts. Time deposits remained virtually unchanged.

  Total stockholders' equity increased $800,000 to $10.3 million at June 30, 1998, primarily as a result of retained earnings of $958,000 offset by $143,000 in dividends paid to the Bank's minority stockholders.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED JUNE 30, 1998 AND 1997

  NET INCOME. Net income was $958,000 ($1.88 per share diluted) in 1998 compared to $806,000 ($1.58 per share diluted) in 1997. The results for 1998 included a one-time gain of $169,000 associated with the sale of the Bank's old main office property. Without this one-time gain, 1998 net income would have been $854,000 ($1.67 per share diluted). The results for 1997 included the payment of a one-time, industry-wide assessment to recapitalize the SAIF. Without the SAIF assessment, 1997 net income would have been $1.1 million. 1997 net income was also benefitted by a change in tax law which reduced income tax expense. See "- - Comparison of Operating Results for the Years Ended June 30, 1998 and 1997 - - Income Taxes" for further discussion. In 1998, the Bank's return on average assets was 1.08% and its return on average equity was 9.56%.

  NET INTEREST INCOME. Net interest income increased 3.8% to $2.7 million in 1998 from $2.6 million in 1997 as a result of a 2 basis point increase in the interest rate spread (from 2.70% in 1997 to 2.72% in 1998) and an increase in the average balance of interest-earning assets.

  Total interest income increased $400,000, or 6.2%, to $6.9 million in 1998 from $6.5 million in 1997, primarily as a result of a higher balance of interest-earning assets and a slight increase in the average yield earned thereon. Interest on loans receivable increased $500,000 primarily as a result of higher average balances of residential mortgage loans due to high refinancing activity in the low interest rate environment. Interest on mortgage-backed securities and other securities decreased $148,000 as a result of lower average balances and lower average rates earned on such assets. Interest on interest-bearing deposits at banks increased $57,000 as a result of higher average balances as available funds exceeded loan demand, and an increase in the average rate earned on such funds.

  Total interest expense increased $200,000, or 5.1%, to $4.1 million in 1998 from $3.9 million in 1997 as a result of an increase in interest on deposits due to higher average balances and a slight increase in the average cost of deposits. The average cost of regular savings deposits and interest-bearing demand accounts increased as a result of competitive pressures, while the average cost of time deposits declined as a result of maturities of higher rate time deposits. Interest on FHLB advances was essentially unchanged from 1997 to 1998.

  PROVISION FOR LOAN LOSSES. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level considered by management to be adequate to provide for estimated losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. The Bank made no provision for loan losses in either 1998 or 1997. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Bank's control. While the Bank maintains its allowance for loan losses at a level which it considers to be adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts. At June 30, 1998, the Bank's allowance for loan losses was 0.67% of total loans and was deemed adequate by management at that date.

  NON-INTEREST INCOME. Non-interest income increased to $411,000 in 1998 from $176,000 in 1997. The increase was primarily the result of a one-time gain of $169,000 associated with the sale of the Bank's old main office property. Loan fees and service charges decreased $19,000 as a result of a decrease in construction loan fees. Service charges on deposit accounts increased $45,000 due to an increased number of demand deposit accounts. Other income increased $48,000 as a result of commissions earned on the sale of annuities and mutual funds. Net rental income from the lease of the old main office building decreased from $9,000 in 1997 to $1,000 in 1998 because of sale of the property during 1998.

  NON-INTEREST EXPENSES. Non-interest expenses were $1.6 million in 1998 compared to $1.9 million in 1997. Compensation and benefits expenses increased $55,000 due to normal compensation increases and increases in health and welfare insurance premiums. Occupancy and equipment expenses increased $220,000 as a result of the opening of the new main office. Compensation and benefits expenses and occupancy and equipment expenses are expected to increase in future periods with the opening of the proposed new full-service branch office as a result of the expected hiring of up to four new full-time employees and the cost of operating and equipping the office. Deposit insurance premiums decreased $449,000 as a result of the $403,000 one-time SAIF assessment incurred in 1997, as well as lower insurance premiums in effect after the SAIF recapitalization. Other expenses increased $32,000 as a result of normal increases.

  INCOME TAXES. Income tax expense was $589,000 in 1998 compared to $131,000 in 1997 primarily as a result of an increase in the effective tax rate from 14.0% in 1997 to 38.1% in 1998 due to the effect of a change in tax law related to the allowance for loan losses and bad debt deduction. See Note 8 to Notes to Financial Statements.

AVERAGE BALANCE SHEET

  The following table sets forth for the periods indicated information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented.

                                                                   Year Ended June 30 ,
                                               ------------------------------------------------------------
                                                          1998                            1997
                                               -----------------------------  -----------------------------
                                                         Interest    Average            Interest    Average
                                               Average   and         Yield/   Average   and         Yield/
                                               Balance   Dividends   Cost     Balance   Dividends   Cost
                                               --------  ----------  -------  --------  ----------  -------
                                                                  (Dollars in thousands)
Interest-earning assets:(1)
 Mortgage loans..............................   $62,311     $5,214     8.37%   $57,181     $4,864     8.51%
 Consumer loans..............................     7,558        687     9.09      6,563        556     8.47
 Commercial business loans...................     3,545        308     8.69      4,049        342     8.45
                                                -------     ------             -------     ------
     Total loans.............................    73,414      6,209     8.46     67,793      5,762     8.50
                                                -------     ------             -------     ------

Mortgage-backed securities...................     1,816        112     6.15      2,275        145     6.35
Other securities(2)..........................     5,773        366     6.34      7,684        477     6.21
Interest-bearing deposits with banks.........     3,057        173     5.66      2,101        116     5.52
                                                -------     ------             -------     ------
     Total interest-earning assets...........    84,060      6,860     8.16     79,853      6,500     8.14
                                                -------     ------             -------     ------

Non-interest earning assets..................     4,621                          3,774
                                                -------                        -------
     Total assets............................   $88,681                        $83,627
                                                =======                        =======

Interest-bearing liabilities:
 Regular savings.............................   $ 4,678     $  166     3.55    $ 3,749     $  120     3.20
 Interest-bearing demand deposits............    18,078        778     4.30     17,396        726     4.17
 Time deposits...............................    47,904      2,864     5.98     44,898      2,708     6.03
                                                -------     ------             -------     ------
     Total deposits..........................    70,660      3,808     5.39     66,043      3,554     5.38
                                                -------     ------             -------     ------

FHLB advances................................     4,874        304     6.24      5,420        331     6.11
                                                -------     ------             -------     ------
 Total interest-bearing liabilities..........    75,534      4,112     5.44     71,463      3,885     5.44
                                                -------     ------             -------     ------

Non-interest bearing liabilities:
 Non-interest-bearing deposits...............     1,883                          1,854
 Other liabilities...........................     1,247                          1,161
                                                -------                        -------
     Total liabilities.......................    78,664                         74,478
Stockholders' equity.........................    10,017                          9,149
                                                -------                        -------
     Total liabilities and stockholders'
     equity..................................   $88,681                        $83,627
                                                =======                        =======

Net interest income (net interest
 income as a percentage of average
 interest-earning assets)....................              $ 2,748                        $ 2,615
                                                           =======                        =======

Interest rate spread (spread between
  weighted average rate to total interest-
  earning assets and total interest-
  bearing liabilities).......................                          2.72%                          2.70%
                                                                      =====                          =====

Net interest margin..........................                                     3.27%               3.27%
                                                                                 =====               =====

Ratio of average interest-earning assets to
 average interest-bearing liabilities........                        111.29%                        111.74%
                                                                     ======                         ======

______________________
(1) The Bank does not accrue interest on loans 90 days or more past due.
(2) Includes other debt securities, securities classified as available for sale and FHLB stock.

YIELDS EARNED AND RATES PAID

     The following table sets forth at the date and for the years indicated the weighted average yields earned on the Bank's assets and the weighted average rates paid on the Bank's liabilities, together with the Bank's interest rate spread and net interest margin.

                                               At          Years Ended
                                            June 30,         June 30,
                                                         ----------------
                                             1998         1998      1997
                                           ---------     ------    ------
Weighted average yield earned on:
  Loan portfolio.........................      8.31%     8.46%      8.50%
  Mortgage-backed securities.............      6.74      6.15       6.35
  Other securities.......................      6.40      6.34       6.21
   Interest-bearing deposits with banks..      5.88      5.66       5.52
    Total interest-earning assets........      7.99      8.16       8.14

Weighted average rate paid on:
  Total interest-bearing deposits........      5.15      5.39       5.38
  FHLB advances..........................      5.54      6.24       6.11
    Total interest-bearing liabilities...      5.18      5.44       5.44

Interest rate spread.....................      2.81      2.72       2.70

Net interest margin......................      3.38      3.27       3.27

RATE/VOLUME ANALYSIS

     The following table sets forth the effects of changing rates and volumes on net interest income of the Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); (iii) changes in rate/volume (change in rate multiplied by change in volume); and (iv) the net change (the sum of the prior columns).

                                              Year Ended June 30,
                                             1998 Compared to 1997
                                          Increase (Decrease) Due to
                                        -------------------------------
                                                        Rate/
                                        Rate   Volume   Volume    Net
                                        -----  -------  -------  ------
                                                (In thousands)

Interest-earning assets:
 Mortgage loans(1)....................  $(80)   $ 437      $(7)  $ 350
 Consumer loans (1)...................    41       84        6     131
 Commercial business loans(1).........    10      (43)      (1)    (34)
                                        ----    -----      ---   -----
     Total loans......................   (29)     478       (2)    447
                                        ----    -----      ---   -----

Mortgage-backed securities............    (5)     (29)       1     (33)
Other securities(2)...................    10     (119)      (2)   (111)
Interest-bearing deposits with banks..     3       53        1      57
                                        ----    -----      ---   -----
     Total net change in income on
     interest-earning assets..........   (21)     383       (2)    360
                                        ----    -----      ---   -----

Interest-bearing liabilities:
 Interest-bearing deposits............     7      247       --     254
 FHLB advances........................     7      (33)      (1)    (27)
                                        ----    -----      ---   -----
     Total net change in expense on
       interest-bearing liabilities...    14      214       (1)    227
                                        ----    -----      ---   -----

Net change in net interest income.....  $(35)   $ 169      $(1)  $ 133
                                        ====    =====      ===   =====

__________________
(1) The Bank does not accrue interest on loans 90 days or more past due.
(2) Includes other debt securities, securities classified as available for sale and FHLB stock.

ASSET AND LIABILITY MANAGEMENT

     QUANTITATIVE ASPECTS OF MARKET RISK. The Bank does not maintain a trading account for any class of financial instrument nor does the Bank engage in hedging activities or purchase high-risk derivative instruments. Furthermore, the Bank is not subject to foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of the Bank's interest-earning assets and interest-bearing liabilities, see the tables under "BUSINESS OF THE BANK -- Lending Activities -- Loan Maturity and Repricing," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Time Deposits by Maturities."

     QUALITATIVE ASPECTS OF MARKET RISK. The Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. In order to reduce the exposure to interest rate fluctuations, the Bank has developed strategies to manage its liquidity, shorten its effective maturities of certain interest-earning assets and increase the interest rate sensitivity of its asset base. Management has sought to decrease the average maturity of its assets by emphasizing the origination of short-term commercial and consumer loans, all of which are retained by the Bank for its portfolio. The Bank relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

     The Bank uses interest rate sensitivity analysis to measure its interest rate risk by computing changes in NPV (net portfolio value) of its cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. NPV represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 400 basis point increase or decrease in market interest rates with no effect given to any steps that management might take to counter the effect of that interest rate movement. Using data compiled by the OTS, the Bank receives a report which measures interest rate risk by modeling the change in NPV (net portfolio value) over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period).

     The following table is provided by the OTS and sets forth the change in the Bank's NPV at June 30, 1998, based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.

                                                At June 30, 1998
                  -----------------------------------------------------------------------
                            Net Portfolio Value           Net Portfolio Value as a
                  ------------------------------  ---------------------------------------
Change            Dollar     Dollar     Percent      Percent of Present Value of Assets
                                                  ---------------------------------------
In Rates          Amount     Change     Change         NPV Ratio               Change
--------          -------  ----------  ---------  -----------------        --------------
                                             (Dollars in thousands)
400bp             $ 9,071    $(3,077)      (25)%        10.23%              (246)bp
300bp              10,056     (2,092)       (17)        11.10               (159)bp
200bp              10,979     (1,169)       (10)        11.87                (82)bp
100bp              11,746       (402)        (3)        12.46                (23)bp
 --bp              12,148         --         --         12.69                 -- bp
(100)bp            12,332        184          2         12.70                 1 bp
(200)bp            12,564        416          3         12.75                 6 bp
(300)bp            12,090        742          6         12.87                18 bp
(400)bp            13,301      1,153         10         13.05                36 bp

     The above table indicates that in the event of a sudden and sustained increase in prevailing market interest rates, the Bank's NPV would be expected to decrease, and that in the event of a sudden and sustained decrease in prevailing market interest rates, the Bank's NPV would be expected to increase.

     Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

     The Bank's primary sources of funds are deposits, amortization and prepayment of loan principal (including mortgage-backed securities) and, to a lesser extent, maturities of mortgage-backed securities, other debt securities and short-term investments and operations. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan repayments are more influenced by interest rates, general economic conditions, and competition. The Bank attempts to price its deposits to meet its asset/liability objectives discussed above, consistent with local market conditions. Excess balances are generally invested in interest-bearing deposits with banks. In addition, the Bank is eligible to borrow funds from the FHLB of Indianapolis.

     Liquidity management is both a short-term and long-term responsibility of Bank management. The Bank adjusts its investments in liquid assets based upon management's assessment of expected loan demand, projected loan repayments, expected deposit flows, yields available on interest-bearing deposits and liquidity of investments. Excess liquidity is invested generally in interest-bearing overnight deposits and other short-term government and agency obligations. The Bank adjusts the liquidity level in order to meet funding needs for deposit outflows and loan commitments, as well as its asset/liability management objectives. If the Bank requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the FHLB of Indianapolis and collateral eligible for repurchase agreements.

     OTS regulations require savings institutions to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 4.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. The Bank's actual liquidity ratio at June 30, 1998 was 10.9%. See "-- Comparison of Financial Condition at June 30, 1998 and 1997" and "BUSINESS OF THE BANK -- Investment Activities."

     The Bank anticipates that it will have sufficient funds available to meet current loan commitments and other credit commitments. At June 30, 1998, the Bank has outstanding commitments to originate loans (including undisbursed portion of construction loans in process) of approximately $5.4 million and outstanding standby letters of credit of $185,000.

     Certificates of deposit scheduled to mature in one year or less at June 30, 1998 totaled approximately $19.6 million. Based upon management's experience and familiarity with the customers involved and the Bank's pricing policy relevant to that of its perceived competitors, management believes that a significant portion of such deposits will remain with the Bank.

     The Bank has diversified its lending to include home equity, second mortgage and consumer loans. This diversification has been designed to increase earnings and reduce interest rate risk. The Bank has increased the origination of home equity and second mortgage loans secured by one- to- four family dwellings and intends to reduce the balance of its mortgage-backed securities by deploying funds into higher yielding whole loans. These changes in lending and investment strategy have reduced the Bank's liquidity as lower-yielding, or liquid assets are redeployed into higher-yielding, longer term assets.

     As required by federal law and OTS regulations, the Bank is required to maintain minimum levels of capital under three separate standards. The Bank is required to maintain regulatory capital sufficient to meet tangible, core and risk-based capital ratios of 1.50%, 3.00% and 8.00%, respectively. At June 30, 1998, the Bank exceeded each of its capital requirements, with tangible, core and risk-based capital ratios of 11.00%, 11.00% and 19.10%, respectively.

YEAR 2000 ISSUES

     The Year 2000 issue exists because many computer systems and applications use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems may recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the year 2000 may cause systems to process financial and operational information incorrectly.

     The Bank performs all material data processing functions in-house with a software operating system provided by a third party. In November 1997 the Bank adopted a Year 2000 Action Plan to assess and monitor the state of readiness of its internal systems and to identify potential Year 2000 problems. The Bank has installed all new hardware that is Year 2000 compliant, except for its optical disk storage system. The vendor for the optical disk storage system has informed the Bank that its product will be Year 2000 compliant by January 1999. The vendor for the software operating system has informed the Bank that its software will be Year 2000 complaint by October 1998. The Bank has received letters from all of its other vendors stating that they are Year 2000 compliant.

     Management of the Bank continuously monitors the Bank's electronic delivery systems for Year 2000 compliance and makes progress reports to the Bank's Board of Directors each month. The Bank began testing its systems in August 1998 and the test results have indicated that the systems tested are compliant in all material respects.

     The Bank has budgeted $75,000 towards its Year 2000 compliance efforts, which generally would have been incurred in the normal course of business. The Bank does not believe that the ultimate costs associated with its Year 2000 compliance efforts will be material to the Bank. However, no assurances can be given that such costs will not be higher and have a material adverse effect on the Bank's financial condition and results of operations.

     In the event the Bank's Year 2000 Action Plan fails in any material respect, the Bank has formulated a contingency plan for its data processing functions. The contingency plan calls for the purchase of alternate systems that are compliant.

IMPACT OF ACCOUNTING PRONOUNCEMENTS AND REGULATORY POLICIES

     COMPREHENSIVE INCOME. SFAS No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presentation of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. SFAS No. 130 requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Comparative financial statements are required to be reclassified to reflect the provisions of this statement.

     SEGMENT INFORMATION. SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" establishes standards for the way public business enterprises report information about operating segments and establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Information required to be disclosed includes segment profit or loss, certain specific revenue and expense items, segment assets and certain other information. This statement is effective for the Holding Company for financial statements issued for the fiscal year ending June 30, 1999.

     EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS. SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," issued in February 1998, standardizes disclosure requirements for pensions and other postretirement benefits and requires additional disclosure on changes in benefit obligations and fair values of plan assets in order to facilitate financial analysis. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997, with earlier application encouraged.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and requires that all derivatives be recognized as either assets or liabilities in the statement of financial position. Under this standard, all derivative instruments should be measured at fair value. At the date of initial application, an entity may transfer any held-to-maturity securities into the available-for-sale category or the trading category, although the Holding Company has no intention of doing so. An entity will then be able in the future to designate a security transferred into the
available-for-sale category as a hedged item.   SFAS No. 133 is effective for
all fiscal quarters of fiscal years beginning after June 15, 1999. Because the Bank does not invest in derivative instruments or enter into hedging transactions, adoption of this statement is not anticipated to have a significant effect on the Holding Company's financial position or results of operations.

EFFECT OF INFLATION AND CHANGING PRICES

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars, without considering the change in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature.
As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                        BUSINESS OF THE HOLDING COMPANY

GENERAL

     The Holding Company was organized as an Indiana business corporation at the direction of the Bank in September 1998 for the purpose of becoming the holding company for the Bank upon completion of the conversion. As a result of the conversion, the Bank will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Bank will be owned by the Holding Company.

BUSINESS

     Prior to the conversion, the Holding Company has not and will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, the Holding Company's sole business activity will be the ownership of the outstanding capital stock of the Bank. The Holding Company also will hold a note receivable from the ESOP. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Bank with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since the Holding Company will only hold the outstanding capital stock of the Bank upon consummation of the conversion, the competitive conditions applicable to the Holding Company will be the same as those confronting the Bank. See "BUSINESS OF THE BANK -- Competition."

                             BUSINESS OF THE BANK

MARKET AREA

     The Bank conducts its operations through its main office and one branch office, both in Corydon, Indiana. The Bank plans to open a second branch office in New Salisbury, Indiana. See "-- Properties." Corydon, the county seat of Harrison County, is located approximately 35 miles west of Louisville, Kentucky. The Bank considers Harrison County as its primary market area because substantially all of the Bank's depositors live in the areas surrounding its main office and branch office and most of the Bank's loans are made to persons in Harrison County, Indiana.

     Harrison County has a population of approximately 34,000 according to 1997 statistics. The June 1998 unemployment rate for Harrison County was 2.6%, which was below both the state (2.8%) and national (4.7%) rates. Major employers in Harrison County include Keller Manufacturing Corporation, South Harrison County School District and the Harrison County Health Center.

     The Bank faces intense competition for deposits and loan originations from the many financial institutions conducting business within its market area. See "-- Competition" and "RISK FACTORS -- Competition."

LENDING ACTIVITIES

     GENERAL. The principal lending activity of the Bank is the origination of residential mortgage loans. To a lesser extent, the Bank also originates consumer, commercial business, commercial real estate (including farm properties) and residential construction loans.

     LOAN PORTFOLIO ANALYSIS. The following table sets forth the composition of the Bank's loan portfolio by type of loan at the dates indicated.


                                                          At June 30,
                                           ----------------------------------------------
                                                    1998                     1997
                                           -----------------------    -------------------
                                             Amount       Percent     Amount     Percent
                                           -----------    --------    -------    --------
                                                     (Dollars in thousands)
Mortgage Loans:
 Residential(1)..........................      $57,825      74.57%    $52,980      72.34%
 Land....................................          218       0.28         270       0.37
 Commercial real estate..................        4,371       5.64       2,687       3.67
 Residential construction................        3,787       4.88       4,352       5.94
                                               -------     ------     -------     ------
  Total mortgage loans...................       66,201      85.37      60,289      82.32
                                               -------     ------     -------     ------

Consumer Loans:
 Home equity and second  mortgage loans..          777       1.00         952       1.30
 Automobile loans........................        1,574       2.03       1,419       1.94
 Loans secured by savings accounts.......          466       0.60         399       0.54
 Mobile home loans.......................          223       0.29         320       0.44
 Unsecured loans.........................          125       0.16         154       0.21
 Other(2)................................        1,110       1.43       1,796       2.45
                                               -------     ------     -------     ------
   Total consumer loans..................        6,297       8.12       6,861       9.37
                                               -------     ------     -------     ------

 Commercial business loans...............        5,048       6.51       6,083       8.31
                                               -------     ------     -------     ------
   Total loans...........................       77,546     100.00%     73,233     100.00%
                                               -------     ======     -------     ======
Less:
 Due to borrowers on loans in process....        1,932                  2,594
 Deferred loan fees net of direct costs..          211                    211
 Allowance for loan losses...............          516                    519
                                               -------                -------
 Total loans receivable, net.............      $74,887                $69,909
                                               =======                =======

--------------------
(1) Includes conventional one- to four-family and multi-family residential loans.
(2) Includes loans secured by lawn and farm equipment, unimproved land, and other personal property.

     RESIDENTIAL LOANS. The Bank's lending activities have concentrated on the origination of residential mortgages, primarily for retention in the Bank's loan portfolio. At June 30, 1998, residential mortgages constituted $57.8 million, or 74.6% of total loans. Residential mortgages secured by multi-family properties are an immaterial portion of the residential loan portfolio. Substantially all residential mortgages are collateralized by properties within the Bank's market area.

     The Bank offers both fixed-rate mortgage loans and ARM loans typically with terms of 15 to 30 years. Although the Bank originates all residential mortgage loans for investment, the Bank uses loan documents approved by FANNIE MAE and the FREDDIE MAC. ARM loans originated have interest rates that adjust at regular intervals of one year, with 1.5% annual and 5% lifetime caps, and at intervals of five years with 2% per adjustment period and 6% lifetime caps, based upon changes in the prevailing interest rates on U.S. Treasury Bills. The Bank does not use below market interest rates and other marketing inducements to attract ARM loan borrowers. The majority of ARM loans provide that the amount of any increase or decrease in the interest rate is limited to two percentage points (upward or downward) per adjustment period and generally contain minimum and maximum interest rates. Borrower demand for ARMs versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and interest rates and loan fees for ARM loans. The relative amount of fixed-rate and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

     The Bank's lending policies generally limit the maximum loan-to-value ratio on fixed-rate and ARM loans to 90% of the lesser of the appraised value or purchase price of the underlying residential property unless private mortgage insurance to cover the excess over 90% is obtained, in which case the mortgage is limited to 95% (or 97% under a new Freddie Mac program) of the lesser of appraised value or purchase price. The loan-to-value ratio, maturity and other provisions of the loans made by the Bank are generally reflected in the policy of making less than the maximum loan permissible under federal regulations, in accordance with established lending practices, market conditions and underwriting standards maintained by the Bank. The Bank requires title, fire and extended insurance coverage on all mortgage loans originated. All of the Bank's real estate loans contain due on sale clauses. The Bank obtains appraisals on all its real estate loans from outside appraisers.

     CONSTRUCTION LOANS. At June 30, 1998, the Bank had approximately $3.8 million, or 4.9% of total loans, of construction loans for single-family residences. Construction loans secured by multi-family or commercial properties are an immaterial portion of the construction loan portfolio. At June 30, 1998, speculative construction loans, for which there is not a commitment for permanent financing in place at the time the construction loan was originated, amounted to $832,000.

     Although the Bank originates construction loans that are repaid with the proceeds of a permanent mortgage loan obtained by the borrower from another lender, the majority of the construction loans that the Bank originates are construction/permanent loans, which are originated with one loan closing at either a fixed or variable rate of interest and for terms up to 30 years. Construction loans originated without a commitment by the Bank to provide permanent financing are generally originated for a term of six to 12 months and at a variable interest rate based on the prime rate. In the case of construction/permanent loans, the construction loan is also generally for a term of six to 12 months and the rate charged is the rate chosen by the borrower for the permanent loan. Accordingly, if the borrower chooses a fixed interest rate for the permanent loan, the construction loan rate is also fixed at the same rate. At June 30, 1998, the largest non-speculative construction loan was in the amount of $220,000 and with an outstanding balance of $166,000. This loan was performing according to its terms at June 30, 1998.

     The Bank originates speculative construction loans to approximately six builders operating and based in the Bank's primary market area and with whom the Bank has well-established business relationships. The Bank generally limits the number of speculative construction loans outstanding at any one time to any one builder to two loans. At June 30, 1998, the largest speculative construction loan relationship with a builder consisted of two loans in the committed aggregate amount of $244,000 with an aggregate outstanding balance of $44,000. Such loans were performing according to their respective terms at that date.

     All construction loans are originated with a loan-to-value ratio not to exceed 90% of the appraised estimated value of the completed property. The construction loan documents require the disbursement of the loan proceeds in increments as construction progresses. Disbursements are based on periodic on-site inspections by an independent appraiser and/or Bank personnel approved by the Board of Directors.

     Construction lending is inherently riskier than one- to four-family mortgage lending. Construction loans, on average, generally have higher loan balances than one- to four-family mortgage loans. In addition, the potential for cost overruns because of the inherent difficulties in estimating construction costs and, therefore, collateral values and the difficulties and costs associated with monitoring construction progress, among other things, are major contributing factors to this greater credit risk. Speculative construction loans have the added risk that there is not an identified buyer for the completed home when the loan is originated, with the risk that the builder will have to service the construction loan debt and finance the other carrying costs of the completed home for an extended time period until a buyer is identified. Furthermore, the demand for construction loans and the ability of construction loan borrowers to service their debt depends highly on the state of the general economy, including market interest rate levels, and the state of the economy of the Bank's primary market area. A material downturn in economic conditions would be expected to have a material adverse effect on the credit quality of the construction loan portfolio.

     COMMERCIAL REAL ESTATE LOANS. The Bank had commercial real estate loans outstanding of approximately $4.4 million at June 30, 1998, or 5.6% of total loans. Commercial real estate loans are generally secured by small retail stores, professional office space and, in certain instances, farm properties.

     Commercial real estate loans are generally originated with a loan-to-value ratio not to exceed 80% of the appraised value of the property. Property appraisals are performed by independent appraisers approved by the Bank's Board of Directors. The Bank attempts to originate commercial real estate loans at variable interest rates based on the U.S. Treasury Bill rate for terms not to exceed five years. However, in the current low interest rate environment, borrower demand for variable rate loans is low and the Bank is generally originating commercial real estate loans with fixed interest rates for terms ranging between ten and 15 years over which principal and interest is fully amortized.

     At June 30, 1998, the largest commercial real estate loan had an outstanding balance of $571,000 and was secured by a church school building. This loan was performing according to its terms at that date.

     Commercial real estate lending affords the Bank an opportunity to receive interest at rates higher than those generally available from one- to- four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one-to- four family residential mortgage loans. Because payments on loans secured by multi-family and commercial properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks by limiting the maximum loan-to-value ratio to 75% and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. The Bank also obtains loan guarantees from financially capable parties based on a review of personal financial statements.

     COMMERCIAL BUSINESS LOANS. At June 30, 1998, the Bank's commercial business loan portfolio amounted to $5.0 million, or 6.5% of total loans. Unsecured commercial business loans are an immaterial amount of the portfolio. Commercial business loans are generally secured by inventory, accounts receivable, and business equipment such as trucks and tractors. Many commercial business loans also have real estate as collateral. The Bank generally requires a personal guaranty of payment by the principals of a corporate borrower, and reviews the personal financial statements and income tax returns of the guarantors. Commercial business loans are generally originated with loan-to-value ratios not exceeding 75%.

     Aside from lines of credit, commercial business loans are generally originated for terms not to exceed seven years with variable interest rates based on the Bank's cost of funds. Most of the Bank's commercial business loan portfolio is composed of secured lines of credit. Approved credit lines totalled $2.1 million at June 30, 1998, of which $1.5 million was outstanding. Lines of credit are originated at fixed interest rates for one year renewable terms.

     A director of the Bank is a shareholder of a farm implement dealership that has contracted with the Bank to provide sales financing to the dealership's customers. The Bank does not grant preferential credit under this arrangement. All sales contracts are presented to the Bank on a 50% recourse basis, with the dealership responsible for the sale and disposition of any repossessed equipment. During the fiscal year ended June 30, 1998, the Bank granted approximately $612,000 of credit to customers of the dealership and such loans had an aggregate outstanding balance of $1.6 million at June 30, 1998. At June 30, 1998, $21,000 of such loans were delinquent 30 days or more. See "BUSINESS OF THE BANK -- Transactions With the Bank."

     At June 30, 1998, the largest commercial business loan had an outstanding balance of $496,000 and was secured by farm equipment. Such loan was performing according to its terms at that date.

     Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral-based lending with loan amounts based on predetermined loan-to-collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

     In 1993, the Bank purchased, without recourse, lease obligations originated by Bennett Funding Group, Inc., Syracuse, New York ("Bennett Funding"). At June 30, 1998, these obligations had an aggregate outstanding balance of approximately $79,000 and were secured by office business equipment. During the fiscal year ended June 30, 1996, Bennett Funding filed for Chapter 11 bankruptcy protection after securities fraud and other violations were alleged against it by the U.S. Attorney's Office and the Securities and Exchange Commission. At June 30, 1998, the Bank's allowance for loan losses included an allowance of $55,000 related to these lease obligations, which were classified as impaired at that date. The Bank entered into a settlement agreement with Bennett Funding on March 18, 1997. The Bank chose an option which allows for a maximum recovery of approximately $158,000 (77.5%) of the aggregate outstanding balance. As of June 30, 1998, the Bank had recovered approximately $124,000, net of fees charged by the bankruptcy trustee.

     As an incident to its commercial business lending activities, the Bank issues standby letters of credit or performance bonds as an accommodation to its borrowers. See "-- Loan Commitments and Letters of Credit."

     CONSUMER LOANS. Consumer loans totalled $6.3 million at June 30, 1998, or 8.1% of the Bank's total loan portfolio. The Bank views consumer lending as an important component of its business because consumer loans generally have shorter terms and higher yields, thus reducing exposure to changes in interest rates. In addition, the Bank believes that offering consumer loans expands and creates stronger ties to its customer base. Subject to market conditions, the Bank intends to expand its consumer lending activities.

     The Bank offers a variety of secured or guaranteed consumer loans, including automobile and truck loans (both new and used), home equity loans, home improvement loans, student loans, boat loans, mobile home loans, and loans secured by savings deposits. In addition, the Bank offers unsecured consumer loans. Consumer loans are generally originated at fixed interest rates and for terms not to exceed seven years. The largest portion of the Bank's consumer loan portfolio consists of automobile and truck loans ($1.6 million at June 30, 1998) followed by second mortgage and home equity loans ($777,000 at June 30,
1998). Automobile and truck loans are originated on both new and used vehicles. Such loans are generally originated at fixed interest rates for terms up to seven years and at loan-to-value ratios up to 90% of the blue book value in the case of used vehicles and 90% of the purchase price in the case of new vehicles. The Bank does not engage in indirect automobile and truck lending.

     Home equity and second mortgage loans are generally originated for terms not to exceed 15 years and at fixed rates of interest. The loan-to-value ratio on such loans is limited to 95%, taking into account the outstanding balance on the first mortgage loan.

     The Bank employs strict underwriting standards for consumer loans. These procedures include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount. The Bank underwrites and originates the majority of its consumer loans internally, which management believes limits exposure to credit risks relating to loans underwritten or purchased from brokers or other outside sources.

     Consumer loans generally entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by assets that depreciate rapidly, such as automobiles. In the latter case, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by the borrower against the Bank as the holder of the loan, and a borrower may be able to assert claims and defenses which it has against the seller of the underlying collateral. Of the Bank's consumer loan portfolio, $6,000 was delinquent 30 days or more at June 30, 1998.

LOAN MATURITY AND REPRICING

       The following table sets forth certain information at June 30, 1998 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned income and allowance for loan losses.


                                           After     After     After     After
                                          One Year  3 Years   5 Years   10 Years
                               Within     Through   Through   Through    Through     After
                              One Year    3 Years   5 Years   10 Years   15 Years   15 Years    Total
                              --------    -------   -------   --------   --------   --------   -------
                                                        (In thousands)
Mortgage loans:
  Residential real estate...   $ 2,962     $5,302    $5,470    $14,688    $11,166    $18,237   $57,825
  Commercial real estate....     1,132        636       518      1,176        816        309     4,587
  Residential construction..     3,787         --        --         --         --         --     3,787
Consumer loans..............     3,886      2,215     1,066        500        120         55     7,842
Commercial business.........     1,190      1,241       535        451         34         54     3,505
                               -------     ------    ------    -------    -------    -------   -------
     Total gross loans......   $12,957     $9,394    $7,589    $16,815    $12,136    $18,655   $77,546
                               =======     ======    ======    =======    =======    =======   =======

     The following table sets forth the dollar amount of all loans due after June 30, 1999, which have fixed interest rates and have floating or adjustable interest rates.

                              Fixed-   Floating- or
                              Rates    Adjustable-Rates
                              -------  ----------------
                                   (In thousands)
Mortgage Loans:
  Residential...............  $37,964           $16,899
  Commercial real estate....    2,530               926
  Residential construction..       --                --
Consumer loans..............    3,956                --
Commercial business.........    2,314                --
                              -------           -------
  Total gross loans.........  $46,764           $17,825
                              =======           =======

  The following table sets forth total loans originated and repaid during the periods indicated. There were no loan sales during any of the periods indicated.

                                                         Year Ended June 30,
                                                        ---------------------
                                                           1998       1997
                                                        ----------  ---------
                                                            (In thousands)
Total loans at beginning of period....................   $ 73,233   $ 61,901
                                                         --------   --------

Loans originated:
 One- to four-family residential......................      9,225     11,034
 Multi-family residential and commercial real estate..        999        267
 Residential construction loans.......................      7,143      5,998
 Consumer loans.......................................      5,521      3,493
 Commercial business..................................      1,901      4,642
                                                         --------   --------
  Total loans originated..............................     17,367     17,326
                                                         --------   --------

Loans purchased:
 Commercial real estate(1)............................        600         --

Loan principal repayments.............................    (23,720)   (18,861)

Other (2).............................................      2,644      4,732
                                                         --------   --------

Net loan activity.....................................      4,313     11,332
                                                         --------   --------

Total loans at end of period..........................   $ 77,546   $ 73,233
                                                         ========   ========

---------------
(1) Represents participation interest in two loans: (i) a 17% interest in a loan secured by development property and (ii) a 7% interest in a loan secured by a professional office building. At June 30, 1998, the Bank's interests had an aggregate outstanding balance of $597,000. The loans are performing according to their terms at June 30, 1998.
(2) Includes non-cash portion of refinancing transactions, foreclosures and principal add-ons.

     LOAN SOLICITATION AND PROCESSING. A majority of the loans originated by the Bank are made to existing customers. Walk-ins and customer referrals are also an important source of loans originations. Upon receipt of a loan application, a credit report is ordered to verify specific information relating to the loan applicant's employment, income and credit standing. A loan applicant's income is verified through the applicant's employer or from the applicant's tax returns. In the case of a real estate loan, an appraisal of the real estate intended to secure the proposed loan is undertaken, generally by an independent appraiser approved by the Bank. The mortgage loan documents used by the Bank conform to secondary market standards.

     Individual loan officers have individual lending limits commensurate with their experience. All loans in excess of $150,000 or that are an exception to lending policy are approved by the Loan Committee, consisting of the Bank's President, Vice President, Treasurer and Operations Officer. All loans in excess of $500,000 must be approved by the Bank's Board of Directors.

     The Bank's policy is to require borrowers to obtain certain types of insurance to protect its interest in the collateral securing the loan. The Bank requires either a title insurance policy insuring that the Bank has a valid first lien on the mortgaged real estate or an opinion by an attorney regarding the validity of title. Fire and casualty insurance is also required on collateral for loans. The Bank requires escrows for insurance on all loans with a loan-to-value exceeding 90%.

     The Bank's lending practices generally limit the maximum loan to value ratio on conventional residential mortgage loans to 90% (or 97% under a new Freddie Mac program) of the appraised value of the property as determined by an independent appraisal or the purchase price, whichever is less, and 80% for commercial real estate loans.

     LOAN COMMITMENTS AND LETTERS OF CREDIT. The Bank issues commitments for fixed- and adjustable-rate single-family residential mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 60 days from the date of application, depending on the type of transaction. The Bank had outstanding net loan commitments of approximately $5.4 million at June 30, 1998. See Note 12 of Notes to Financial Statements.

     As an accommodation to its commercial business loan borrowers, the Bank issues standby letters of credit or performance bonds usually in favor of municipalities for whom its borrowers are performing services. At June 30, 1998, the Bank had outstanding letters of credit of $185,000. See Note 12 to Notes to Financial Statements.

     LOAN ORIGINATION AND OTHER FEES. The Bank, in most instances, receives loan origination fees and discount "points." Loan fees and points are a percentage of the principal amount of the mortgage loan that are charged to the borrower for funding the loan. The Bank usually charges origination fees of 0.5% to 3.0% on one- to four-family residential real estate loans, long-term commercial real estate loans and residential construction loans. Current accounting standards require loan origination fees and certain direct costs of underwriting and closing loans to be deferred and amortized into interest income over the contractual life of the loan. Deferred fees and costs associated with loans that are sold are recognized as income at the time of sale. The Bank had $211,000 of net deferred loan fees at June 30, 1998.

     DELINQUENCIES. The Bank's collection procedures provide for a series of contacts with delinquent borrowers. A late charge is assessed and a late charge notice is sent to the borrower after the 15/th/ day of delinquency. A delinquency notice is mailed to the borrower after the 30/th/ day of delinquency. When payment becomes 60 days past due, the Loan Collection Committee of the Board of Directors generally meets and issues a default letter to the borrower. If a loan continues in a delinquent status for 90 days or more, the Bank generally initiates foreclosure proceedings. In certain instances, however, the Loan Collection Committee may decide to modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his financial affairs.

     NONPERFORMING ASSETS. Loans are reviewed regularly and when loans become 90 days delinquent, the loan is placed in nonaccrual status and the previously accrued interest income is reversed. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

     The following table sets forth information with respect to the Bank's nonperforming assets for the periods indicated. At the dates indicated, the Bank had no restructured loans within the meaning of SFAS No. 15 and no accruing loans which were past due 90 days or more.

                                      At June 30,
                                 --------------------
                                   1998        1997
                                 --------    --------
                                (Dollars in thousands)

Loans accounted for on a
 nonaccrual basis:
  Residential real estate....      $ 117      $  --
  Residential construction...         --          -
 Commercial real estate......         25         --
  Commercial business........         80        109
  Consumer...................         --         20
                                   -----      -----
   Total.....................        222        129
                                   -----      -----

Foreclosed real estate, net..        104         --
                                   -----      -----

Total nonperforming assets...      $ 326      $ 129
                                   =====      =====

Total loans delinquent 90
 days or more to net loans...       0.30%      0.18%

Total loans delinquent
 90 days or more to
 total assets................       0.24%      0.14%

Total nonperforming assets
 to total assets.............       0.35%      0.14%

     The Bank does not accrue interest on loans over 90 days past due. However, if interest on nonaccrual loans had been accrued, interest income of approximately $10,000 would have been recorded for the year ended June 30, 1998. No interest income was received and recorded on nonaccrual loans for the year ended June 30, 1998.

     CLASSIFIED ASSETS. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets:
substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Bank.

     On July 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or if expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is classified as impaired by management when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due in accordance with the terms of the loan agreement. If the fair value, as measured by one of these methods, is less than the recorded investment in the impaired loan, the Bank establishes a valuation allowance with a provision charged to expense. Management reviews the valuation of impaired loans on a quarterly basis to consider changes due to the passage of time or revised estimates. Assets that do not expose the Bank to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management.

     An insured institution is required to establish and maintain an allowance for loan losses at a level that is adequate to absorb estimated credit losses associated with the loan portfolio, including binding commitments to lend. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities. When an insured institution classifies problem assets as "loss," it is required either to establish an allowance for losses equal to 100% of the amount of the assets, or charge off the classified asset. The amount of its valuation allowance is subject to review by the OTS which can order the establishment of additional general loss allowances. The Bank regularly reviews the loan portfolio to determine whether any loans require classification in accordance with applicable regulations.

     At June 30, 1998 and 1997 the aggregate amounts of the Bank's classified assets, general loss allowances and charge-offs for the periods then ended, were as follows:

                             At June 30,
                            -------------
                             1998   1997
                            ------  -----
                            (In thousands)
Classified assets:
 Loss.....................   $  --  $  --
 Doubtful (impaired)......      79    109
 Substandard..............     293    531

General loss allowances:
 Impaired loans...........      55     55
 Other....................     461    464

     FORECLOSED REAL ESTATE. Foreclosed real estate held for sale is carried at the lower of fair value minus estimated costs to sell, or cost. Costs of holding foreclosed real estate are charged to expense in the current period, except for significant property improvements, which are capitalized. Valuations are periodically performed by management and an allowance is established by a charge to non-interest expense if the carrying value exceeds the fair value minus estimated costs to sell. The net income from operations of foreclosed real estate held for sale is reported in non-interest income. At June 30, 1998, the Bank had $104,000 in foreclosed real estate, which consisted of two single-family residences.

     ALLOWANCE FOR LOAN LOSSES. Management evaluates the adequacy of the allowance for losses on loans each year based on estimated losses on specific loans and other procedures, including a review of all loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated market value of the underlying collateral of problem loans, prior loss experience, economic conditions and overall portfolio quality. These provisions for losses are charged against earnings in the year they are established. The Bank did not establish a provision for loan losses for the years ended June 30, 1998 or 1997. At June 30, 1998, the Bank had an allowance for loan losses of $516,000 which represented 0.67% of total loans. Based on past experience and future expectations, management believes the allowance for loan losses is adequate.

          Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Bank's financial condition and results of operations.

          The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated.


                                          Year Ended June 30,
                                        ------------------------
                                            1998         1997
                                        ------------  ----------
                                         (Dollars in thousands)

Allowance at beginning of period......        $ 519       $ 522
Provision for loan losses.............           --          --
                                              -----       -----
                                                519         522
                                              -----       -----
Recoveries:
 Residential real estate..............           --          --
 Commercial business..................           --          --
 Consumer.............................           --          --
                                              -----       -----
  Total recoveries....................           --          --
                                              -----       -----

Charge-offs:
 Residential real estate..............            2          --
 Commercial business..................           --          --
 Consumer.............................            1           3
                                              -----       -----
  Total charge-offs...................            3           3
                                              -----       -----

Net charge-offs.......................           (3)         (3)
                                              -----       -----

Allowance at end of period............        $ 516       $ 519
                                              =====       =====

Ratio of allowance to total
 loans outstanding at the
 end of the period....................         0.67%       0.71%

Ratio of net charge-offs
  to average
 loans outstanding during the period..           --%         --%

ALLOWANCE FOR LOAN LOSSES ANALYSIS

     The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

                                                          At June 30,
                                           ------------------------------------------
                                                    1998                 1997
                                           --------------------  --------------------
                                                    Percent of            Percent of
                                                   Outstanding           Outstanding
                                                     Loans in              Loans in
                                           Amount    Category    Amount    Category
                                           ------  ------------  ------  ------------
                                                   (Dollars in thousands)
Residential real estate(1).............      $215        82.44%    $135        81.41%
Commercial real estate and land loans..        36         5.92       36         4.04
Commercial business....................       117         4.52      113         6.48
Consumer...............................        32         7.12       56         8.07
Unallocated............................       116           --      179           --
                                             ----       ------     ----       ------
  Total allowance for loan losses......      $516       100.00%    $519       100.00%
                                             ====       ======     ====       ======

--------------------------
(1)  Includes residential construction loans.

INVESTMENT ACTIVITIES

     Federally chartered savings institutions have authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the applicable FHLB, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, such savings institutions may also invest a portion of their assets in commercial paper, corporate debt securities and mutual funds, the assets of which conform to the investments that federally chartered savings institutions are otherwise authorized to make directly. Savings institutions are also required to maintain minimum levels of liquid assets which vary from time to time. See "REGULATION -- Federal Regulation of Savings Associations -- Federal Home Loan Bank System." The Bank may decide to increase its liquidity above the required levels depending upon the availability of funds and comparative yields on investments in relation to return on loans.

     The Bank is required under federal regulations to maintain a minimum amount of liquid assets and is also permitted to make certain other securities investments. The balance of the Bank's investments in short-term securities in excess of regulatory requirements reflects management's response to the significantly increasing percentage of deposits with short maturities. It is the intention of management to hold securities with short maturities in the Bank's investment portfolio in order to enable the Bank to match more closely the interest-rate sensitivities of its assets and liabilities.

     The Bank periodically invests in mortgage-backed securities, including mortgage-backed securities guaranteed or insured by either GINNIE MAE, Fannie Mae or Freddie Mac. Mortgage-backed securities generally increase the quality of the Bank's assets by virtue of the guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Bank. Of the Bank's total mortgage-backed securities portfolio, securities with a book value of $440,000 have adjustable-rates as of June 30, 1998. See Note 2 of Notes to Financial Statements for additional information.

     Investment decisions are made by the Investment Committee, consisting of James G. Pendleton, Samuel E. Uhl and M. Chris Frederick. The Bank's investment objectives are: (i) to provide and maintain liquidity within regulatory guidelines; (ii) to maintain a balance of high quality, diversified investments to minimize risk; (iii) to provide collateral for pledging requirements; (iv) to serve as a balance to earnings; and (v) to maximize returns.

     At June 30, 1998, the Bank had no investment in securities (other than U.S. Government and agency securities and mutual funds that invest in such securities) which exceeded 10% of the Bank's stockholders' equity at that date.

The following table sets forth the securities portfolio at the dates indicated.



                                                                                            At June 30,
                                                 ------------------------------------------------------
                                                                   1998
                                                 ------------------------------------------
                                                                                   Weighted
                                                 Fair     Amortized   Percent of   Average
                                                 Value    Cost        Portfolio    Yield(2)
                                                 ------   ---------   ----------   --------
                                                                      (Dollars in Thousands)
Securities Held to Maturity(1)
Debt securities:
  U.S. agency:
   Due after one year through five years.......  $1,493     $1,500      19.00%      4.53%
   Due after five years through ten years......      --         --         --         --
   Due after ten years through fifteen years...      --         --         --         --

 Municipal:
   Due in one year or less.....................      80         80       1.01       3.90
   Due after one year through five years.......      --         --         --         --

 Mortgage-backed securities(3).................   1,463      1,473      18.65       6.74
                                                 ------     ------     ------
                                                 $3,036     $3,053      38.66%
                                                 ======     ======     ======

Securities Available for Sale
 Debt securities:
  U.S. agency:
    Due after five years through ten years.....      --         --         --         --
    Due after ten years through fifteen years..   4,002      4,000      50.65       7.01

 Equity securities:
  Mutual fund(4)...............................     847        844      10.69        N/A
                                                 ------     ------     ------
                                                 $4,849     $4,844      61.34%
                                                 ======     ======     ======

                                                 ------------------------------------------
                                                                   1997
                                                 ------------------------------------------
                                                                                   Weighted
                                                 Fair     Amortized   Percent of   Average
                                                 Value    Cost        Portfolio    Yield(2)
                                                 ------   ---------   ----------   --------
Securities Held to Maturity(1)
Debt securities:
  U.S. agency:
   Due after one year through five years.......   $2,068     $2,100       21.50%      4.54%
   Due after five years through ten years......      476        483        4.95       6.72
   Due after ten years through fifteen years...      999      1,000       10.24       7.75

 Municipal:
   Due in one year or less.....................      359        360        3.69       4.40
   Due after one year through five years.......       79         80        0.82       3.90

 Mortgage-backed securities(3).................    2,025      2,045       20.94       6.48
                                                  ------     ------       -----
                                                  $6,068      62.14%
                                                  ======     ======

Securities Available for Sale
 Debt securities:
  U.S. agency:
    Due after five years through ten years.....   $  992     $1,000       10.24%      7.50%
    Due after ten years through fifteen years..    2,003      2,000       20.48%      8.32

 Equity securities:
  Mutual fund(4)...............................      689        697        7.14%       N/A
                                                  ------     ------       -----
                                                  $3,684     $3,697       37.86%
                                                  ======     ======       =====

________________________________
(1)  Securities held to maturity are carried at amortized cost.
(2) Yields are calculated on a fully taxable equivalent basis using a marginal federal income tax rate of 34%.
(3) The expected maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the obligations may be prepaid without penalty.
(4)  The mutual fund invests primarily in U.S. Government agency securities.

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

     GENERAL. Deposits and loan repayments are the major source of the Bank's funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions. Borrowing may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or may also be used on a longer term basis for general business purposes.

     DEPOSIT ACCOUNTS. Deposits are attracted from within the Bank's primary market area through the offering of a broad selection of deposit instruments, including negotiable order of withdrawal ("NOW") accounts, money market accounts, regular savings accounts, certificates of deposit and retirement savings plans. Deposit account terms vary, according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, the Bank considers the rates offered by its competition, profitability to the Bank, matching deposit and loan products and its customer preferences and concerns. The Bank generally reviews its deposit mix and pricing weekly.

     The following table sets forth information concerning the Bank's time deposits and other interest-bearing deposits at June 30, 1998.

Weighted-                                                                     Percentage
Average                                                                          of
Interest                                                                        Total
  Rate         Term                    Category                  Balance       Deposits
--------       ----                    --------                  -------      ----------
                                                             (In thousands)

                                 Savings and Demand Deposits
                                 ---------------------------

4.08%          None                   NOW accounts               $11,039         14.24%
3.41           None                   Regular savings              4,805          6.20
3.00           90 days                90-day passbook                218          0.28
3.60           None                   Money market accounts       10,447         13.49
  --           None                   Non-interest checking        3,096          4.00
  --           None                   Christmas clubs                 50          0.06
4.88           None                   Cash management                 84          0.11

                                       Time Deposits
                                       -------------

5.02           32-91 days             Fixed term, fixed-rate         917          1.18
4.60           92-182 days            Fixed term, fixed-rate       2,181          2.82
5.07           183-365 days           Fixed term, fixed-rate       2,925          3.78
5.60           366-730 days           Fixed term, fixed-rate      11,211         14.47
5.78           731-1095 days          Fixed term, fixed-rate       8,023         10.36
5.44           1096-1460 days         Fixed term, fixed-rate       3,647          4.71
6.26           1461-1825 days         Fixed term, fixed-rate       4,552          5.88
6.70           1826-and up            Fixed term, fixed-rate      14,267         18.42
                                                                  ------        ------
                                                                 $77,462        100.00%
                                                                 =======        ======

     The following table presents the maturity distributions of time deposits of $100,000 or more as of June 30, 1998.

     Maturity Period                    Balance
     ---------------                    -------
                                    (In thousands)
     Three months or less.......        $ 1,863
     Three through six months...            412
     Six through twelve months..          1,197
     Over twelve months.........          7,530
                                        -------
     Total......................        $11,002
                                        =======

     The following table sets forth the balances of savings deposits in the various types of savings accounts offered by the Bank at the dates indicated.

                                                                  At June 30,
                                             ----------------------------------------------------
                                                            1998                      1997
                                             ---------------------------------  -----------------
                                                          Percent                        Percent
                                                             of      Increase               of
                                               Amount      Total    (Decrease)  Amount    Total
                                             -----------  --------  ----------  -------  --------
                                                             (Dollars in thousands)
Non-interest-bearing demand................      $ 3,096     4.00%    $ 1,161   $ 1,935     2.73%
NOW accounts...............................       11,039    14.24       3,773     7,266    10.27
Cash management............................           84     0.11        (175)      259     0.37
Regular savings accounts...................        4,805     6.20         455     4,350     6.15
Money market accounts......................       10,447    13.49       1,547     8,900    12.58
90-day passbooks...........................          218     0.28         (27)      245     0.35
Fixed rate time deposits which mature:
 Within one year...........................       19,578    25.28      (4,463)   24,041    33.98
 After one year, but within three years....       20,510    26.48       2,530    17,980    25.41
 After three years, but within five years..        6,637     8.57       1,667     4,970     7.02
 After five years..........................          998     1.29         233       765     1.08
Club accounts..............................           50     0.06           5        45     0.06
                                                 -------   ------     -------   -------   ------
  Total....................................      $77,462   100.00%    $ 6,706   $70,756   100.00%
                                                 =======   ======     =======   =======   ======

TIME DEPOSITS BY RATES

        The following table sets forth the amount and maturities of time deposits by weighted average rates at June 30, 1998.

                                                   Amount Due
                              ------------------------------------------------------
                                                                            Percent
                                                                            to Total
                              Less Than    1-3      3-5    After 5            Time
                              One Year    Years    Years    Years    Total  Deposits
                              ---------   -----    -----   -------   -----  --------
                                                   (In thousands)
Below 5.00%..................  $ 5,624  $ 2,150  $    52      $ --  $ 7,826    16.40%
5.00 - 5.99%.................    9,043    7,585    3,235       123   19,986    41.88
6.00 - 6.99%.................    3,341    7,421    2,987       527   14,276    29.91
7.00 - 7.99%.................      766    1,770      299       340    3,175     6.65
8.00 - 8.99%.................       77      889       31         8    1,005     2.11
9.00 - 9.99%.................      528      695       33        --    1,256     2.63
10.00 - 10.99%...............      199       --       --        --      199     0.42
                               -------  -------  -------   -------  -------   ------
  Total......................  $19,578  $20,510  $ 6,637      $998  $47,723   100.00%
                               =======  =======  =======   =======  =======   ======

   The following table sets forth the deposit activity of the Bank for the periods indicated.

                                             Year Ended June 30,
                                          -------------------------
                                           1998              1997
                                          -------           -------
                                                (In thousands)
Beginning balance.....................    $70,756           $68,232
                                          -------           -------

Net increase (decrease)
 before interest credited.............      3,622              (288)
Interest credited.....................      3,084             2,812
                                          -------           -------
Net increase in savings
 deposits.............................      6,706             2,524
                                          -------           -------

Ending balance........................    $77,462           $70,756
                                          =======           =======

     In the unlikely event the Bank is liquidated, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to the stockholders of the Bank. Substantially all of the Bank's depositors are residents of the State of Indiana.

     BORROWINGS. Deposits are the primary source of funds for the Bank's lending and investment activities and for its general business purposes. The Bank has at times relied upon advances from the FHLB of Indianapolis to supplement its supply of lendable funds and to meet deposit withdrawal requirements. Advances from the FHLB of Indianapolis are secured by certain first mortgage loans and investment and mortgage-backed securities. At June 30, 1998, the Bank had advances from the FHLB of Indianapolis of $5.3 million. See
Note 6 of Notes to Financial Statements.

     The FHLB functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member, the Bank is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the FHLB's assessment of the institution's creditworthiness. Under its current credit policies, the FHLB generally limits advances to 20% of a member's assets, and short-term borrowing of less than one year may not exceed 10% of the institution's assets. The FHLB determines specific lines of credit for each member institution.

     The following table sets forth certain information regarding borrowings by the Bank at the end of and during the periods indicated:

                                                  At or For the Year Ended
                                                          June 30,
                                                 --------------------------
                                                     1998          1997
                                                 ------------  ------------
                                                   (Dollars in thousands)

Maximum amount of FHLB advances
 outstanding at any month end..................       $6,250        $8,250

Approximate average FHLB advances outstanding..        4,874         5,420

Year end balance of FHLB advances outstanding..        5,250         8,250

Approximate weighted average rate paid on
 FHLB advances at end of year..................         5.54%         6.16%

Approximate weighted average rate paid on
 FHLB advances during year.....................         6.24%         6.11%

COMPETITION

     The Bank faces intense competition in its primary market area for the attraction of deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for deposits has historically come from the four commercial banks operating in Corydon and, to a lesser extent, from other financial institutions, such as brokerage firms and insurance companies. Three of the four commercial banks in Corydon are affiliated with large, multi-state bank holding companies and, therefore, have significantly greater resources than the Bank. Particularly in times of high interest rates, the Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Bank's competition for loans comes primarily from the commercial banks operating in Corydon. When the Bank opens its new branch office in New Salisbury, Indiana (see "-- Properties"), it will face competition from two commercial banks in that town that are affiliated with large, multi-state bank holding companies. Such competition for deposits and the origination of loans may limit the Bank's growth in the future. See "RISK FACTORS -- Competition."

PERSONNEL

     As of June 30, 1998, the Bank had 26 full-time employees and seven part-time employees. The employees are not represented by a collective bargaining unit. The Bank believes its relationship with its employees is good.

PROPERTIES

     The following table sets forth information relating to the Bank's main office and existing branch office as of June 30, 1998.

                                  Year                                      Approximate
Location                         Opened  Net Book Value (1)  Owned/Leased  Square Footage
--------                         ------  ------------------  ------------  --------------
                                           (In thousands)
Main Office
-----------

220 Federal Drive, N.W.          1997             $2,503         Owned           12,000
Corydon, Indiana 47112

Branch Office
-------------

391 Old Capitol Plaza, N.W.      1997                 98         Leased             425
Corydon, Indiana 47112

__________________________________
(1) Represents the net book value of land, buildings, furniture, fixtures and equipment owned by the Bank.

     In July 1998, the Bank received approval from the OTS to construct a full-service branch office on a four acre plot located at 8095 State Highway 135, N.E. in New Salisbury, Indiana, in northern Harrison County. The Bank has paid a deposit toward the purchase price of the land and is currently investigating the real estate for compliance with sewer and other land use regulations. The Bank intends to build a one-story, 3,200 square foot building, with a drive-up facility, which is under design. The Bank estimates the total cost of acquiring the land and constructing and equipping the facility at approximately $700,000. See "USE OF PROCEEDS" and "PRO FORMA DATA." The Bank intends to open a temporary branch facility on the site during October 1998 until the construction of the new building is completed, which is estimated during April 1999.

LEGAL PROCEEDINGS

      Periodically, there have been various claims and lawsuits involving the Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Bank's business. The Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or results of operations of the Bank.

                       MANAGEMENT OF THE HOLDING COMPANY

     Directors are elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors consists of seven persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of John W. Buschemeyer and Kenneth R. Saulman, has a term of office expiring at the first annual meeting of stockholders after their initial election by stockholders; a second class, consisting of Samuel E. Uhl and Mark
D. Shireman, has a term of office expiring at the second annual meeting of stockholders after their initial election by stockholders; and a third class, consisting of James G. Pendleton, Gerald L. Uhl and Dennis L. Huber, has a term of office expiring at the third annual meeting of stockholders after their initial election by stockholders. The Holding Company anticipates holding its first annual meeting of stockholders in October 1999. If the Holding Company decides to implement the 1999 Option Plan and the 1999 MRDP prior to the first anniversary of the conversion, the Holding Company will not hold its first annual meeting of stockholders until at least six months following consummation of the conversion so that it may obtain approval of such plans in accordance with OTS regulations.

     The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

     Name                     Position
     ----                     --------

     James G. Pendleton       Chairman of the Board and Chief Executive Officer
     Samuel E. Uhl            President and Chief Operating Officer
     M. Chris Frederick       Senior Vice President, Chief Financial Officer and
                              Treasurer
     Joel E. Voyles           Secretary

     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. Initially, no separate compensation will be paid for service as an executive officer of the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE BANK -- Biographical Information."

                            MANAGEMENT OF THE BANK

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors of the Bank is presently composed of seven members who are elected for terms of three years, approximately one-third of whom are elected annually in accordance with the Bylaws of the Bank. The executive officers of the Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the directors and executive officers of the Bank, all of whom will continue to serve as directors and executive officers of the Bank and the Holding Company.

                                   DIRECTORS

                                                                                               Current
                                                                                Director       Term
Name                          Age (1)        Position                           Since          Expires
----                          -------        ---------                          --------       -------
James G. Pendleton            64             Chairman of the Board, Chief       1963           2000
                                             Executive Officer of the Bank
                                             and Director
Mark D. Shireman              46             Director                           1989           2000
Dennis L. Huber               58             Director                           1997           2000
Samuel E. Uhl(2)              52             President, Chief Operating         1995           1999
                                             Officer and Director
Kenneth R. Saulman            57             Director                           1997           1998
John W. Buschemeyer           58             Vice Chairman of the Board         1973           1998
                                             and Director
Gerald L. Uhl(2)              57             Director                           1973           1998


                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name                     Age (1)        Position
----                     -------        --------
M. Chris Frederick        31            Senior Vice President, Chief Financial Officer and Treasurer
Joel E. Voyles            46            Vice President - Operations and Secretary
C. Howard Egger           29            Vice President - Lending
Sheri L. McGill           35            Vice President - Retail Banking

______________________
(1) As of June 30, 1998.
(2) Samuel E. Uhl and Gerald L. Uhl are brothers.

BIOGRAPHICAL INFORMATION

     Set forth below is certain information regarding the directors and executive officers of the Bank. Unless otherwise stated, each director and executive officer has held his or her current occupation for the last five years.

     James G. Pendleton has been affiliated with the Bank since 1961 and served as President from 1961 to 1996. He is past President of Corydon Rotary Club, a Board member of the South Harrison 1998 School Building Corporation, Vice President of the Harrison County Chamber of Commerce, a member of the Harrison County Education Council and a member of the Board of Directors of the Capitol Courts Senior Housing Council.

     Mark D. Shireman is the President of James L. Shireman Construction Co., Inc. in Corydon, Indiana. He is a director of the Harrison County Chamber of Commerce and the Southern Indiana Economic Development Council. Mr. Shireman is also a member of the Corydon Rotary Club, the Lanesville Lions Club and the Community Foundation of Southern Indiana.

     Dennis L. Huber is the President and Publisher of O'Bannon Publishing Company, Inc. in Corydon, Indiana. He is a member of the Corydon Rotary Club, the Harrison County Chamber of Commerce and the Downtown Corydon Merchants Association.

     Samuel E. Uhl has been affiliated with the Bank since 1994 and succeeded Mr. Pendleton as the Bank's President in 1996. Before joining the Bank, Mr. Uhl was a First Vice President with First Nationwide Bank from 1988 to 1994. He is a director of the United Way, a director of the Corydon Rotary Club and a committee member of the Harrison County Chamber of Commerce.

     Kenneth R. Saulman has been employed as a right-of-way supervisor for Clark County REMC, an electrical service company in Sellersburg, Indiana, since March 1995. From July 1991 to March 1995 he was an area supervisor for Asplundhi Tree Trimming in Ramsey, Indiana. He served as Harrison County Commissioner from 1992 to 1996. Mr. Saulman is a member of the South Harrison Water Co. and the Pleasant Ridge United Methodist Church.

     John W. Buschemeyer is the President and sole owner of Hurst Lumber Co. in Corydon, Indiana. He is a member of the Corydon Rotary Club and the Downtown Corydon Merchants Association.

     Gerald L. Uhl is the Business Manager for Jacobi Sales, Inc., a farm implement dealership in Palmyra, Indiana.

     M. Chris Frederick has been affiliated with the Bank since 1990 and has served in his present position since 1997. He is a member of Leadership Harrison County and the Parish Relations Board of the Corydon United Methodist Church.

     Joel E. Voyles has been affiliated with the Bank since December 1996 and has served in his present position since 1997. From November 1975 to December 1996, he served as Vice President - Deposit Operations Manager of Cumberland Savings Bank in Louisville, Kentucky.

     C. Howard Egger has been affiliated with the Bank since July 1991 and has served in his present position since 1994. He is the Harrison County President of the American Heart Association, the Treasurer of the Downtown Corydon Merchants Association and a member of the Dollars for Scholars Committee.

     Sheri L. McGill has been affiliated with the Bank since January 1988 and has held her present position since 1992. She is a member of Leadership Harrison County.

BENEFICIAL OWNERSHIP OF BANK COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     Persons and groups who beneficially own in excess of 5% of the Bank's common stock are required to file certain reports disclosing such ownership pursuant to the EXCHANGE ACT. Based on such reports, the following table sets forth, as of June 30, 1998, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Bank common stock. To the Bank's knowledge, no other person or entity beneficially owned more than 5% of the Bank's outstanding common stock at June 30, 1998.

     The following table also sets forth, as of June 30, 1998, information as to the shares of Bank common stock beneficially owned by (a) each director and (b) all executive officers and directors of the Bank as a group. For information regarding proposed non-binding purchases of Holding Company common stock by the directors and officers and their anticipated stock ownership upon consummation of the conversion, see "SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS."


                                       Number of Shares              Percent of Shares
Name                                   Beneficially Owned (1)(2)        Outstanding
----                                   -------------------------     ------------------
Beneficial Owners of More Than 5%

First Capital, Inc., M.H.C.                       300,000                 59.52%

Directors and Executive Officers

James G. Pendleton                                  7,300                   1.4
Mark D. Shireman                                    7,300                   1.4
Dennis L. Huber                                       600                   *
Samuel E. Uhl                                       7,440                   1.5
Kenneth R. Saulman                                  1,600                   *
John W. Buschemeyer                                 7,300                   1.4
Gerald L. Uhl                                       7,400                   1.5
M. Chris Frederick                                  1,620                   *
Joel E. Voyles                                      1,350                   *
C. Howard Egger                                     1,250                   *
Sheri L. McGill                                     1,200                   *

All executive officers and
  directors as a group (11 persons)                44,320                   8.7

__________________________
* Less than 1%.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Bank common stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

(2) Includes stock options as follows: Samuel E. Uhl, 2,000 shares; Gerald L. Uhl, 60 shares (granted to his spouse); M. Chris Frederick, 1,400 shares; Joel
E. Voyles, 1,350 shares; C. Howard Egger, 1,200 shares; Sheri L. McGill, 1,200 shares; and all executive officers and directors as a group, 7,210 shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings and committees of the Board. The Board of Directors held 12 meetings during the fiscal year ended June 30, 1998. No director attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which he served during the fiscal year ended June 30, 1998.

     The Executive Committee, which consists of Directors Buschemeyer, Saulman, Shireman and Pendleton, meets as necessary between meetings of the full Board of Directors. All actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee reviews directors' and officers' compensation and makes recommendations to the full Board of Directors in this regard. The Executive Committee met two times during the fiscal year ended June 30, 1998.

     The Audit Committee, consisting of Directors Pendleton, G. Uhl and Shireman, is responsible for developing and monitoring the Bank's audit program. The Audit Committee selects the outside auditor and meets with them to discuss the results of the annual audit and any related matters. The Audit Committee also receives and reviews all the reports and findings and other information presented to them by officers regarding financial reporting policies and practices. The Audit Committee meets as necessary and met once during the fiscal year ended June 30, 1998.

     The Compensation Committee, consisting of Directors S. Uhl, Buschemeyer and Shireman, is responsible for establishing and recommending employee and executive compensation policy to the full Board of Directors. The Compensation Committee met once during the fiscal year ended June 30, 1998.

     The full Board of Directors serves as a nominating committee. The Board of Directors met once in its capacity as the nominating committee during the 1998 fiscal year.

DIRECTORS' COMPENSATION

     FEES. Members of the Bank's Board of Directors receive $400 per month. Members of committees of the Board of Directors also receive $50 per committee meeting attended. The Bank paid total Board and committee fees of approximately $33,000 for the fiscal year ended June 30, 1998.

     DIRECTORS' DEFERRED COMPENSATION PLAN. Directors may elect to defer their monthly directors' fees until retirement with no income tax payable by the director until retirement benefits are received. Upon the director's termination of service on or after attaining age 70, the retired director receives between $217 and $676 per month for 180 months. Benefits are also payable upon disability, early retirement, other termination of service or death. All directors participate in the plan other than Directors S. Uhl, Huber and Saulman, who have elected not to participate.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following information is furnished for the Chief Executive Officer of the Bank and for each executive officer of the Bank who received salary and bonus in excess of $100,000 during the year ended June 30, 1998.

                                                                                  Long-Term Compensation
                                                                                  ------------------------
                                             Annual Compensation                          Awards
                                   -----------------------------------------      ------------------------
                                                                                  Restricted    Securities
Name and                    Fiscal                              Other Annual      Stock         Underlying   All Other
Position                     Year     Salary      Bonus         Compensation      Award         Options(#)   Compensation(1)
------------------------  ----------  -------  ------------  -------------------  ------        -----------  ---------------
James G. Pendleton            1998    $82,409       615              2,262          --                  --        8,810
  Chairman of the             1997     77,484       650              2,792          --                  --        7,159
  Board and Chief             1996     72,480       600                539          --                  --        7,557
  Executive Officer

-----------------------------
(1)       Includes directors' fees from the Bank.

     EMPLOYMENT AGREEMENTS.   In connection with the conversion, the Holding
Company and the Bank (collectively, the "Employers") will enter into three-year employment agreements with James G. Pendleton, Samuel E. Uhl, M. Chris Frederick and Joel E. Voyles.

     Under the employment agreement, the initial salary levels for Messrs. Pendleton, Uhl, Frederick and Voyles will be $90,000, $85,000, $45,000 and $40,000, respectively, which amounts will be paid by the Bank and may be increased at the discretion of the Board of Directors. On each anniversary of the commencement date of the employment agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreements are terminable by the Employers at any time, by the executive if the executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an executive's employment is terminated without cause or upon the executive's voluntary termination in certain circumstances, the Bank would be required to honor the terms of the agreement through the expiration of the then current term, including payment of current cash compensation and continuation of employee benefits.

     The employment agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of the Holding Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) stockholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the employment agreements is 2.99 times the executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The employment agreements provide that the value of the maximum benefit may be distributed, at the executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total present value of which does not exceed 2.99 times the executive's base amount. Assuming that a change in control had occurred at June 30, 1998 and that said executives elected to receive a lump sum cash payment, Messrs. Pendleton, Uhl, Frederick and Voyles would be entitled to payments of approximately $224,000, $209,000, $108,000 and $105,000, respectively. Section
280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The employment agreement restricts the executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an executive's employment is terminated without cause, except if such termination occurs after a change in control.

     EXECUTIVE RETIREMENT INCOME AGREEMENTS. The Bank has entered into an agreement with James G. Pendleton to provide him with additional retirement income. The agreement provides for an annual benefit of $24,500 upon Mr. Pendleton's retirement at or after attaining age 65, payable for 15 years following retirement. Benefits are also payable upon disability, early retirement, other termination of service or death. The Bank has purchased a life insurance policy with Mr. Pendleton as insured to assist in funding the Bank's obligation under the agreement. During the fiscal year ended June 30, 1998, the Bank accrued compensation expense of $19,700 with respect to its obligation under the agreement.

     EMPLOYEE SEVERANCE COMPENSATION PLAN. The Board of Directors of the Bank plans to adopt an Employee Severance Compensation Plan to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Bank (as defined in the plan). Eligible employees are employees with a minimum of one year of service with the Bank. In general, all employees (except for officers who enter into separate employment or severance agreements with the Holding Company and the Bank) will be eligible to participate in the plan. Under the plan, in the event of a change in control of the Holding Company or the Bank, eligible employees, other than officers of the Bank, who are terminated or who terminate employment (but only upon the occurrence of events specified in the plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Bank with a minimum payment equal to four weeks of then current base salary and a maximum payment equal to 26 weeks of then current base salary. However, the maximum payment for any eligible employee would be equal to 26 weeks of their then current base salary. In addition, certain officers of the Bank would be eligible to receive a severance payment in an amount up to the maximum payment without regard to their length of service. Assuming that a change in control had occurred at June 30, 1998 and the termination of all eligible employees, the maximum aggregate payment due under the severance plan would be approximately $219,000.

BENEFITS

     INSURANCE. Full-time employees are provided, with minimal contribution or expense to them, with group plan insurance that covers hospitalization, dependent coverage, long-term disability and life insurance. This insurance is available generally and on the same basis to all full-time employees.

     401(K) PLAN. The Bank maintains the First Federal Bank, FSB Profit Sharing with 401(k) Option Plan (the "401(k) Plan") for the benefit of eligible employees of the Bank. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Bank who have completed 1,000 hours of service during 12 consecutive months and who are employed with the Bank at the end of such period are eligible to participate in the 401(k) Plan. Participants may contribute up to 20% of their annual compensation to the 401(k) Plan through a salary reduction election. The Bank matches participant contributions on a discretionary basis to a maximum of 6% of the participant's annual compensation. Additional employer profit sharing contributions of 3% are also made . Participants are at all times 100% vested in their 401(k) Plan accounts. For the year ended June 30, 1998, the Bank incurred total contribution-related expenses of approximately $25,000 in connection with the 401(k) Plan.

     Generally, the investment of 401(k) Plan assets is directed by plan participants. In connection with the conversion the participants will be able to direct the investment of their 401(k) Plan account balance to purchase shares of common stock of the Holding Company. A participant in the 401(k) Plan who elects to purchase common stock in the conversion through the 401(k) Plan will receive the same subscription priority and will be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Common Stock."

     EMPLOYEE STOCK OWNERSHIP PLAN. The Board of Directors has authorized the adoption by the Bank of an ESOP for employees of the Bank to become effective upon the completion of the conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Full-time employees of the Holding Company and the Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 will be eligible to participate in the ESOP.

     In order to fund the purchase of up to 8% of the common stock to be sold in the conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the common stock. The loan to the ESOP will be repaid principally from the Bank's contributions to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 15-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "PRO FORMA DATA." To the extent that the ESOP is unable to acquire 8% of the common stock sold in the offering, it is anticipated that such additional shares may be acquired following the conversion through open market purchases.

     In any plan year, the Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by the Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

     Participants will vest in their accrued benefits under the ESOP at the rate of 20% per year, beginning upon the completion of two years of service. A participant is fully vested at retirement, in the event of disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     It is anticipated that members of the Bank's Board of Directors will serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

     Pursuant to Statement of Position 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA."

     The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Bank intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Bank expects that a favorable determination letter will be received by the ESOP.

     STOCK OPTION PLANS. Following its conversion to stock form, the Bank adopted the 1994 Option Plan for the benefit of key employees and nonemployee directors, pursuant to which 20,000 shares of Bank common stock were reserved for issuance upon the exercise of stock options awarded thereunder. As of June 30, 1998, stock options with respect to 7,245 shares reserved under the 1994 Option Plan were outstanding. The Holding Company will assume the 1994 Option Plan in connection with the conversion, and appropriate adjustments to the exercise price and the number of shares subject to stock options outstanding under the plan will be made in accordance with the final Exchange Ratio.

     Following the conversion, the Holding Company's Board of Director intends to adopt the 1999 Option Plan in order to attract and retain qualified management personnel and nonemployee directors, to provide such key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Bank, and to reward officers and key employees for outstanding performance. The 1999 Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the 1999 Option Plan, stock options may be granted to nonemployee directors and key employees of the Holding Company and its subsidiaries. Unless sooner terminated, the 1999 Option Plan will continue in effect for a period of ten years from the date the 1999 Option Plan is approved by stockholders. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the 1999 Option Plan within one year of the consummation of the conversion.

     A number of authorized shares of common stock equal to 10% of the number of shares sold in connection with the conversion will be reserved for future issuance under the 1999 Option Plan (102,637 shares based on the issuance of 1,026,375 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of common stock under the 1999 Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of common stock outstanding.

     The 1999 Option Plan will be administered and interpreted by the Board of Directors. Subject to applicable OTS regulations, the Board will determine which nonemployee directors and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.

     It is anticipated that all options granted under the 1999 Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the 1999 Option Plan is implemented within the first year following consummation of the conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the 1999 Option Plan) of the Holding Company or the Bank to the extent authorized or not prohibited by applicable law or regulations.
OTS regulations currently provide that, if the 1999 Option Plan is implemented prior to the first anniversary of the conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Bank.

     Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Board. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. Except as authorized by the Board, all stock options are nontransferable except by will or the laws of descent or distribution.

     Under current provisions of the Internal Revenue Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of common stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the common stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the common stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

     Although no specific award determinations have been made at this time, the Holding Company and the Bank anticipate that if stockholder approval is obtained, the Holding Company and the Bank would provide awards to its directors and key employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the 1999 Option Plan is implemented within one year of the consummation of the conversion, (i) no officer or employee may receive an award of options covering in excess of 25%,
(ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, may not receive in excess of 30% of the number of shares reserved for issuance under the 1999 Option Plan.

     MANAGEMENT RECOGNITION AND DEVELOPMENT PLAN. Following the conversion, the Holding Company's Board of Directors intends to adopt the 1999 MRDP for non-employee directors, officers and employees of the Holding Company and the Bank. The Board of Directors believes that adoption of the 1999 MRDP is important to the Bank's overall compensation strategy, which emphasizes providing appropriate incentives to attract and retain capable employees. Specifically, the adoption of the 1999 MRDP will enable the Holding Company to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company.

     The 1999 MRDP will be submitted to stockholders for approval at a meeting following consummation of the conversion. The approval of a majority vote of the Holding Company's stockholders is required prior to implementation of the 1999 MRDP within one year of the consummation of the conversion. The 1999 MRDP expects to acquire a number of shares of common stock equal to 4% of the shares sold in the offering (41,055 shares based on the sale of 1,026,375 shares at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Bank to a trust which the Holding Company may establish in conjunction with the 1999 MRDP ("1999 MRDP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

     The Board of Directors will administer the 1999 MRDP, members of which will also serve as trustees of the 1999 MRDP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Bank to the 1999 MRDP Trust.

     It is anticipated that shares of common stock granted pursuant to the 1999 MRDP will be in the form of restricted stock payable ratably over a five-year period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the 1999 MRDP Trust. If a recipient terminates employment for reasons other than death or disability, the recipient will forfeit all rights to allocated shares that are then subject to restriction. In the event of the recipient's death or disability, all restrictions will expire and all allocated shares will become unrestricted. In addition, all allocated shares will become unrestricted in the event of a change in control (as defined in the 1999 MRDP) of the Holding Company to the extent authorized or not prohibited by applicable law or regulations. Current OTS regulations, however, do not permit accelerated vesting of 1999 MRDP awards in the event of a change in control. Compensation expense in the amount of the fair market value of the common stock at the date of the grant to the recipient will be recognized during the years in which the shares vest.

     The Board of Directors may terminate the 1999 MRDP at any time and, upon termination, all unallocated shares of common stock will revert to the Holding Company.

     A recipient of a 1999 MRDP award in the form of restricted stock generally will not recognize income upon an award of shares of common stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

     Although no specific award determinations have been made, the Bank anticipates that if stockholder approval is obtained it would provide awards to its key employees to the extent permitted by applicable regulations. OTS regulations currently provide that no individual officer or employee may receive more than 25% and no individual non-employee director may receive more than 5% (30% in the aggregate) of the shares reserved for issuance under any stock compensation plan.

TRANSACTIONS WITH THE BANK

     Director Gerald L. Uhl is a shareholder and the Business Manager of Jacobi Sales, Inc. ("JSI"), a farm implement dealership that has contracted with the Bank to provide sales financing to customers of JSI. The Bank does not grant preferential credit under this arrangement. All sales contracts are presented to the Bank on a 50% recourse basis, with JSI responsible for the sale and disposition of any repossessed equipment. During the fiscal year ended June 30, 1998, the Bank granted approximately $612,000 of credit to JSI customers.

     Federal regulations require that all loans or extensions of credit by the Bank to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank's policy is not to make any new loans or extensions of credit to the Bank's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000, or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by the Bank to its executive officers and directors and their associates was approximately $960,000 at June 30, 1998, or approximately 5.1% of the Holding Company's pro forma stockholders' equity (based on the issuance of shares at the maximum of the Estimated Valuation Range).

                                  REGULATION

GENERAL

     The Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Bank's mortgage documents. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Bank and its operations.

FEDERAL REGULATION OF SAVINGS ASSOCIATIONS

     OFFICE OF THRIFT SUPERVISION. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

     FEDERAL HOME LOAN BANK SYSTEM. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to supervise the FHLBs, to ensure that the FHLBs carry out their housing finance mission, to ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets, and to ensure that the FHLBs operate in a safe and sound manner. The Bank, as a member of the FHLB-Indianapolis, is required to acquire and hold shares of capital stock in the FHLB-Indianapolis in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or
(ii) 1/20 of its advances (i.e.,

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

borrowings) from the FHLB-Indianapolis. The Bank complied with this requirement with an investment in FHLB-Indianapolis stock of $589,000 at June 30, 1998. Among other benefits, the FHLB-Indianapolis provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Indianapolis.

     FEDERAL DEPOSIT INSURANCE CORPORATION. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the BIF and the SAIF. As insurer of the Bank's deposits, the FDIC has examination, supervisory and enforcement authority over the Bank.

     The Bank's accounts are insured by the SAIF to the maximum extent permitted by law. The Bank pays deposit insurance premiums based on a risk-based assessment system established by the FDIC. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken.

     Pursuant to the Deposit Insurance Funds Act ("DIF Act"), which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of .065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

     The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Bank.

     The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Bank.

     LIQUIDITY REQUIREMENTS. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 4.0%) of its net withdrawable accounts plus short-term borrowings. Monetary

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

penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     PROMPT CORRECTIVE ACTION. Under the FDIA, each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I risk-based capital ratio that is less than 4.0% or has a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, has a Tier I risk-based capital ratio that is less than 3.0% or has a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. (The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

     An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

     At June 30, 1998, the Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

     STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking regulatory agencies have prescribed, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; (vi) asset quality; (vii) earnings; and (viii) compensation, fees and benefits ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Bank to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

     QUALIFIED THRIFT LENDER TEST. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either convert to a national bank charter or be subject to the following restrictions on its operations: (i) the Bank may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the Bank may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the Bank shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the Bank shall be subject to the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any

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activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

     Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At June 30, 1998, the Bank was in compliance with the QTL test.

     CAPITAL REQUIREMENTS. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements.

     OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and non-includable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Savings Associations -- Prompt Corrective Action."

     Savings associations also must maintain "tangible capital" not less than 1.5% of adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

     Savings associations must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

     The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for

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

purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totaled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

     The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and
                               ----
outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the Bank's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the Bank's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

     See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Bank's historical amounts and percentages at June 30, 1998 and pro forma amounts and percentages based upon the assumptions stated therein.

     LIMITATIONS ON CAPITAL DISTRIBUTIONS. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends.
The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

     A Tier 1 savings association has capital in excess of its capital requirement (both before and after the proposed capital distribution). A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its requirement)
                       ----
at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during

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the previous four quarters depending on how close the Bank is to meeting its capital requirement. Capital distributions exceeding this amount require prior OTS approval. Tier 3 associations are savings associations with capital below the minimum capital requirement (either before or after the proposed capital distribution). Tier 3 associations may not make any capital distributions without prior approval from the OTS.

     The Bank currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

     LOANS TO ONE BORROWER. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At June 30, 1998, the Bank's regulatory limit on loans to one borrower was $2.6 million. At June 30, 1998, the Bank's largest aggregate amount of loans to one borrower was $707,000.

     ACTIVITIES OF ASSOCIATIONS AND THEIR SUBSIDIARIES. A savings association may establish operating subsidiaries to engage in any activity that the savings association may conduct directly and may establish service corporation subsidiaries to engage in certain preapproved activities or, with approval of the OTS, other activities reasonably related to the activities of financial institutions. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the Bank controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

     The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the Bank or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

     TRANSACTIONS WITH AFFILIATES. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act relative to transactions with affiliates in the same manner and to the same extent as if the savings
association were a Federal Reserve member bank.   A savings and loan holding
company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Bank to an affiliate must be secured by collateral in accordance with Section 23A.

     Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from

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

Section 23A or 23B may be granted only by the Federal Reserve, as is currently the case with respect to all FDIC-insured banks.

     The Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

     COMMUNITY REINVESTMENT ACT. Savings associations are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a savings association, to assess the saving association's record in meeting the credit needs of the community serviced by the savings association, including low and moderate income neighborhoods. The regulatory agency's assessment of the savings association's record is made available to the public. Further, such assessment is required of any savings association which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

SAVINGS AND LOAN HOLDING COMPANY REGULATIONS

     HOLDING COMPANY ACQUISITIONS. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

     HOLDING COMPANY ACTIVITIES. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

     QUALIFIED THRIFT LENDER TEST. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Associations --Qualified Thrift Lender Test," must, within one year after the date on which the Bank ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

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

                                   TAXATION

FEDERAL TAXATION

     GENERAL. Upon consummation of the conversion, the Holding Company and the Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Holding Company. For additional information regarding income taxes, see Note 8 of Notes to Consolidated Financial Statements.

     BAD DEBT RESERVE. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

     The thrift bad debt rules were revised by Congress in 1996. The new rules eliminated the percentage of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also required that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). For taxable years beginning after December 31, 1995, the Bank's bad debt deduction must be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Bank is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allowed an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institution's average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continues to be subject to provisions of present law referred to below that require recapture of the pre-1988 bad debt reserve in the case of certain excess distributions to shareholders.

     DISTRIBUTIONS. To the extent that the Bank makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Bank's taxable income. Nondividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the conversion, the Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

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

     CORPORATE ALTERNATIVE MINIMUM TAX. The Internal Revenue Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax is paid.

     DIVIDENDS-RECEIVED DEDUCTION. The Holding Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Bank will not file a consolidated tax return, except that if the Holding Company or the Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

     AUDITS. Neither the MHC's not the Bank's federal income tax returns have been audited within the last five years.

INDIANA TAXATION

     Indiana imposes an 8.5% franchise tax based on a financial institution's adjusted gross income as defined by statute. In computing adjusted gross income, deductions for municipal interest, U.S. Government interest, the bad debt deduction computed using the reserve method and pre-1990 net operating losses are disallowed. The MHC's and the Bank's state income tax returns were audited for the years ended June 30, 1993, 1994 and 1995 without amendment and without additional tax liability. The MHC's and the Bank's state income tax returns have not been audited for any subsequent period.

                                THE CONVERSION

     THE OTS HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO ITS APPROVAL BY THE MEMBERS OF THE MHC AND THE STOCKHOLDERS OF THE BANK ENTITLED TO VOTE THEREON AND TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION.

GENERAL

     On June 18, 1998, the Boards of Directors of the MHC and the Bank unanimously adopted the Plan of Conversion, pursuant to which the Bank will convert from the mutual holding company form of organization to the stock holding company form of organization. THE FOLLOWING DISCUSSION OF THE PLAN OF CONVERSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF CONVERSION, WHICH IS ATTACHED AS EXHIBIT A TO BOTH THE MHC'S PROXY STATEMENT AND THE BANK'S PROXY STATEMENT, AND WHICH IS AVAILABLE TO BOTH MEMBERS OF THE MHC AND STOCKHOLDERS OF THE BANK UPON REQUEST. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion, subject to its approval by the members of the MHC and the stockholders of the Bank and to the satisfaction of certain other conditions.

     Pursuant to the Plan of Conversion, (i) the MHC will convert from a federally-chartered mutual holding company to a federally-chartered interim stock savings bank (Interim A) and simultaneously merge with and into the Bank and (ii) an interim federal stock savings bank (Interim B) will be formed as a wholly-owned subsidiary of the Holding Company and Interim B will merge with and into the Bank. As a result of the merger of Interim A with and into the Bank, the MHC will cease to exist and the shares of Bank common stock held by the MHC will be canceled. As a result of the merger of Interim B with and into the Bank, the Bank will become a wholly owned subsidiary of the Holding Company and the common stock of the Bank will be converted into common stock of the Holding Company pursuant to the Exchange Ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Holding Company common stock to be outstanding upon the completion of the conversion as the percentage of the Bank common stock owned by them in the aggregate immediately prior to consummation of the conversion, but before giving effect to
(a) the payment of cash in lieu of issuing fractional shares and (b) any shares of common stock purchased by the Bank's stockholders in this offering.

     As part of the conversion, the Holding Company is offering shares of its common stock in the Subscription Offering to holders of subscription rights in the following order of priority: (i) Eligible Account Holders (depositors of the Bank with $50.00 or more on deposit as of the close of business on March 31,
1997); (ii) Supplemental Eligible Account Holders (depositors of the Bank with $50.00 or more on deposit as of the close of business on September 30, 1998); and (iii) Other Members (depositors of the Bank as of the close of business on ________________ and borrowers of the Bank with loans outstanding as of the close of business on February 1, 1993, which continue to be outstanding as of the close of business on ________________).

     Concurrently with the Subscription Offering, any shares of common stock not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given first to stockholders of the Bank as of the close of business on the Voting Record Date (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons residing in the Local Community. Shares of common stock not sold in the Subscription Offering and the Direct Community Offering may be offered in the Syndicated Community Offering. Regulations require that the Direct Community Offering and the Syndicated Community Offering be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible because of market conditions or otherwise, the Board of Directors of the Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The Plan of

Conversion provides that the conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the MHC.

     No sales of common stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offering unless the Plan of Conversion is approved by the members of the MHC and the stockholders of the Bank. The completion of this offering, however, is subject to market conditions and other factors beyond the Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion by the members of the MHC and the stockholders of the Bank that will be required to complete the Direct Community Offering or Syndicated Community Offering or other sale of the shares of common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the MHC and the Bank, as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of its common stock.

     Orders for shares of common stock will not be filled until at least $7,586,250 of common stock has been subscribed for or sold and the OTS approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds received will be promptly returned together with accrued interest at the Bank's passbook rate from the date payment is received until the conversion is terminated.

PURPOSES OF CONVERSION

     The MHC, as a federally chartered mutual holding company, does not have stockholders and has no authority to issue capital stock. As a result of the conversion, the Holding Company will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions. The holding company form of organization will provide the Holding Company with the ability to diversify the Holding Company's and the Bank's business activities through acquisition of or mergers with both stock savings institutions and commercial banks, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Holding Company will be in a position after the conversion, subject to regulatory limitations and the Holding Company's financial position, to take advantage of any such opportunities that may arise.

     In their decision to pursue the conversion, the Boards of Directors of the MHC and the Bank considered various regulatory uncertainties associated with the mutual holding company structure including the ability to waive dividends in the future as well as the general uncertainty regarding a possible elimination of the federal savings association charter.

     The conversion will be important to the future growth and performance of the holding company organization by providing a larger capital base to support the operations of the Bank and Holding Company and by enhancing their future access to capital markets, their ability to diversify into other financial services related activities, and their ability to provide services to the public.

     The conversion also will result in a larger number of shares of Holding Company common stock to be outstanding as compared to the number of outstanding shares of Bank common stock, which will increase the likelihood of the development of an active and liquid trading market for the common stock. See "MARKET FOR COMMON STOCK." In addition, the conversion will permit the Holding Company to engage in stock repurchases without adverse federal income tax consequences. The Bank cannot repurchase its common stock without triggering adverse federal income tax consequences. Currently, the Holding Company has no specific plans regarding any stock repurchases.

     An additional benefit of the conversion will be an increase in the accumulated earnings and profits of the Bank for federal income tax purposes. When the Bank (as a mutual institution) transferred substantially all of its assets and liabilities to its stock savings bank successor in the MHC reorganization, its accumulated earnings and profits tax attribute was not able to be transferred to the Bank because no tax-free reorganization was involved. Accordingly, this tax attribute was retained by the Bank when it converted its charter to that of the MHC, even though the underlying retained earnings were transferred to the Bank. The conversion has been structured to re-unite the accumulated earnings and profits tax attribute retained by the MHC in the MHC reorganization with the retained earnings of the Bank by merging the MHC with and into the Bank in a tax-free reorganization. This transaction will increase the Bank's ability to pay dividends to the Holding Company in the future. See "DIVIDEND POLICY."

     If the Bank had undertaken a standard conversion involving the formation of a stock holding company in 1993, applicable OTS regulations would have required a greater amount of common stock to be sold than the amount sold in the MHC reorganization. Management believed that it was advisable to invest profitably the proceeds raised in the MHC reorganization prior to raising the larger amount of capital that would have been raised at one time in a standard conversion. A standard conversion in 1993 also would have immediately eliminated all aspects of the mutual form of organization.

     In light of the foregoing, the Boards of Directors of the MHC and the Bank believe that the conversion is in the best interests of the MHC and the Bank, their respective members and stockholders, and the communities served by the Bank.

EFFECTS OF CONVERSION ON DEPOSITORS AND BORROWERS OF THE BANK

     GENERAL. Prior to the conversion, each depositor in the Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the MHC based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the MHC. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of the MHC, which is lost to the extent that the balance in the account is reduced.

     Consequently, the depositors of the Bank normally have no way to realize the value of their ownership interest in the MHC, which has realizable value only in the unlikely event that the MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the MHC after other claims are paid.

     Upon consummation of the conversion, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Holding Company. The common stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit and/or loan account(s) the seller may hold in the Bank.

     CONTINUITY. The conversion will not interrupt the Bank's normal business of accepting deposits and making loans. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The directors and officers of the Bank at the time of the conversion will continue to serve as directors and officers of the Bank after the conversion. The directors and officers of the Holding Company consist of individuals currently serving as directors and officers of the MHC and the Bank, and they will retain their positions in the Holding Company after the conversion.

     EFFECT ON THE BANK'S COMMON STOCK. Under the Plan of Conversion, upon consummation of the conversion, each share of the Bank's common stock held by the Bank's public stockholders (other than the Bank's public stockholders who exercise and perfect their rights of dissent and appraisal) will be converted into shares of Holding Company common stock based upon the Exchange Ratio without any further action on the part of the holder thereof. Upon surrender of certificates representing shares of Bank common stock, Holding Company common stock will be issued in exchange for such shares. See "-- Delivery and Exchange of Stock Certificates."

     Upon consummation of the conversion, the public stockholders of the Bank will become stockholders of the Holding Company. For a description of certain changes in the rights of stockholders as a result of the conversion, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

     VOTING RIGHTS. Presently, depositors and borrowers of the Bank are members of, and have voting rights in, the MHC as to all matters requiring membership action. Upon completion of the conversion, the MHC will cease to exist and all voting rights in the Bank will be vested in the Holding Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Holding Company will be vested in the holders of the Holding Company's common stock. Depositors and borrowers of the Bank will not have voting rights in the Holding Company after the conversion, except to the extent that they become stockholders of the Holding Company.

     SAVINGS ACCOUNTS AND LOANS. The Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Bank.

     TAX EFFECTS. The Bank has received an opinion from Breyer & Aguggia LLP, Washington, D.C., that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. Among other things, the opinion provides that:

     (i) the conversion of the MHC from a mutual holding company to a federally-chartered interim stock savings bank (Interim A) and its simultaneous merger with and into the Bank, with the Bank as the surviving entity, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

     (ii) no gain or loss will be recognized by the Bank upon the receipt of the assets of the MHC in such merger;

     (iii) the merger of Interim B with and into the Bank, with the Bank as the surviving entity, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

     (iv) no gain or loss will be recognized by Interim B upon the transfer of its assets to the Bank;

     (v) no gain or loss will be recognized by the Bank upon the receipt of the assets of Interim B;

     (vi) no gain or loss will be recognized by the Holding Company upon the receipt of Bank common stock solely in exchange for Holding Company common stock;

     (vii) no gain or loss will be recognized by the Public Stockholders upon the receipt of shares of the Holding Company's common stock in exchange for their shares of Bank common stock;

     (viii) the basis of the shares of common stock of the Holding Company to be received by the Bank's public stockholders will be the same as the basis of the shares of common stock of the Bank surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fractional shares;

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

     (ix) the holding period of the shares of Holding Company common stock to be received by the Bank's public stockholders will include the holding period of the Bank common stock, provided that the shares of Bank common stock were held as a capital asset on the date of the exchange;

     (x) no gain or loss will be recognized by the Holding Company upon the sale of shares of its common stock in this offering;

     (xi) the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will recognize gain, if any, upon the issuance to them of withdrawable savings accounts in the Bank following the conversion, interests in the liquidation account and nontransferable subscription rights to purchase common stock, but only to the extent of the value, if any, of the subscription rights; and

     (xii) the tax basis to the holders of shares of common stock purchased in this offering will be the amount paid therefor, and the holding period for the shares of common stock will begin on the date of consummation of this offering, if purchased through the exercise of Subscription Rights, and on the day after the date of purchase, if purchased in the Direct Community Offering or the Syndicated Community Offering.

     Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

     Based upon past rulings issued by the IRS, the opinion provides that the receipt of subscription rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. Keller & Company, a financial consulting firm retained by the Bank, whose findings are not binding on the IRS, has issued a letter indicating that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. The Bank could also recognize a gain on the distribution of such subscription rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

     The Bank has also received an opinion from Monroe Shine & Co., Inc. that, assuming the conversion does not result in any federal income tax liability to the Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Indiana tax liability to such entities or persons.

     The opinions of Breyer & Aguggia LLP and Monroe Shine & Co., Inc. and the letter from Keller & Company, are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     THE PRECEDING DISCUSSION SUMMARIZES THE MATERIAL TAX CONSEQUENCES OF THE CONVERSION. PROSPECTIVE INVESTORS, HOWEVER, ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     LIQUIDATION ACCOUNT. In the unlikely event of a complete liquidation of the MHC, each depositor of the Bank would receive his or her pro rata share of any assets of the MHC remaining after payment of claims of all creditors. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the conversion, each depositor, in the event of a complete liquidation of the Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his or her claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. Each stockholder would not have an interest in the value or assets of the Bank or the Holding Company above that amount.

     The Plan of Conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the amount of any dividends waived by the MHC plus the greater of (i) the Bank's retained earnings of $4.0 million at June 30, 1992, the date of the latest statement of financial condition contained in the final offering circular utilized in the MHC reorganization, or (ii) 59.5% of the Bank's total stockholders' equity as reflected in its latest statement of financial condition contained in the final prospectus utilized in this offering. As of the date of this prospectus, the initial balance of the liquidation account would be $7.3 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he or she were to continue to maintain his or her deposit account at the Bank, would be entitled, upon a complete liquidation of the Bank after the conversion to an interest in the liquidation account prior to any payment to the Holding Company as the sole stockholder of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in the Bank at the close of business on March 31, 1997 or September 30, 1998, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the Eligibility Record Date (March 31, 1997) or the Supplemental Eligibility Record Date (September 30, 1998), as the case may be, bore to the balance of all deposit accounts in the Bank on such date.

     If, however, on any June 30 annual closing date of the Bank, commencing June 30, 1998, the amount in any deposit account is less than the amount in such deposit account on June 30, 1998, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Holding Company as the sole stockholder of the Bank.

EXCHANGE OF BANK COMMON STOCK

     As part of the conversion, each share of Bank common stock held by the MHC (300,000 shares, or 59.5% of the outstanding shares, as of the date of this prospectus) will be canceled and each share of Bank common stock held by the Bank's public stockholders (204,015 shares, or 40.5% of the outstanding shares, as of the date of this prospectus) will be exchanged for shares of Holding Company common stock. The number of shares of Holding Company common stock to be issued to the Bank's public stockholders will be based on an Exchange Ratio that will result in the Bank's public stockholders owning in the aggregate approximately 40.5% of the outstanding shares of Holding Company common stock before giving effect to any (i) payment of cash to the Bank's public stockholders who exercise and perfect their rights of dissent and appraisal,
(ii) payment of cash in lieu of issuing fractional shares of Holding Company common stock and (iii) shares purchased by the Bank's public stockholders in the offering. As required by the OTS, the aggregate ownership interest of the Bank's public stockholders has been adjusted downward to reflect assets held by the MHC and the waiver of certain dividends by the MHC. The final Exchange Ratio will be based on the percentage ownership interest of the Bank's public stockholders in the Bank and the number of shares sold in this offering and not on the market value of Bank common stock. Accordingly, the value of the shares of Holding Company common stock to be received for each share of Bank common stock may be less than the market value of Bank common stock at the time of exchange. See "-- Stock Pricing, Exchange Ratio and Number of Shares to be Issued in the Conversion."

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

     Pursuant to OTS regulations, stockholders of the Bank will have dissent and appraisal rights with respect to the conversion because the Bank's common stock is not listed on the Nasdaq Stock Market. Accordingly, even if the conversion is approved, stockholders of the Bank who exercise and perfect their rights of dissent and appraisal under OTS regulations will have the right to receive cash equal to the fair market value of their shares of Bank common stock as determined by regulation, rather than exchanging them for shares of Holding Company common stock. DO NOT SEND YOUR BANK STOCK CERTIFICATES AT THIS TIME REGARDLESS OF WHETHER OR NOT YOU INTEND TO EXERCISE AND PERFECT YOUR RIGHTS OF DISSENT AND APPRAISAL. The Bank will send to each Bank stockholder a proxy statement for the Bank's 1998 Annual Meeting of Stockholders at which the Plan of Conversion will be considered, which will include detailed instructions on how to exercise and perfect dissent and appraisal rights. See "THE CONVERSION -
- Dissent and Appraisal Rights." For Bank stockholders who do not wish to exercise their dissent and appraisal rights but want to exchange their shares of Bank common stock for shares of Holding Company common stock, the Holding Company will mail to each such stockholder exchange instructions and a transmittal letter after the consummation of the conversion. See "-- Delivery and Exchange of Stock Certificates."

THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

     SUBSCRIPTION OFFERING. In accordance with the Plan of Conversion, nontransferable subscription rights to purchase shares of common stock have been issued to persons and entities entitled to purchase the common stock in the Subscription Offering. The amount of the common stock which these parties may purchase will be subject to the availability of the common stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the common stock is available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Bank as of the close of business on March 31, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of 25,000 shares of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing Eligible Account Holders. Subscription rights received by officers and directors in this category based on their increased deposits in the Bank in the one year period preceding March 31, 1997 are subordinated to the subscription rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable subscription rights to purchase up to 8% of the shares of common stock sold in the conversion. The ESOP intends to purchase 8% of the shares of common stock sold in the conversion. In the event the number of shares offered in the conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the common stock sold in the conversion. If the ESOP's subscription is not filled in its entirety, the ESOP may purchase shares in the open market.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of the close of business on September 30, 1998 will receive nontransferable subscription rights to subscribe for up to the greater of 25,000 shares of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible

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Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription
Rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing Supplemental Eligible Account Holders.

     Category 4: Other Members. Each depositor of the Bank as of the close of business on the Voting Record Date (__________, 1998) and each borrower with a loan outstanding as of the close of business on February 1, 1993, which continues to be outstanding as of the close of business on the Voting Record Date, will receive nontransferable subscription rights to purchase up 25,000 shares of common stock or one-tenth of one percent of the total offering of common stock to the extent shares are available following subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

     SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE OR SHE IS PURCHASING SUCH SHARES SOLELY FOR HIS OR HER OWN ACCOUNT AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING WITH ANY OTHER PERSON FOR THE SALE OR TRANSFER OF SUCH SHARES. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE BANK AND THE HOLDING COMPANY.

     The Holding Company and the Bank will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the Subscription Offering and all subscription rights under the Plan of Conversion will expire at 12:00 Noon, Eastern Standard Time, on the Expiration Date, whether or not the Bank has been able to locate each person entitled to such subscription rights. ORDERS FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING RECEIVED IN HAND BY THE BANK AFTER THE EXPIRATION DATE WILL NOT BE ACCEPTED.
The Subscription Offering may be extended by the Holding Company and the Bank up to _________, 1998 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of common stock within 45 days after the close of the Subscription Offering, unless extended by the OTS. If the Direct Community Offering and the Syndicated Community Offerings are not completed within such period all funds received will be promptly returned with interest at the Bank's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     DIRECT COMMUNITY OFFERING. Concurrently with the Subscription Offering, the common stock will be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given first to the Bank's public stockholders as of the close of business on the Voting Record Date (who are not eligible to subscribe for shares of common stock in the Subscription Offering) and then to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to 25,000 shares of common stock. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering will terminate at 12:00 Noon, Eastern Standard Time, on the Expiration Date, unless extended by the Holding Company and the Bank, with approval of the OTS if necessary. If

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

regulatory approval of an extension beyond 45 days after the close of the Subscription Offering has been granted, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. THE RIGHT OF ANY PERSON TO PURCHASE SHARES IN THE DIRECT COMMUNITY OFFERING IS SUBJECT TO THE ABSOLUTE RIGHT OF THE HOLDING COMPANY AND THE BANK TO ACCEPT OR REJECT SUCH PURCHASES IN WHOLE OR IN PART. IF AN ORDER IS REJECTED IN PART, THE PURCHASER DOES NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF THE ORDER. THE HOLDING COMPANY PRESENTLY INTENDS TO TERMINATE THE DIRECT COMMUNITY OFFERING AS SOON AS IT HAS RECEIVED ORDERS FOR ALL SHARES AVAILABLE FOR PURCHASE IN THE CONVERSION.

     If all of the common stock offered in the Subscription Offering is subscribed for, no common stock will be available for purchase in the Direct Community Offering and all funds submitted pursuant to the Direct Community Offering will be promptly refunded with interest.

     SYNDICATED COMMUNITY OFFERING. The Plan of Conversion provides that, if necessary, all shares of common stock not purchased in the Subscription Offering and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Webb acting as agent of the Holding Company. THE HOLDING COMPANY AND THE BANK HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR IN PART, IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the Syndicated Community Offering; however, Webb has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Shares of common stock sold in the Syndicated Community Offering also will be sold at the $10.00 purchase price. See "-- Stock Pricing, Exchange Ratio and Number of Shares to be Issued." No person will be permitted to subscribe for more than 25,000 shares of common stock in the Syndicated Community Offering. See "-- Plan of Distribution and Selling Commissions" for a description of the commission to be paid to the selected dealers and to Webb.

     Webb may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of common stock. When and if Webb and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the conversion, Webb will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Bank's passbook rate until the completion of this offering. At the completion of the conversion, the funds received in this offering will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the FDIC or any other government agency. In the event the conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may terminate no more than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Bank, with approval of the OTS.

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

     In the event the Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of this offering period, provided that (i) no single extension exceeds 90 days,
(ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members of the MHC approved the Plan of Conversion. If the conversion is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Bank and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

     PERSONS IN NON-QUALIFIED STATES. The Holding Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States if (i) a small number of persons otherwise eligible to subscribe for shares of common stock reside in such state or (ii) the Holding Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Bank will base their decision as to whether or not to offer the common stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

PLAN OF DISTRIBUTION AND SELLING COMMISSIONS

     The Holding Company and the Bank have retained Webb to consult with and to advise the Bank and the Holding Company, and to assist the Holding Company on a best efforts basis, in the distribution of the common stock in the Subscription Offering and Direct Community Offering. The services that Webb will provide include, but are not limited to (i) training the employees of the Bank who will perform certain ministerial functions in the Subscription Offering and the Direct Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Bank's stock information center by assisting interested stock subscribers and by keeping records of all stock orders, (iii) preparing marketing materials, and (iv) assisting in the solicitation of proxies from the MHC's members and the stockholders of the Bank. For its services, Webb will receive a management fee of $25,000 and a success fee of 1.5% of the aggregate purchase price of the shares sold in the Subscription Offering and the Direct Community Offering, excluding shares purchased by the ESOP and officers, directors and employees of the Bank, or members of their immediate families. The management fee will be applied to the success fee. If selected broker-dealers are used to assist in the sale of the common stock in the Syndicated Community Offering, Webb will be paid a fee of

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

up to 5.5% of the aggregate purchase price of the shares sold by such broker-dealers and Webb will pay to such broker-dealers an amount competitive with gross underwriting commissions then charged for comparable amounts of stock sold at a comparable price per share in a similar market environment. The Holding Company and the Bank have agreed to reimburse Webb for its out-of-pocket expenses up to $5,000 and its legal fees and expenses up to $30,000. The Holding Company and the Bank have also agreed to indemnify Webb against certain claims and liabilities under the federal securities laws, including those in connection with material misstatements in or omissions from this prospectus or otherwise arising from the use of this prospectus (except for claims and liabilities arising out of Webb's bad faith or gross negligence), and will contribute to payments Webb may be required to make in connection with any such claims or liabilities.

DESCRIPTION OF SALES ACTIVITIES

     The Common Stock will be offered in the Subscription Offering and Direct Community Offering principally by the distribution of this prospectus and through activities conducted at the Bank's stock information center at its main office facility. The stock information center is expected to operate during normal business hours throughout the Subscription Offering and Direct Community Offering. It is expected that at any particular time one or more Webb employees will be working at the stock information center. Stock information center personnel will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     The management and employees of the Holding Company and the Bank may participate in this offering in clerical capacities, providing administrative support in effecting sales transactions or answering questions of a mechanical nature relating to the proper execution of the order form. Management of the Holding Company and the Bank may answer questions regarding the respective businesses of the Holding Company and the Bank. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Bank have been instructed not to solicit offers to purchase common stock or to provide advice regarding the purchase of common stock. None of the employees or directors who participate in this offering will receive any special compensation or other remuneration for such activities.

     None of the Holding Company and Bank personnel participating in the Subscription and Direct Community Offering are registered or licensed as a broker or dealer or an agent of a broker or dealer. Holding Company and Bank personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION AND DIRECT COMMUNITY
OFFERINGS

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus. The Bank will accept for processing only orders submitted on original order forms. The Bank will not accept orders submitted on photocopied or telecopied order forms. ORDERS CANNOT AND WILL NOT BE ACCEPTED WITHOUT THE EXECUTION OF THE CERTIFICATION APPEARING ON THE REVERSE SIDE OF THE ORDER FORM.

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

     To purchase shares in the Subscription Offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Bank (which may be given by completing the appropriate blanks in the order form), must be received by the Bank by 12:00 Noon, Eastern Standard Time, on the Expiration Date. Order forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Bank of the terms and conditions of the Plan of Conversion and of the order form will be final. In order to purchase shares in the Direct Community Offering, the order form, accompanied by the required payment for each share subscribed for, must be received by the Bank prior to the time the Direct Community Offering terminates, which is expected to be at 12:00 Noon on the Expiration Date. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Bank unless the conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the close of business on the Eligibility Record Date (March 31, 1997) and/or the Supplemental Eligibility Record Date (September 30, 1998) and/or the Voting Record Date (__________, 1998) must list all accounts on the order form giving all names in each account, the account number and the approximate account balance as of such date. Failure to list an account could result in fewer shares being allocated in the event of an oversubscription than if all accounts had been disclosed.

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Bank's stock information center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Appropriate means by which such withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion (unless the certificate matures after the date of receipt of the order form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion. At the completion of the conversion, the funds received in this offering will be used to purchase the shares of common stock ordered. THE SHARES OF COMMON STOCK ISSUED IN THE CONVERSION CANNOT AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Bank to withdraw the amount of the aggregate purchase price from his or her deposit account, the Bank will do so as of the effective date of the conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received.
The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

     The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of common stock subscribed for at the $10.00 purchase price upon consummation of the conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate purchase price of the shares for which it subscribed.

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

     IRAs maintained in the Bank do not permit investment in the common stock.
A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since the Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's common stock in the offering. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as the Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Bank IRA to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.

STOCK PRICING, EXCHANGE RATIO AND NUMBER OF SHARES TO BE ISSUED

     Federal regulations and the Plan of Conversion require that the purchase price of the common stock be based on the appraised pro forma market value of the MHC and the Bank, as converted (i.e., taking into account the expected
                                    ----
receipt of proceeds from the sale of securities in the conversion), as determined on the basis of an independent valuation. The Bank has retained Keller & Company to make such valuation. For its services in making such appraisal and any expenses incurred in connection therewith, Keller & Company will receive a fee of $18,000 plus out-of-pocket expenses, together with a fee of $6,000 plus out-of-pocket expenses for the preparation of a business plan and other services performed in connection with the Holding Company's holding company application to the OTS. The Bank has agreed to indemnify Keller & Company and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where Keller & Company's liability results from its negligence or bad faith.

     The appraisal has been prepared by Keller & Company in reliance upon the information contained in this prospectus, including the Consolidated Financial Statements. Keller & Company also considered the following factors, among others: the present and projected operating results and financial condition of the Holding Company, the Bank and the MHC and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded companies located in Indiana and other regions of the United States; the aggregate size of this offering of the Holding Company's common stock; the impact of the conversion on the Bank's capital and earnings potential; the proposed dividend policy of the Holding Company and the Bank; and the trading market for the Bank common stock and securities of comparable companies and general conditions in the market for such securities.

     On the basis of the foregoing, Keller & Company has advised the Holding Company, the Bank and the MHC that, in its opinion, as of August 14, 1998 the estimated pro forma market value of the MHC and the Bank, as converted, ranged from $12,750,000 to $17,250,000. Because the Bank's public stockholders will continue to hold approximately the same aggregate percentage ownership interest in the Holding Company as they currently hold in the Bank (before giving effect to the payment of cash to the Bank's public stockholders who exercise and perfect their rights of dissent and appraisal, the payment of cash in lieu of issuing fractional shares, and any shares of common stock purchased in this offering by the Bank's stockholders), the appraisal was multiplied by 50.5%, which represents the MHC's percentage interest in the Bank adjusted upward for assets held by the MHC . The resulting amount represents an offering range of $ to $7,586,250 to $10,263,750. Based on such valuation, the Boards of Directors of the Holding Company and the Bank determined that the shares of common stock would be sold at $10.00 per share, resulting in a range of 758,625 to 1,026,375 shares of common stock being offered and a range of 516,375 to 698,625 shares being issued in exchange for the shares of the Bank's common stock. Upon consummation of the conversion, the shares sold in this offering and the shares issued in exchange for Bank common stock will represent approximately 59.5% and 40.5%, respectively, of the Holding Company's total outstanding shares. The aggregate ownership interest of the Bank's public stockholders was adjusted downward because the OTS determined that a portion of the dividends waived by the MHC are excess and should dilute the public stockholders' ownership interest.

     The Boards of Directors of the Holding Company, the Bank and the MHC reviewed Keller & Company's appraisal report, including the methodology and the assumptions used by Keller & Company, and determined that the Estimated Valuation Range was reasonable and adequate. The Boards of Directors of the Holding Company, the Bank and the MHC also established the formula for determining the Exchange Ratio. Based upon such formula and the Estimated Valuation Range, the Exchange Ratio will range from a minimum of 2.5504 to a
maximum of 3.4505, with a midpoint of 3.0004.   Based upon these Exchange
Ratios, the Holding Company expects to issue between 516,375 and 698,625 shares of Holding Company common stock to the holders of Bank common stock at the consummation of the conversion. The Estimated Valuation Range and the Exchange Ratio may be amended with the approval of the OTS, if required, or if necessitated by subsequent developments in the financial condition of any of the Holding Company, the Bank and the MHC or market conditions generally. If the appraisal is updated to below $12,750,000 or above $19,837,500 (the maximum of the Estimated Valuation Range, as adjusted by 15%), such appraisal will be filed with the SEC by post-effective amendment.

     If, upon completion of the Subscription and Direct Community Offerings, at least the minimum number of shares are subscribed for, Keller & Company, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Bank and the MHC as converted, as of the close of the Subscription Offering and Direct Community Offering.

     No sale of the shares will take place unless prior thereto Keller & Company confirms to the OTS that, to the best of Keller & Company's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Bank and the MHC as converted at the time of the sale. If, however, the facts do not justify such a statement, the offering or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares sold may be more or less than the range in number of shares discussed herein. In the event the total amount of shares sold is less than 758,625 or more than 1,180,331 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $7,586,250 or more than $11,803,313, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by Keller & Company, such new range will be subject to approval by the OTS.

     In formulating its appraisal, Keller & Company relied upon the truthfulness, accuracy and completeness of all documents the Bank furnished to it. Keller & Company also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller & Company believes this information to be reliable, Keller & Company does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Bank and the Holding Company or independently value the assets or liabilities of the Bank and the Holding Company. THE APPRAISAL BY KELLER & COMPANY IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE PLAN OF CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE APPRAISAL IS NECESSARILY BASED ON MANY FACTORS WHICH CHANGE FROM TIME TO TIME, THERE IS NO ASSURANCE THAT PERSONS WHO PURCHASE SUCH SHARES IN THE CONVERSION WILL LATER BE ABLE TO SELL SHARES THEREAFTER AT PRICES AT OR ABOVE THE PURCHASE PRICE.

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

     The appraisal report of Keller & Company has been filed as an exhibit to the Registration Statement and Application for Conversion of which this prospectus is a part and is available for inspection in the manner set forth under "ADDITIONAL INFORMATION."

LIMITATIONS ON PURCHASES OF SHARES OF COMMON STOCK

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares of common stock. The Plan of Conversion provides for the following purchase limitations:

     (i) No person may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 25,000 shares of common stock; and

     (ii) The maximum number of shares of common stock which may be subscribed for or purchased in all categories in the conversion by any person, together with any associate or any group of persons acting in concert, when combined with any shares received in exchange for Bank common stock, shall not exceed 62,500 shares.

     For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     BECAUSE OTS POLICY REQUIRES THE MAXIMUM PURCHASE LIMITATION TO INCLUDE SHARES TO BE ISSUED TO THE BANK'S PUBLIC STOCKHOLDERS IN EXCHANGE FOR THEIR BANK COMMON STOCK, CERTAIN OF THE BANK'S STOCKHOLDERS MAY BE LIMITED IN THEIR ABILITY TO PURCHASE SHARES IN THIS OFFERING, OR MAY EVEN BE PREVENTED FROM PURCHASING SHARES OF COMMON STOCK.

     The Boards of Directors of the Bank and the MHC may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares which exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. The Bank and the MHC do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of the Holding Company and the Bank may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights.

     The term "acting in concert" is defined in the Plan of Conversion to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and
(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank

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

or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Holding Company, the Bank or the MHC, including its Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Controller.

     Shares purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of the Bank and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

DISSENT AND APPRAISAL RIGHTS

     The exchange of Bank common stock for Holding Company common stock in the conversion is not mandatory because of dissent and appraisal rights granted to Bank stockholders under OTS regulations. Stockholders of the Bank have dissent and appraisal rights because the Bank's common stock is not listed on the Nasdaq Stock Market. Accordingly, even if the conversion is approved, a Bank stockholder who exercises and perfects his or her dissent and appraisal rights will receive cash for the fair market value of his shares of Bank common stock as determined by regulation, rather than receive shares of Holding Company common stock in exchange therefor as discussed below under "-- Delivery and Exchange of Stock Certificates." A detailed discussion of dissent and appraisal rights and the procedures that must be followed in order to exercise and perfect them is contained in the proxy statement for the Bank's 1998 Annual Meeting of Stockholders at which the Plan of Conversion will be considered. IF YOU INTEND TO EXERCISE AND PERFECT YOUR DISSENT AND APPRAISAL RIGHTS, YOU SHOULD NOT FORWARD CERTIFICATES FOR BANK COMMON STOCK TO THE BANK UNTIL YOU RECEIVE THE BANK'S PROXY STATEMENT AND FOLLOW THE INSTRUCTIONS THEREIN FOR EXERCISING AND PERFECTING YOUR DISSENT AND APPRAISAL RIGHTS.

DELIVERY AND EXCHANGE OF STOCK CERTIFICATES

     SHARES PURCHASED IN THIS OFFERING. Certificates representing shares of Holding Company common stock will be mailed by the Holding Company's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the order form as soon as practicable following the consummation of the conversion. Any undeliverable certificates will be held by the Holding Company until claimed by persons legally entitled thereto or otherwise disposed of according to applicable law. Purchasers of shares of Holding Company common stock may be unable to sell such shares until certificates are available and delivered to them.

     SHARES ISSUED TO NON-DISSENTING BANK STOCKHOLDERS IN EXCHANGE FOR BANK COMMON STOCK. After the consummation of the conversion, each holder of a certificate(s) theretofore evidencing issued and outstanding shares of Bank common stock (other than the MHC and stockholders who have exercised and perfected dissent and appraisal rights), upon surrender of the same to an agent, duly appointed by the Holding Company, which is anticipated to be the transfer agent for the common stock ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate(s) representing the number of full shares of Holding Company common stock into which such shares have been converted based on the Exchange Ratio, and cash in lieu of any fractional shares. The Exchange Agent shall mail a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange offering and the procedure for surrendering to the Exchange Agent such certificates in exchange for a certificate(s) evidencing Holding Company common stock and cash in lieu of any fractional shares. YOU SHOULD NOT FORWARD CERTIFICATES FOR BANK COMMON STOCK TO THE BANK OR THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE TRANSMITTAL LETTER.

     No holder of a certificate theretofore representing shares of the Bank common stock shall be entitled to receive any dividends on the Holding Company common stock until the certificate representing such shares is surrendered in

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

exchange for certificates representing shares of Holding Company common stock. In the event that dividends are declared and paid by the Holding Company in respect of common stock after the consummation of the conversion, but before surrender of certificates representing shares of Bank common stock, dividends payable in respect of shares of common stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Bank common stock. After the consummation of the conversion, the Holding Company shall be entitled to treat certificates representing shares of Bank common stock as evidencing ownership of the number of full shares of common stock into which the shares of Bank common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     The Holding Company shall not be obligated to deliver a certificate(s) representing shares of common stock to which a holder of Bank common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of Bank common stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of common stock is to be issued in a name other than that in which the certificate evidencing Bank common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

RESTRICTIONS ON REPURCHASE OF STOCK

     Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the association. Any repurchases of common stock by the Holding Company, therefore, would be subject to these regulatory restrictions unless the OTS would provide otherwise.

RESTRICTIONS ON TRANSFERABILITY BY DIRECTORS AND OFFICERS AND NASD MEMBERS

     Shares of common stock purchased in this offering by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the conversion, except in the event of the death of the stockholder or in any exchange of the common stock in connection with a merger or acquisition of the Holding Company. Shares of common stock received by directors or officers through the ESOP or the 1999 MRDP or upon exercise of options issued pursuant to the exercise of stock options or purchased subsequent to the conversion are not subject to this restriction. Accordingly, shares of common stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's common stock with respect to the restriction on transfers.
Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock shall be subject to the same restrictions.

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

     Purchases of outstanding shares of common stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion ) and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding common stock or to the purchase of stock pursuant to the exercise of stock options.

     The Holding Company has filed with the SEC a registration statement under the SECURITIES ACT for the registration of the common stock to be issued pursuant to the conversion. This registration does not cover the resale of such shares. Shares of common stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of such securities.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

     As a result of the conversion, stockholders of the Bank will become stockholders of the Holding Company, an Indiana corporation. There are certain differences in stockholder rights arising from distinctions between the Bank's Federal Stock Charter and Bylaws and the Holding Company's Articles of Incorporation and Bylaws and from distinctions between laws with respect to federally chartered savings institutions and Indiana law.

     The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences affecting the rights of stockholders. The discussion herein is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of the Holding Company and Indiana law. See "ADDITIONAL INFORMATION" for procedures for obtaining a copy of the Holding Company's Articles of Incorporation and Bylaws.

     ISSUANCE OF CAPITAL STOCK. Pursuant to applicable laws and regulations, the MHC is required to own not less than a majority of the outstanding Bank common stock. There will be no such restriction applicable to the Holding Company following consummation of the conversion.

     The Holding Company's Articles of Incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons of the Holding Company, whereas the Bank's Federal Stock Charter restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Therefore, stock-related compensation plans, such as stock option plans, could be adopted by the Holding Company without stockholder approval and shares of Holding Company capital stock could be issued directly to directors or officers without stockholder approval. The Bylaws of the NASD, however, generally require corporations with securities which are quoted on the Nasdaq SmallCap Market to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations. The Holding Company plans to submit the stock compensation plans discussed herein to its stockholders for approval.

     VOTING RIGHTS. Neither the Bank's Federal Stock Charter or Bylaws nor the Holding Company's Articles of Incorporation or Bylaws currently provide for cumulative voting in elections of directors. For additional information regarding voting rights, see "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY -- Anti-takeover Provisions -- Limitation on Voting Rights" below.

     PAYMENT OF DIVIDENDS. The ability of the Bank to pay dividends on its capital stock is restricted by OTS regulations and by federal income tax considerations related to savings institutions such as the Bank. See "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements" and "TAXATION." Although the Holding Company is not subject to these restrictions as an Indiana corporation, such restrictions will indirectly affect the Holding Company because dividends from the Bank will be a primary source of funds of the Holding Company for the payment of dividends to stockholders of the Holding Company.

     Certain restrictions generally imposed on Indiana corporations may also have an impact on the Holding Company's ability to pay dividends. Indiana law generally provides that the Holding Company is permitted to pay cash dividends so long as it is able to pay its debts as they become due in the usual course of business and its assets are greater than the sum of its total liabilities plus the amount that would be needed, if the Holding Company were to be dissolved at the time of the dividend, to satisfy any rights that are preferential to those of the persons receiving the dividend.

     BOARD OF DIRECTORS. The Bank's Federal Stock Charter and Bylaws and the Holding Company's Articles of Incorporation and Bylaws each require the Board of Directors of the Bank and the Holding Company to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

     Under the Bank's Bylaws, any vacancies in the Board of Directors of the Bank may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of the Bank to fill vacancies may only serve until the next annual meeting of stockholders. Under the Holding Company's Articles of Incorporation, any vacancy occurring in the Board of Directors of the Holding Company, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

     Under the Bank's Bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. The Holding Company's Articles of Incorporation provides that any director may be removed before the expiration of his her her term only for cause and only upon the vote of two-thirds of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove one or more directors with or without cause.

     LIMITATIONS ON LIABILITY. The Holding Company's Articles of Incorporation provides that the directors of the Holding Company shall not be personally liable for monetary damages to the Holding Company for actions as directors, except for liabilities that involve a breach of the director's duty of loyalty to the Holding Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or authorization of unlawful payment of dividends or unlawful stock purchase or redemption. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefitted the Holding Company.

     Currently, federal law does not permit federally chartered savings institutions such as the Bank to limit the personal liability of directors in the manner provided by Indiana law and the laws of many other states.

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

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Bank's Federal Stock Charter and Bylaws do not contain any provision relating to indemnification of directors and officers of the Bank. Under current OTS regulations, however, the Bank will indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determine that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its stockholders. The Bank also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, the Bank is required to notify the OTS of its intention and such payment cannot be made if the OTS objects thereto.

     The officers, directors, agents and employees of the Holding Company are indemnified with respect to certain actions pursuant to the Holding Company's Articles of Incorporation, which complies with Indiana law regarding indemnification. Indiana law allows the Holding Company to indemnify the aforementioned persons for expenses, settlements, judgments and fines in suits in which such person has made a party by reason of the fact that he or she is or was an agent of the Holding Company; provided, however, that such persons acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Holding Company, and in all other cases, was not opposed to the best interests of the Holding Company, and with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

     SPECIAL MEETINGS OF STOCKHOLDERS. The Holding Company's Articles of Incorporation provides that special meetings of the stockholders of the Holding Company may be called only by the chairman of the board of directors or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the Holding Company would have if there were no vacancies on the board of directors. The Bank's Federal Stock Charter provides that special meetings may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than a majority of the outstanding capital stock of the Bank entitled to vote at the meeting.

     STOCKHOLDER NOMINATIONS AND PROPOSALS. The Bank's Bylaws generally provide that stockholders may submit nominations for election as director at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing such in writing with the Bank at least thirty days before the date of any such meeting.

     The Holding Company's Bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Holding Company at least 60 days and not more than 90 days in advance of the meeting, together with certain information relating to the nomination or new business. However, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, stockholders must submit such written notice no later than the tenth day following the date on which notice of the meeting is mailed to stockholders or such public disclosure was made. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

     STOCKHOLDER ACTION WITHOUT A MEETING. The Bank's Bylaws provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Indiana law also permits stockholders to act without a meeting by unanimous written consent.

     STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS. A federal regulation which is applicable to the Bank provides that stockholders may inspect and copy specified books and records of a federally chartered savings institution after proper written notice for a proper purpose. Indiana law similarly provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such demand is made in good faith and for a proper purpose.

     LIMITATIONS ON ACQUISITIONS OF VOTING STOCK AND VOTING RIGHTS. Neither the Bank's Federal Stock Charter nor Bylaws contains any provision limiting a person's right to directly or indirectly acquire shares of the Bank's capital stock. The Holding Company's Articles of Incorporation provides certain limitations on the ability of a person who owns in excess of 10% of the Holding Company's outstanding shares of common stock to vote shares in excess of such limit. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY -- Anti-takeover Provisions --Limitation on Voting Rights."

     MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. A federal regulation requires the approval of two-thirds of the Board of Directors of the Bank and the holders of two-thirds of the outstanding stock of the Bank entitled to vote thereon for mergers, consolidations and sales of all or substantially all of the Bank's assets. Such regulation permits the Bank to merge with another corporation without obtaining the approval of its stockholders if: (i) it does not involve an interim savings institution; (ii) the Bank's Federal Stock Charter is not changed; (iii) each share of the Bank's stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of the Bank after such effective date; and (iv) either: (A) no shares of voting stock of the Bank and no securities convertible into such stock are to be issued or delivered under the plan of combination or (B) the authorized unissued shares or the treasury shares of voting stock of the Bank to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of the Bank outstanding immediately prior to the effective date of the transaction.

     The Holding Company's Articles of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. Under Indiana law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY -- Anti-takeover Provisions -- Stockholder Vote Required to Approve Certain Business Combinations."

     The Holding Company's Articles of Incorporation requires the Holding Company's Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include: (i) the social and economic effects of the transaction; (ii) the business and financial condition and earnings prospects of the acquiring person or entity; and (iii) the competence, experience, and integrity of the acquiring person or entity and its management.

     DISSENTERS' RIGHTS OF APPRAISAL. OTS regulations generally provide that a stockholder of a federally chartered savings institution that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings institution with stock which is listed on a national securities exchange or quoted on the Nasdaq Stock Market are not entitled to dissenters' rights in connection with a merger involving such savings institution if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq National Market or any combination of such shares of stock and cash.

     Under Indiana law, appraisal rights are available for the shares of any class or series of stock of a corporation that is a party to a merger, consolidation, sale of assets or dissolution. However, stockholders generally will not have appraisal rights if the corporation's stock is listed on a national securities exchange or the Nasdaq National Market or similar market, or if stockholder approval is not required by Indiana law for the corporate action.

     AMENDMENT OF GOVERNING INSTRUMENTS. No amendment of the Bank's Federal Stock Charter may be made unless it is first proposed by the Board of Directors of the Bank, then preliminarily approved by the OTS, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The Holding Company's Articles of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Holding Company Common stock, except that the provisions of the Articles of Incorporation governing certain matters may not be repealed, altered, amended or rescinded except by the vote of the holders of at least two-thirds of the outstanding shares of the Holding Company. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY -- Anti-takeover Provisions -- Amendment of Articles of Incorporation and Bylaws."

     The Bylaws of the Bank may be amended by a majority vote of the full Board of Directors of the Bank or by a majority vote of the votes cast by the stockholders of the Bank at any legal meeting. The Holding Company's Bylaws may only be amended by a resolution adopted by a two-thirds majority of the directors then in office.

              RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Indiana corporate law, as well as the Articles of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of the Holding Company contained in the Registration Statement filed with the SEC. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

CONVERSION REGULATIONS

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

CHANGE OF CONTROL REGULATIONS

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

ANTI-TAKEOVER PROVISIONS IN THE HOLDING COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS AND IN INDIANA LAW

     A number of provisions of the Holding Company's Articles of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Articles of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Articles of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Articles of Incorporation and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to where to obtain a copy of these documents.

     LIMITATION ON VOTING RIGHTS. The Articles of Incorporation of the Holding Company provide that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock ("Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the Articles of Incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by directors, officers and employees of the Bank or Holding Company or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by the Holding Company to be beneficially, owned by such person and his or her affiliates.

     BOARD OF DIRECTORS. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Articles of Incorporation provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Articles of Incorporation of the Holding Company provide that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of two-thirds of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove one or more directors with or without cause.

     CUMULATIVE VOTING, SPECIAL MEETINGS AND ACTION BY WRITTEN CONSENT. The Articles of Incorporation do not provide for cumulative voting for any purpose. Moreover, the Articles of Incorporation provide that special meetings of stockholders of the Holding Company may be called only by the Chairman of the Board of Directors or by the Board of Directors of the Holding Company. Under Indiana law, action may be taken by shareholders without a meeting only if evidenced by a written consent signed by all shareholders entitled to vote.

     AUTHORIZED SHARES. The Articles of Incorporation authorizes the issuance of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with fiduciary duties, to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of common stock upon exercise of stock options and in connection with the MRDP.

     STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS WITH PRINCIPAL STOCKHOLDERS. The Articles of Incorporation require the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company or an affiliate of such person or entity. This provision of the Articles of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Holding Company with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiaries to a Related Person; (iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of a Related Person;
(vii) any reclassification of common stock of the Holding Company or any recapitalization involving the common stock of the Holding Company; or (viii) any agreement or other arrangement providing for any of the foregoing.

     Under Indiana law, absent this provision, business combinations, including mergers, share exchanges and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

     AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS. Amendments to the Holding Company's Articles of Incorporation must be approved by a two-thirds vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least two-thirds of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Articles of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Holding Company and amendment of the Holding Company's Bylaws and Articles of Incorporation. The Holding Company's Bylaws may be amended by a two-thirds vote of its Board of Directors.

     STOCKHOLDER NOMINATIONS AND PROPOSALS. The Bylaws of the Holding Company require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give not less than 60 nor more than 90 days' advance notice to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

     PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF THE HOLDING COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS. The Boards of Directors of the Holding Company and the Bank believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Holding Company and the Bank in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of the Bank and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.

     Despite the belief of the Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Boards of Directors of the Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, the Holding Company may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for an Indiana business corporation.

     The cumulative effect of the restrictions on acquisition of the Holding Company contained in the Articles of Incorporation and Bylaws of the Holding Company and in Federal and Indiana law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

              DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

GENERAL

     The Holding Company is authorized to issue 5,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of the Holding Company's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     THE COMMON STOCK OF THE HOLDING COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF ANY TYPE, AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

COMMON STOCK

     DIVIDENDS. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of common stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

     STOCK REPURCHASES. The Plan of Conversion and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION -- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

     VOTING RIGHTS. The holders of common stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Federal law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federal stock savings bank, corporate powers and control of the Bank are vested in the Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon conversion. Subsequent to conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Holding Company's common stock will not have direct control of the Bank.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Bank, the Holding Company, as holder of the Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     PREEMPTIVE RIGHTS. Holders of the common stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

PREFERRED STOCK

     Preferred stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized preferred stock will be issued in the conversion and there are no plans to issue preferred stock.

RESTRICTIONS ON ACQUISITION

     Acquisitions of the Holding Company are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

EFFECT OF RECEIVERSHIP ON THE COMMON STOCK

     In the event of the receivership of the Bank, the FDIC, as receiver, shall, by operation of law, succeed to, among other things, all the rights, titles, powers and privileges of the Bank and its stockholder, the Holding Company.

As provided by the procedures and priorities applicable to receiverships of savings institutions, the holders of the common stock would be entitled to receive any funds remaining after all depositors, creditors, other claimants (other than holders of stock ranking junior to or on a parity with the common stock) and administrative expenses are paid.

TRANSFER AGENT AND REGISTRAR

     Registrar and Transfer Company, Cranford, New Jersey is the transfer agent and registrar for shares of the common stock.

                           REGISTRATION REQUIREMENTS

     The Holding Company has registered the common stock with the SEC pursuant to Section 12(g) of the Exchange Act and will not deregister its common stock for a period of at least three years following the completion of the conversion. As a result of such registration, the proxy solicitation and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will apply.

                            LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for the Holding Company by Breyer & Aguggia LLP, Washington, D.C. The federal and Indiana tax consequences of the conversion have been opined upon by Breyer & Aguggia LLP and Monroe, Shine & Co., Inc., respectively. Breyer & Aguggia LLP and Monroe Shine & Co., Inc. have consented to the references herein to its opinions. Certain legal matters will be passed upon for Webb by Bose McKinney & Evans, Indianapolis, Indiana.

                                    EXPERTS

     The financial statements of the Bank as of June 30, 1998 and 1997 and for the years then ended have been included herein and in the Registration Statement in reliance upon the report of Monroe Shine & Co., Inc., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     Keller & Company has consented to the publication herein of the summary of its report to the Bank setting forth its opinion as to the estimated pro forma market value of the MHC and the Bank, as converted, and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                            ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form SB-2 (File No. 333-_____) under the Securities Act with respect to the common stock offered in the conversion. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may read and copy such information at the SEC's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

     The MHC has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the special meetings of the members of the MHC and the stockholders of the Bank. This prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W.,

Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the OTS Central Regional Office, Madison Plaza, 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

                         INDEX TO FINANCIAL STATEMENTS
                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK

                                                                                 Page
                                                                                 ----
Independent Auditors' Report...................................................    F-1

Balance Sheets as of June 30, 1998 and 1997....................................    F-2

Statements of Income for the Years Ended June 30, 1998 and 1997................     30

Statements of Stockholders' Equity for the Years Ended June 30, 1998 and 1997..    F-3

Statements of Cash Flows for the Years Ended June 30, 1998 and 1997............    F-4

Notes to Financial Statements..................................................    F-6

                                *      *      *

     All schedules are omitted as the required information either is not applicable or is included in the Financial Statements or related Notes.

     Separate financial statements for the MHC have not been included herein because the MHC has no material assets other than shares of Bank common stock (which will be canceled as part of the conversion) and no significant liabilities (contingent or otherwise), revenues or expenses, and has not engaged in any significant activities to date.

     Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

             [LETTERHEAD OF MONROE SHINE & CO., INC. APPEARS HERE]


                         INDEPENDENT AUDITOR'S REPORT


The Board of Directors
FIRST FEDERAL BANK,
 A FEDERAL SAVINGS BANK
Corydon, Indiana

We have audited the accompanying balance sheets of FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK as of June 30, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Monroe Shine & Co., Inc.

July 22, 1998

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                                BALANCE SHEETS
                            JUNE 30, 1998 AND 1997

                                                                           1998        1997
                                                                           ----        ----
ASSETS
  Cash and due from banks                                              $   894,657   $ 1,244,687
  Interest bearing deposits with banks                                   5,239,904     3,794,547
  Securities available for sale, at fair value                           4,848,534     3,684,479
  Securities held to maturity:
    Mortgage-backed securities (fair value $1,462,917;
      1997 $2,024,833)                                                   1,472,972     2,044,598
    Other debt securities (fair value $1,573,450; 1997 $3,981,996)       1,580,000     4,023,176
  Loans receivable, net of allowance for loan losses of $515,959
    in 1998 and $518,645 in 1997                                        74,887,358    69,908,541
  Federal Home Loan Bank stock, at cost                                    588,800       559,100
  Foreclosed real estate                                                   103,874             -
  Premises and equipment                                                 2,600,772     2,440,792
  Accrued interest receivable:
    Loans                                                                  432,274       412,296
    Mortgage-backed securities                                              11,681        17,272
    Other debt securities                                                   88,244       110,137
  Cash value of life insurance                                           1,038,340       992,196
  Other assets                                                             170,653       140,133
                                                                       -----------   -----------

        TOTAL ASSETS                                                   $93,958,063   $89,371,954
                                                                       ===========   ===========

LIABILITIES
  Deposits:
    Non-interest bearing demand deposits                               $ 3,146,552   $ 1,979,937
    Savings and interest bearing demand deposits                        26,593,058    21,020,171
    Time deposits                                                       47,722,424    47,756,201
                                                                       -----------   -----------
        Total deposits                                                  77,462,034    70,756,309

  Advances from Federal Home Loan Bank                                   5,250,000     8,250,000
  Advance payments by borrowers for taxes and insurance                     33,722        35,173
  Accrued interest payable on deposits                                     372,845       207,493
  Accrued expenses and other liabilities                                   498,527       630,467
                                                                       -----------   -----------
        Total Liabilities                                               83,617,128    79,879,442
                                                                       -----------   -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred stock of $1 par value per share
    Authorized 1,000,000 shares; none issued                                     -             -
  Common stock of $1 par value per share
    Authorized 4,000,000 shares; issued 504,015 shares
      (1997; 502,490 shares)                                               504,015       502,490
  Additional paid-in capital                                             1,663,281     1,643,046
  Retained earnings-substantially restricted                             8,170,645     7,354,737
  Unrealized gain (loss) on securities available for sale, net of
  tax of $1,964; 1997 ($5,090)                                               2,994        (7,761)
                                                                       -----------   -----------
        Total Stockholders' Equity                                      10,340,935     9,492,512
                                                                       -----------   -----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $93,958,063   $89,371,954
                                                                       ===========   ===========

See notes to financial statements.

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                      YEARS ENDED JUNE 30, 1998 AND 1997


                                                                              NET
                                                                          UNREALIZED
                                                                        GAIN (LOSS) ON
                                                ADDITIONAL                SECURITIES
                                     COMMON      PAID-IN      RETAINED    AVAILABLE
                                      STOCK      CAPITAL      EARNINGS     FOR SALE       TOTAL
Balances at July 1, 1996             $501,000   $1,623,696   $6,690,533    $(10,459)   $ 8,804,770

Net income                                  -            -      805,686           -        805,686

Exercise of stock options               1,490       19,350            -           -         20,840

Dividends to minority
  stockholders ($.70 per share)             -            -     (141,482)          -       (141,482)

Net change in unrealized loss on
  securities available for sale             -            -            -       2,698          2,698
                                    ---------  -----------   ----------   ---------    -----------

Balances at June 30, 1997             502,490    1,643,046    7,354,737      (7,761)     9,492,512

Net income                                  -            -      958,452           -        958,452

Exercise of stock options               1,525       20,235            -           -         21,760

Dividends to minority
  stockholders ($.70 per share)             -            -     (142,544)          -       (142,544)

Net change in unrealized loss on
  securities available for sale             -            -            -      10,755         10,755
                                    ---------  -----------   ----------   ---------    -----------

Balances at June 30, 1998            $504,015   $1,663,281   $8,170,645    $  2,994    $10,340,935
                                    =========  ===========   ==========   =========    ===========

See notes to financial statements.

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 1998 AND 1997



                                                                       1998           1997
                                                                   -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $    958,452   $   805,686
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Gain on sale of premises and equipment                           (169,087)            -
      Amortization of premium on securities                              12,228        12,297
      Depreciation expense                                              174,935       102,494
      Deferred income taxes                                              (9,321)     (187,647)
      (Increase) decrease in accrued interest receivable                  7,506       (77,768)
      Increase in accrued interest payable                              165,352       130,851
      Net change in other assets/liabilities                           (162,280)      343,371
                                                                   ------------   -----------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                     977,785     1,129,284
                                                                   ------------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net (increase) decrease in interest bearing deposits in banks      (1,445,357)      194,221
  Purchase of securities available for sale                          (4,146,245)   (3,044,589)
  Proceeds from maturities of securities available for sale           3,000,000     1,500,000
  Proceeds from maturities of securities held to maturity             2,440,000     1,240,000
  Principal collected on mortgage-backed securities                     562,574       492,762
  Net increase in loans receivable                                   (5,082,056)   (6,492,913)
  Purchase of Federal Home Loan Bank stock                              (29,700)      (38,100)
  Proceeds from sale of premises and equipment                          425,000             -
  Purchase of premises and equipment                                   (590,828)   (1,989,294)
  Increase in cash value of life insurance                              (46,144)      (45,849)
                                                                   ------------   -----------
        NET CASH USED IN INVESTING ACTIVITIES                        (4,912,756)   (8,183,762)
                                                                   ------------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand and savings deposits              6,739,502      (756,029)
  Net increase (decrease) in time deposits                              (33,777)    3,280,299
  Advances from Federal Home Loan Bank                                8,500,000    10,000,000
  Repayment of advances from Federal Home Loan Bank                 (11,500,000)   (5,500,000)
  Exercise of stock options                                              21,760        20,840
  Dividends paid                                                       (142,544)     (141,482)
                                                                   ------------   -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                     3,584,941     6,903,628
                                                                   ------------   -----------

NET DECREASE IN CASH AND DUE FROM BANKS                                (350,030)     (150,850)

Cash and due from banks at beginning of year                          1,244,687     1,395,537
                                                                   ------------   -----------

CASH AND DUE FROM BANKS AT END OF YEAR                             $    894,657   $ 1,244,687
                                                                   ============   ===========

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

     First Federal Bank, a Federal Savings Bank (the Bank) is a federal savings bank which provides a variety of banking services to individuals and business customers through two offices in Corydon, Indiana. The Bank's primary source of revenue is single-family residential loans.

     BASIS OF PRESENTATION

     The Bank is a majority owned subsidiary of First Capital, Inc., M.H.C., a federally chartered mutual holding company. The financial statements include only the accounts of the Bank. The financial statements have been prepared in accordance with generally accepted accounting principles and conform to general practices within the banking industry.

     STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the Bank has defined cash and cash equivalents as those amounts included in the balance sheet caption "Cash and due from banks."

     RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform with current year presentation.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate. In connection with the determination of estimated losses on loan and foreclosed real estate, management obtains appraisals for significant properties.

     SECURITIES AVAILABLE FOR SALE

     Securities available for sale consist of debt and equity securities and are stated at fair value. Amortization of premium and accretion of discount are recognized in interest income using the interest method over the remaining period to maturity, adjusted for anticipated prepayments. Unrealized gains and losses, net of tax, on securities available for sale are reported as a separate component of stockholders' equity until realized. Realized gains and losses on the sale of securities available for sale are determined using the specific identification method.

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             JUNE 30, 1998 AND 1997



(1 - continued)

     SECURITIES HELD TO MATURITY

     Debt securities for which the Bank has the positive intent and ability to hold to maturity are carried at cost, adjusted for amortization of premium and accretion of discount using the interest method over the remaining period to maturity, adjusted for anticipated prepayments. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities.

     LOANS

     Loans receivable are stated at unpaid principal balances, less net deferred loan fees and the allowance for loan losses. The Bank's real estate loan portfolio consists primarily of long-term loans, collateralized by first mortgages on single-family residences and multi-family residential properties located in the southern Indiana area and commercial real estate loans. In addition to real estate loans, the Bank makes commercial loans and consumer loans.

     Loan origination fees and certain direct costs of underwriting and closing loans are deferred and the net fee or cost is recognized as an adjustment to interest income over the contractual life of the loans using the interest method.

     The accrual of interest is discontinued on a loan when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. The Bank does not accrue interest on loans past due 90 days or more except when the estimated value of collateral and collection efforts are deemed sufficient to ensure full recovery. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.

     Subsequent receipts on nonaccrual loans, including specific impaired loans are recorded as a reduction of principal, and interest income is only recorded once principal recovery is reasonably assured.

     The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             JUNE 30, 1998 AND 1997

(1 - continued)

     FORECLOSED REAL ESTATE

     Foreclosed real estate is carried at the lower of fair value minus estimated costs to sell or cost. Costs of holding foreclosed real estate are charged to expense in the current period, except for significant property improvements, which are capitalized. Valuations are periodically performed by management and an allowance is established by a charge to non-interest expense if the carrying value exceeds the fair value minus estimated costs to sell. The net expense from operations of foreclosed real estate held for sale is reported in non-interest expense.

     PREMISES AND EQUIPMENT

     The Bank uses the straight line and accelerated methods of computing depreciation at rates adequate to amortize the cost of the applicable assets over their useful lives. Items capitalized as part of premises and equipment are valued at cost. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets sold, or otherwise disposed of, are removed from the related accounts and any gain or loss is included in earnings.

     INCOME TAXES

     Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available for sale securities, allowance for loan losses, accumulated depreciation and accrued income and expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     STOCK-BASED COMPENSATION

     The Bank applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock-based compensation plan. Accordingly, no compensation costs are charged to earnings for the incentive stock options granted under the Bank's stock-based compensation plan.

     ADVERTISING

     Advertising costs are charged to operations when incurred.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings based on a control-oriented "financial-components" approach. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. The provisions of SFAS No. 125 are effective for transactions occurring after December 31, 1996, except those provisions relating to repurchase agreements, securities lending, and other similar transactions and pledged collateral, which have been delayed until after December 31, 1997 by SFAS No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125, an amendment of FASB Statement No. 125. The adoption of these statements has no material impact on financial position or results of operations.

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997



(1 - continued)

     Effective June 30, 1998, the Bank adopted SFAS No. 128, Earnings Per Share. The Statement specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock. All reported prior period earnings per share information has been restated in accordance with SFAS No. 128.

(2)  DEBT AND EQUITY SECURITIES

     Debt and equity securities have been classified in the balance sheets according to management's intent. The Bank's investment in securities at June 30, 1998 and 1997 is summarized as follows:

                                                                     GROSS         GROSS
                                                    AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                      COST          GAINS         LOSSES         VALUE
       JUNE 30, 1998:
         Securities available for sale:
           Mutual fund                              $  843,576        $3,395       $     -     $  846,971
           Federal agency debt securities            4,000,000         1,563             -      4,001,563
                                                    ----------        ------       -------     ----------
             Total securities available
               for sale                             $4,843,576        $4,958       $     -     $4,848,534
                                                    ==========        ======       =======     ==========

         Securities held to maturity:
           Mortgage-backed securities:
             FHLMC certificates                     $  683,762        $6,378       $ 2,012     $  688,128
             GNMA certificates                         371,297             -         7,068        364,229
             FNMA certificates                         417,913         2,273         9,626        410,560
                                                    ----------        ------       -------     ----------
                                                     1,472,972         8,651        18,706      1,462,917
                                                    ----------        ------       -------     ----------

           Other debt securities:
             Federal agency                          1,500,000             -         6,562      1,493,438
             Municipal                                  80,000            12             -         80,012
                                                    ----------        ------       -------     ----------
                                                     1,580,000            12         6,562      1,573,450
                                                    ----------        ------       -------     ----------

             Total securities held to
              maturity                              $3,052,972        $8,663       $25,268     $3,036,367
                                                    ==========        ======       =======     ==========

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997


(2 - continued)


                                                                        GROSS          GROSS
                                                    AMORTIZED         UNREALIZED     UNREALIZED           FAIR
                                                      COST              GAINS          LOSSES             VALUE
       JUNE 30, 1997:
         Securities available for sale:
           Mutual fund                              $  697,331           $     -        $ 8,164         $  689,167
           Federal agency debt securities            3,000,000             3,125          7,813          2,995,312
                                                    ----------           -------        -------         ----------
             Total securities available
               for sale                             $3,697,331           $ 3,125        $15,977         $3,684,479
                                                    ==========           =======        =======         ==========

         Securities held to maturity:
           Mortgage-backed securities:
             FHLMC certificates                     $1,124,979           $14,067        $ 9,542         $1,129,504
             GNMA certificates                         459,570                 -         15,641            443,929
             FNMA certificates                         460,049             1,964         10,613            451,400
                                                    ----------           -------        -------         ----------
                                                     2,044,598            16,031         35,796          2,024,833
                                                    ----------           -------        -------         ----------

           Other debt securities:
             Federal agency                          3,582,880                 -         39,707          3,543,173
             Municipal                                 440,296                 -          1,473            438,823
                                                    ----------           -------        -------         ----------
                                                     4,023,176                 -         41,180          3,981,996
                                                    ----------           -------        -------         ----------

             Total securities held to
               maturity                             $6,067,774           $16,031        $76,976         $6,006,829
                                                    ==========           =======        =======         ==========

     The amortized cost and fair value of debt securities as of June 30, 1998, by contractual maturity, are shown below. Expected maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the obligations may be prepaid without penalty.


                                                   SECURITIES AVAILABLE FOR SALE       SECURITIES HELD TO MATURITY
                                                  AMORTIZED              FAIR         AMORTIZED             FAIR
                                                     COST                VALUE          COST                VALUE
       Due in one year or less                      $        -        $        -     $1,580,000         $1,573,450
       Due after ten years                           4,000,000         4,001,563              -                  -
                                                    ----------        ----------     ----------       ------------
                                                     4,000,000         4,001,563      1,580,000          1,573,450
       Mortgage-backed securities                            -                 -      1,472,972          1,462,917
                                                    ----------        ----------     ----------       ------------

                                                    $4,000,000        $4,001,563     $3,052,972         $3,036,367
                                                    ==========        ==========     ==========       ============

     Certain debt securities were pledged to secure advances from the Federal Home Loan Bank at June 30, 1998. (See Note 6)

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997

(3)    LOANS

       Loans receivable at June 30, 1998 and 1997 consisted of the following:


                                                                          1998              1997
                                                                          ----              ----
       Real estate mortgage loans:
         Residential                                                   $57,825,501       $52,980,499
         Land                                                              217,720           269,642
         Residential construction                                        3,786,787         4,351,835
         Commercial real estate                                          4,370,446         2,687,234
       Commercial business loans                                         5,048,291         6,083,187
       Consumer loans:
         Home equity and second mortgage loans                             777,649           951,619
         Automobile loans                                                1,574,208         1,418,620
         Loans secured by savings accounts                                 465,613           399,421
         Other consumer loans                                            3,479,984         4,090,810
                                                                       -----------       -----------
             Gross loans receivable                                     77,546,199        73,232,867
                                                                       -----------       -----------
       Less:
         Deferred loan origination fees, net                               210,572           211,383
         Undisbursed portion of loans in process                         1,932,310         2,594,298
         Allowance for loan losses                                         515,959           518,645
                                                                       -----------       -----------
                                                                         2,658,841         3,324,326
                                                                       -----------       -----------

             Loans receivable, net                                     $74,887,358       $69,908,541
                                                                       ===========       ===========

       An analysis of the allowance for loan losses is as follows:

                                                                           1998              1997
                                                                           ----              ----
         Beginning balances                                            $   518,645       $   522,000
         Provision                                                               -                 -
         Loans charged-off                                                  (2,686)           (3,355)
                                                                       -----------       -----------

         Ending balances                                               $   515,959       $   518,645
                                                                       ===========       ===========

       At June 30, 1998 and 1997, the Bank had loans amounting to $79,343 and $109,132, respectively, that were specifically classified as impaired. The average recorded investment in impaired loans amounted to $92,291 and $180,627 for 1998 and 1997, respectively. The allowance for loan losses related to impaired loans amounted to $54,566 at June 30, 1998 and 1997. There was no interest income recognized on impaired loans during 1998 and 1997, respectively.

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997



(3 - continued)

     The Bank has entered into loan transactions with certain directors, officers and their affiliates (related parties). In the opinion of management, such indebtedness was incurred in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than normal risk of collectibility or present other unfavorable features.

     The following table represents the aggregate activity for related party loans which exceeded $60,000 in total:

       Balance-July 1, 1997                               $2,475,934
       Adjustments                                           341,710
       New loans                                             724,507
       Payments                                             (307,955)
                                                          ----------

       Balance-June 30, 1998                              $3,234,196
                                                          ==========

     The Bank has purchased commercial paper from a corporation where a director is considered a related party. In the opinion of management, these transactions were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties.

(4)  PREMISES AND EQUIPMENT

     Premises and equipment consisted of the following:

                                                             1998               1997
                                                             ----               ----
       Land and land improvements                         $  379,547       $  418,799
       Leasehold improvements                                 46,847           46,847
       Office building                                     1,729,512          408,135
       Furniture, fixtures and equipment                     941,544          758,241
       Automobile                                             18,894           18,894
       Construction in progress                                    -        1,364,759
                                                          ----------       ----------
                                                           3,116,344        3,015,675
       Less accumulated depreciation                         515,572          574,883
                                                          ----------       ----------

         Totals                                           $2,600,772       $2,440,792
                                                          ==========       ==========

     Gross rental income and expense were as follows:

                                                              1998             1997
                                                              ----             ----
       Gross rental income                                $    1,440       $   11,698
       Gross rental expenses                                     228            2,503
                                                          ----------       ----------

         Net                                              $    1,212       $    9,195
                                                          ==========       ==========

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             JUNE 30, 1998 AND 1997

(5)  DEPOSITS

     The aggregate amount of time deposit accounts with balances of $100,000 or more was approximately $11,002,000 and $11,050,000 at June 30, 1998 and 1997, respectively.

     At June 30, 1998, scheduled maturities of time deposits were as follows:

        Year ending June 30:

           1999                          $19,578,731
           2000                           12,964,385
           2001                            7,562,008
           2002                            2,645,401
           2003 and thereafter             4,971,899
                                         -----------

            Total                        $47,722,424
                                         ===========

     The Bank held deposits of approximately $1,469,000 and $1,067,000 for related parties at June 30, 1998 and 1997, respectively.

     Deposit account balances in excess of $100,000 are not federally insured.

     Interest expense on deposits is summarized as follows:

                                         1998         1997
                                      -----------  -----------

       Savings and demand deposits     $  944,007   $  846,453
       Time deposits                    2,864,310    2,708,043
                                       ----------   ----------

                                       $3,808,317   $3,554,496
                                       ==========   ==========

(6)  ADVANCES FROM FEDERAL HOME LOAN BANK

At June 30, 1998 and 1997, advances from the Federal Home Loan Bank were as follows:

                                                                1998                                1997
                                                                ----                                ----
                                               Weighted                             Weighted
                                               Average                              Average
                                                Rate                Amount          Rate                Amount
 Fixed rate advances
  maturing during the
  year ending June 30:

   1998                                            -                $        -      5.58%           $7,500,000
   1999                                         5.17%                4,500,000         -                     -
   2002                                         7.75%                  750,000      7.75%              750,000
                                                                  -------------                    -----------

                                                                    $5,250,000                      $8,250,000
                                                                  =============                    ===========

     The advances are secured under a blanket collateral agreement. At June 30, 1998, eligible collateral included conventional mortgage loans with a carrying value of $53,059,703 and debt securities with a carrying value of $6,948,082 which were pledged as security for the advances.

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             JUNE 30, 1998 AND 1997



(7)  LEASE COMMITMENT

     On April 1, 1997, the Bank entered into a noncancellable sub-lease agreement for a branch office for an initial lease term of eight years. The future minimum annual rental payments required under this operating lease total $12,690. The sub-lessor has a fixed term lease with the owner with an initial term expiring November 30, 2003.

(8)  INCOME TAXES

     The components of income tax expense were as follows:

                                                                                  1998          1997
                                                                              ------------  ------------
     Current                                                                    $ 598,536     $ 319,145
     Deferred                                                                      (9,321)     (187,647)
                                                                                ---------     ---------

         Totals                                                                 $ 589,215     $ 131,498
                                                                                =========     =========

     Significant components of the Bank's deferred tax assets and liabilities as of June 30, 1998 and 1997 was as follows:

                                                                                   1998         1997
                                                                                ---------     ---------
       Deferred tax (assets) liabilities:
         Depreciation                                                           $  65,634     $  65,436
         Deferred loan fees                                                        26,446        20,134
         Deferred compensation plans                                             (127,170)     (110,274)
         Allowance for loan losses                                               (204,371)     (205,436)
         Post-1987 bad debt deduction                                             171,797       171,797
         Unrealized loss on securities available for sale                           1,964        (5,090)
                                                                                ---------     ---------

             Net deferred tax asset                                             $ (65,700)    $ (63,433)
                                                                                =========     =========


     The reconciliation of income tax expense with the amount which would have been provided at the federal statutory rate of 34 percent follows:

                                                                                   1998        1997
                                                                                ----------  ----------
       Provision at federal statutory tax rate                                   $526,207   $ 318,643
       State income tax-net of federal tax benefit                                 83,515      22,109
       Tax exempt interest income                                                  (8,813)    (16,230)
       Tax effect of change in tax law related to the allowance
         for loan losses and bad debt deduction                                         -    (177,480)
       Increase in cash value of life insurance                                   (15,689)    (15,589)
       Other                                                                        3,995          45
                                                                                 --------   ---------

           Totals                                                                $589,215   $ 131,498
                                                                                 ========   =========

       EFFECTIVE TAX RATE                                                          38.1%       14.0%
                                                                                ========    =========

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997



(8 - continued)

     Prior to July 1, 1996, the Bank was permitted by the Internal Revenue Code to deduct from taxable income an annual addition to a statutory bad debt reserve subject to certain limitations. Retained earnings at June 30, 1998 includes approximately $909,000 of cumulative deductions for which no deferred federal income tax liability has been recorded. Reduction of these reserves for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes subject to the then current corporate income tax rate. The unrecorded deferred liability on these amounts was approximately $309,000 at June 30, 1998.

     Recently enacted federal legislation repealed the reserve method of accounting for bad debts by qualified thrift institutions for tax years beginning after December 31, 1995. As a result, the Bank will no longer be able to calculate the annual addition to the statutory bad debt reserve using the percentage-of-taxable-income method. Instead, the Bank will be required to compute its federal tax bad debt deduction based on actual loss experience over a period of years. The legislation requires the Bank to recapture into taxable income over a six-year period its post-1987 additions to the statutory bad debt reserve, thereby generating additional tax liability. At June 30, 1998, the remaining balance of the post-1987 reserves totaled $505,284 for which a deferred tax liability of $171,797 has been recorded.

     The legislation also provides that the Bank will not be required to recapture its pre-1988 statutory bad debt reserves if it ceases to meet the qualifying thrift definitional tests and if the Bank continues to qualify as a "bank" under existing provisions of the Internal Revenue Code.

(9)  RETIREMENT PLAN

     The Bank has a qualified contributory defined contribution plan available to all eligible employees. The plan allows participating employees to make tax-deferred contributions under Internal Revenue Code Section 401(k). The Bank contributed $24,991 and $22,989 to the plan for 1998 and 1997, respectively.

(10) DEFERRED COMPENSATION PLANS

     The Bank has a deferred compensation plan whereby certain officers will be provided specific amounts of income for a period of fifteen years following normal retirement. The benefits under the agreements become fully vested after four years of service beginning with the effective date of the agreements. The Bank accrues the present value of the benefits so the amounts required will be provided at the normal retirement dates and thereafter.

     Assuming normal retirement, the benefits under the plan will be paid in varying amounts between 1997 and 2022. The Bank is the owner and beneficiary of insurance policies on the lives of these officers which may provide funds for a portion of the required payments. The agreements also provide for payment of benefits in the event of disability, early retirement, termination of employment or death. At June 30, 1998 and 1997, the accrued deferred compensation liability amounted to $206,209 and $177,171, respectively.

     The Bank also has a directors' deferred compensation plan whereby a director defers into a retirement account a portion of his monthly director fees for a specified period to provide a specified amount of income for a period of fifteen years following normal retirement. The Bank also accrues the interest cost on the deferred obligation so the amounts required will be provided at the normal retirement dates and thereafter.

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997

(10 - continued)

     Assuming normal retirement, the benefits under the plan will be paid in varying amounts between 1995 and 2037. The agreements also provide for payment of benefits in the event of disability, early retirement, termination of service or death. At June 30, 1998 and 1997, the accrued deferred compensation liability for this plan amounted to $94,845 and $82,552, respectively.

(11) STOCK-BASED COMPENSATION PLAN

     The Bank has an incentive stock option plan that provides for issuance of up to 20,000 shares of the Bank's authorized but unissued common stock to all employees, including any officer or employee-director of the Bank. Under the plan, the Bank may grant both non-qualified stock options and incentive stock options. In the case of incentive stock options, the aggregate fair value of the stock (determined at the time the incentive stock option is granted) for which any optionee may be granted incentive options which are first exercisable during any calendar year shall not exceed $100,000. Option prices may not be less than the fair market value at the date of the grant. Options granted vest ratably over five years and are exercisable in whole or in part for a period up to ten years from the date of the grant. As of June 30, 1998, only incentive stock options have been granted under the plan.

     The following summarizes the Bank's stock options as of June 30, 1998 and 1997, and the changes for the years then ended:

                                                       1998
                                           ----------------------------
                                          NUMBER OF       WEIGHTED AVERAGE
                                            SHARES         EXERCISE PRICE

       Outstanding beginning of year        7,710             $14.83
       Granted                              1,900              19.00
       Exercised                           (1,525)             14.27
       Forfeited                             (840)             16.00
                                           ------

       Outstanding at end of year           7,245              15.75
                                           ======

       Exercisable at end of year             610             $16.00
                                           ======

                                                       1997
                                           ----------------------------
                                          NUMBER OF       WEIGHTED AVERAGE
                                            SHARES         EXERCISE PRICE
       Outstanding at beginning of year     4,000             $13.00
       Granted                              5,200              16.00
       Exercised                           (1,490)             13.99
       Forfeited                                -                  -
                                           ------

       Outstanding at end of year           7,710              14.83
                                           ======

       Exercisable at end of year               -             $    -
                                           ======

     The calculated compensation cost based on the fair value method at the grant date under SFAS No. 123 is immaterial in relation to net income and earnings per share for the years ended June 30, 1998 and 1997. In accordance with SFAS No. 123, the Bank elected to continue to apply the provisions of APB No. 25 and related interpretations in accounting for its stock-based compensation plan.

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997



(12) COMMITMENTS AND CONTINGENCIES

     In the normal course of business, there are outstanding various commitments and contingent liabilities, such as commitments to extend credit and legal claims, which are not reflected in the financial statements.

     Commitments under outstanding standby letters of credit totaled $185,000 at June 30, 1998.

     The following is a summary of the commitments to extend credit at June 30, 1998:

                                                  WEIGHTED AVERAGE
                                                        RATE         AMOUNT
       Fixed rate loans:
         Residential mortgage loans with
         12 to 30 year terms                            7.65%       $ 1,422,750
       Consumer and commercial
         loans with 1 to 10 year terms                  8.86%           162,847

       Undisbursed commercial and
         personal lines of credit                                     1,628,128
       Undisbursed portion of construction
         loans in process                                             1,932,310
       Other loans in process                                           249,893
                                                                    -----------

             Total commitments to extend credit                     $ 5,395,928
                                                                    ===========

(13) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments (see Note 12). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997


(13 - continued)

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

     The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1998 or 1997.

(14) STOCKHOLDERS' EQUITY

     DIVIDENDS

     The payment of dividends by the Bank is subject to regulation by the Office of Thrift Supervision (OTS). The Bank may not declare or pay a cash dividend or repurchase any of its capital stock if the effect thereof would cause retained earnings of the Bank to be reduced below regulatory capital requirements imposed by the OTS.

     First Capital Inc., M.H.C., with the approval of the OTS, waived all dividends applicable to its shares in the Bank for the years ended June 30, 1998 and 1997, respectively. The cumulative amount of dividends waived by First Capital, Inc., M.H.C. is $1,137,000 at June 30, 1998 and is considered a restriction of retained earnings of the Bank.

     CAPITAL STOCK

     The Bank has the power to issue shares of capital stock (including common and preferred stock) to persons other than the mutual holding company. So long as the mutual holding company is in existence, the aggregate amount of voting stock that may be issued to persons other than the mutual holding company must be less than 50 percent of the issued and outstanding voting stock of the Bank. The Bank may issue any amount of non-voting stock to persons other than the mutual holding company.

     PLAN OF CONVERSION AND REORGANIZATION

     On June 18, 1998, the Boards of Directors of First Capital, Inc., M.H.C. ("MHC") and the Bank adopted a plan of conversion and reorganization whereby the MHC will convert from mutual to stock form of organization and the Bank will reorganize as a wholly-owned subsidiary of the newly formed stock holding company ("Holding Company").

     Pursuant to this plan, shares of Holding Company common stock will be offered as part of the conversion in a subscription offering pursuant to nontransferable subscription rights at a predetermined and uniform price first to the Bank's eligible account holders, second to the tax-qualified employee stock benefit plans, third to the Bank's supplemental eligible account holders and fourth to other members of the MHC. Shares not subscribed for in the subscription offering will be offered to the general public in a direct community offering. Shares still remaining may then be offered to the general public in a syndicated community offering. Each minority stockholder of the Bank will receive common stock of the Holding Company in exchange for their shares of common stock of the Bank.

                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                            JUNE 30, 1998 AND 1997

(14 - continued)

     At the time of the conversion and reorganization, the Bank will establish a liquidation account in an amount equal to the amount of the cumulative dividends with respect to the Bank's common stock waived by the MHC plus the greater of the Bank's total retained earnings as of the date of the latest balance sheet contained in the final offering circular used in connection with the Bank's reorganization as a majority owned subsidiary of the MHC, or 59.5% of the Bank's total stockholders' equity as of the date of the latest balance sheet contained in the final prospectus used in connection with the conversion and reorganization. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible or supplemental eligible account holders interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

     Consummation of the conversion and reorganization is subject to the approval of the plan by the OTS and by the members of the MHC at a special meeting of the members to be called to consider the conversion and reorganization.

     Upon completion of the conversion stock offering, the costs related to the conversion and offering will be charged against the proceeds from the stock sold in the conversion. If the transactions are not consummated, all costs will be charged to expense. At June 30, 1998, the amount of deferred costs related to the conversion and offering totaled approximately $13,000.

(15) REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the OTS. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to quantitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible capital to adjust total assets (as defined) Tier I
     (core) capital (as defined) to adjusted total assets, Tier I capital to risk-weighted assets (as defined), and of total risk-based capital (as defined) to risk-weighted assets. Management believes, as of June 30, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

     As of June 30, 1998, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             JUNE 30, 1998 AND 1997
(15 - continued)

     The Bank's actual capital amounts and ratios are also presented in the table. No amount was deducted from capital for interest-rate risk in either year.

                                                            MINIMUM TO BE WELL
                                                            CAPITALIZED UNDER
                                                          MINIMUM FOR CAPITAL    PROMPT CORRECTIVE
                                        ACTUAL            ADEQUACY PURPOSES:    ACTION PROVISIONS:
                                        AMOUNT    RATIO     AMOUNT     RATIO      AMOUNT     RATIO
     (Dollars in thousands)
     AS OF JUNE 30, 1998:
       Total equity capital and
         ratio to total assets          $10,341    11.0%
       Adjustments to equity
         capital                             (3)
                                        -------
       Tangible capital and ratio
         to adjusted total assets       $10,338    11.0%      $1,409     1.5 %
                                        =======           ==========
       Tier I (core) capital and
         ratio to adjusted total
         assets                         $10,338    11.0%      $2,819     3.09%      $4,698     5.0%
                                        =======           ==========            ==========
       Tier I capital and ratio to
         risk-weighted assets           $10,338    18.3%                            $3,385     6.0%
                                                                                ==========
       Allowance for loan losses            461
                                        -------
       Total risk-based capital
         and ratio to risk-weighted
         assets                         $10,799    19.1%      $4,513      8.0%      $5,642    10.0%
                                        =======           ==========            ==========

       Total assets                     $93,958
                                        =======
       Adjusted total assets            $93,955
                                        =======
       Risk-weighted assets             $56,415
                                        =======

     AS OF JUNE 30, 1997:
       Total equity capital and
         ratio to total assets          $ 9,493    10.6%
       Adjustments to equity
         capital                              8
                                        -------
       Tangible capital and ratio
         to adjusted total assets       $ 9,501    10.6%      $1,341      1.5%
                                        =======           ==========
       Tier I (core) capital and
         ratio to adjusted total
         assets                         $ 9,501    10.6%      $2,681      3.0%      $4,469     5.0%
                                        =======           ==========            ==========
       Tier I capital and ratio to
         risk-weighted assets           $ 9,501    17.8%                            $3,212     6.0%
                                                                                ==========
       Allowance for loan losses            464
                                        -------
       Total risk-based capital
         and ratio to risk-weighted
         assets                         $ 9,965    18.6%      $4,282      8.0%      $5,353    10.0%
                                        =======           ==========            ==========

       Total assets                     $89,372
                                        =======
       Adjusted total assets            $89,380
                                        =======
       Risk-weighted assets             $53,525
                                        =======

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             JUNE 30, 1998 AND 1997

(16) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value and estimated fair value of financial instruments at June 30 are as follows:


                                                 1998                   1997
                                               --------               -------
                                               CARRYING   FAIR    CARRYING   FAIR
                                                VALUE     VALUE    VALUE     VALUE
       (In thousands)
       Financial assets:
         Cash and due from banks                $   895  $   895   $ 1,245  $ 1,245
         Interest bearing deposits in banks       5,240    5,240     3,795    3,795
         Securities available for sale            4,849    4,849     3,684    3,684
         Securities held to maturity              3,053    3,036     6,068    6,007

         Loans receivable                        75,403   75,789    70,427   69,704
         Less:  allowance for loan losses           516      516       518      518
                                                -------  -------   -------  -------
           Loans receivable, net                 74,887   75,273    69,909   69,186
                                                -------  -------   -------  -------

         Federal Home Loan Bank stock               589      589       559      559

       Financial liabilities:
         Deposits                                77,462   77,798    70,756   70,697
         Advances from Federal Home
           Loan Bank                              5,250    4,960     8,250    8,273

       Unrecognized financial instruments:
         Commitments to extend credit                 -       24         -       32

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

     CASH AND SHORT-TERM INVESTMENTS

     For short-term investments, including cash and due from banks and interest bearing deposits with banks, the carrying amount is a reasonable estimate of fair value.

     DEBT AND EQUITY SECURITIES

     For debt securities, including mortgage-backed securities, the fair values are based on quoted market prices. For restricted equity securities held for investment, the carrying amount is a reasonable estimate of fair value.

     MORTGAGE LOANS HELD FOR SALE

     For mortgage loans held for sale, the fair values are based on market price quotations from dealers.

     LOANS RECEIVABLE

     The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             JUNE 30, 1998 AND 1997



(16 - continued)

     DEPOSITS

     The fair value of demand deposits, savings accounts, money market deposit accounts and other transaction accounts is the amount payable on demand at the balance sheet date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     BORROWED FUNDS

     The fair value of advances from Federal Home Loan Bank is estimated by discounting the future cash flows using the current rates at which similar loans with the same remaining maturities could be obtained.

     COMMITMENTS TO EXTEND CREDIT

     The majority of commitments to extend credit would result in loans with a market rate of interest if funded. The fair value of these commitments are the fees that would be charged to customers to enter into similar agreements. For fixed rate loan commitments, the fair value also considers the difference between current levels of interest rates and the committed rates.

(17) SUPPLEMENTAL DISCLOSURE FOR EARNINGS PER SHARE


                                                                        1998       1997
                                                                      ---------  ---------
     BASIC:
       Earnings:
         Net income                                                    $958,452   $805,686
                                                                       ========   ========

       Shares:
         Weighted average common shares outstanding                     503,358    501,899
                                                                       ========   ========

       Net income per common share, basic                              $   1.90   $   1.61
                                                                       ========   ========

       DILUTED:
         Earnings:
           Net income                                                  $958,452   $805,686
                                                                       ========   ========

         Shares:
           Weighted average common shares outstanding                   503,358    501,899
           Add:  Dilutive effect of outstanding options                   7,507      8,309
                                                                       --------   --------

           Weighted average common shares outstanding, as adjusted      510,865    510,208
                                                                       ========   ========

         Net income per common share, diluted                          $   1.88   $   1.58
                                                                       ========   ========

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             JUNE 30, 1998 AND 1997



(18) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                  1998         1997
                                               -----------  -----------
     CASH PAYMENTS FOR:
       Interest                                 $3,946,516   $3,740,753
       Income taxes                                486,206      350,699

     NONCASH INVESTING ACTIVITIES:
       Transfers from loans to real estate
         acquired through foreclosure           $  105,734   $        -
       Proceeds from sales of foreclosed
         real estate financed through loans              -       51,300


                                   GLOSSARY

ARM loans                                          Adjustable-rate mortgage loans.

Direct Community Offering                          The offering of shares of the common stock to the
                                                   general public with preference given first
                                                   to the public stockholders of the Bank and
                                                   second to natural persons and trusts of
                                                   natural persons who are residents of the
                                                   Bank's Local Community.

Eligible Account Holders                           Holders of savings accounts at the Bank with balances
                                                   of at least $50 as of March 31, 1997.

ESOP                                               Employee Stock Ownership Plan to be implemented by the Bank in the conversion.

Estimated Valuation Range                          The range of the aggregate pro forma market value of
                                                   the Bank and the MHC as of August 14, 1998,
                                                   ranging between $12,750,000 and $17,250,000
                                                   (with a midpoint of $15,000,000).

Exchange Act                                        The Securities Exchange Act of 1934, as amended.

Exchange Ratio                                      The ratio at which shares of Bank common stock will be exchanged for shares of Holding Company common stock.

Expiration Date                                     _________, 1998, the date on which the Subscription Offering ends.

FASB                                                Financial Accounting Standards Board.

FDIC                                                Federal Deposit Insurance Corporation.

FHLB                                                Federal Home Loan Bank.

Fannie Mae                                          Federal National Mortgage Association.

Freddie Mac                                         Federal Home Loan Mortgage Corporation.

GAAP                                                Generally accepted accounting principles.

Ginnie Mae                                          Government National Mortgage Association.

IRA                                                 Individual Retirement Account.

IRS                                                 Internal Revenue Service.

Keller & Company                                    Keller & Company, Inc., the firm the Bank engaged to prepare the appraisal of its estimated pro forma
                                                    market value in the conversion and to advise
                                                    the Bank about its business plan.

Local Community                                      Crawford, Clark, Floyd, Harrison and Washington Counties,
                                                     Indiana.

NASD                                                 National Association of Securities Dealers, Inc. Depositors of
Other Members                                        the Bank as of _____________, 1998 and borrowers of the Bank as of February 1, 1993 whose loans continue to be outstanding as of
                                                     ____________, 1998.

OTS                                                  Office of Thrift Supervision of the United States Department of the
                                                     Treasury.

Plan of Conversion                                   The plan of conversion adopted by the Bank and the MHC, pursuant to which the conversion is being undertaken.

SAIF                                                 Savings Association Insurance Fund.

SEC                                                  Securities and Exchange Commission.

Securities Act                                       The Securities Act of 1933, as amended.

SFAS                                                 Statement of Financial Accounting Standards.

Subscription Offering                                The offering of shares of the common stock, in order of priority, to
                                                     Eligible Account Holders, the ESOP, Supplemental Eligible Account
                                                     Holders and Other Members.

Supplemental Eligible Account Holders                Holders of accounts at the Bank with balances of at least $50 as of
                                                     September 30, 1998.

Syndicated Community Offering                        The offering of shares of the common stock to the general public by a group of selected dealers.

Webb                                                 Charles Webb & Company, a Division of Keefe Bruyette & Woods, Inc.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by First Capital, Inc. or First Federal Bank, A Federal Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of First Capital, Inc. or First Federal Bank, A Federal Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.



                        [Logo for First Capital, Inc.]



                         (Proposed Holding Company for
                  First Federal Bank, A Federal Savings Bank)



                        758,625 to 1,180,331 Shares of
                                 Common Stock


                               ________________

                                  PROSPECTUS

                               ________________



                            CHARLES WEBB & COMPANY,
                  a Division of Keefe, Bruyette & Woods, Inc.


                              November ___, 1998



UNTIL THE LATER OF _______, 1998, OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING OF COMMON STOCK, IF ANY, ALL DEALERS THAT BUY, SELL OR TRADE THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution*

  Legal fees and expenses................     $ 95,000
  Securities marketing firm legal fees(1)       30,000
  Securities marketing firm expenses(2)..      117,000
  EDGAR, printing, copying, postage, mailing    75,000
  Appraisal/business plan fees and expenses     24,000
  Accounting fees........................       25,000
  Data processing fees and expenses......        5,000
  SEC filing fee.........................        5,900
  OTS filing fee.........................        8,400
  Other..................................        6,700
                                              --------
       Total.............................     $392,000
                                              ========

     *Estimated based on the midpoint of the Estimated Valuation Range.
     (1) Includes blue sky legal fees and expenses.
     (2) Webb & Company will receive a management fee of $25,000 plus a success fee of 1.5% of the aggregate purchase price of the shares of common stock sold in the Subscription Offering and the Direct Community Offering, excluding shares purchased by the ESOP and by officers and directors of the Bank and their associates. The success fee is reduced by the management fee. See "THE CONVERSION AND REORGANIZATION -- Plan of Distribution and Selling Commissions."

Item 14.  Indemnification of Officers and Directors

     Article VII of the Articles of Incorporation of First Capital, Inc. requires indemnification of officers and directors as follows:

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.01. GENERAL PROVISIONS. The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Act or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer or employee of the corporation, or who, while serving as such director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the corporation, and in all other cases, was not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     SECTION 7.02. INDEMNIFICATION AUTHORIZED. To the extent that a director, officer or employee of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in
Section 7.01 of this Article, or in the defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 7.01 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

     SECTION 7.03. DEFINITION OF GOOD FAITH. For purposes of any determination under Section 7.01 of this Article, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the corporation or other enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 7.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 7.01 of this Article.

     SECTION 7.04. ADVANCEMENT OF EXPENSES. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 7.02 of this Article, upon receipt of a written affirmation of the director, officer or employee's good faith belief that he has met the standard of conduct described in Section 7.01 of this Article and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

     SECTION 7.05. NON-EXCLUSIVITY. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the corporation's Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.06. VESTMENT OF RIGHTS. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 7.01 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     SECTION 7.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article.

     SECTION 7.08.  OTHER DEFINITIONS.

     For purposes of this Article, serving an employee benefit plan at the request of the corporation shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this Article.

     For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

     For purposes of this Article, "official capacity," when used with respect to a director, shall mean the office of director of the corporation; and when used with respect to an individual other than a director, shall mean the office in the corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 7.01 of this Article.

     SECTION 7.09. BUSINESS EXPENSES. Any payments made to any indemnified party under this Article under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.

Item 15.  Recent Sales of Unregistered Securities.

     Not Applicable

Item 16.  Exhibits and Financial Statement Schedules

          The exhibits filed as part of this Registration Statement are as follows:

(a)       List of Exhibits

1.1       --  Form of proposed Agency Agreement among First Capital, Inc., First
              Federal Bank, Federal Savings Bank, First Capital, Inc., M.H.C. and Charles Webb & Company (a)

1.2       --  Engagement Letter with First Federal Bank, Federal Savings Bank and Charles Webb & Company

2         --  Plan of Conversion and Agreement and Plan of Reorganization of
              First Capital, Inc., M.H.C. and First Federal Bank, Federal
              Savings Bank

3.1       --  Articles of Incorporation of First Capital, Inc.

3.2       --  Bylaws of First Capital, Inc.

4         --  Form of Certificate for Common Stock

5         --  Opinion of Breyer & Aguggia LLP regarding legality of securities registered

8.1       --  Form of Federal Income Tax Opinion of Breyer & Aguggia LLP

8.2       --  Indiana Income Tax Opinion of Monroe Shine & Co., Inc.(a)

8.3       --  Opinion of Keller & Company, Inc. as to the value of subscription rights

10.1      --  Proposed Form of Employment Agreement for Executive Officers

10.2      --  Proposed Form of Employee Severance Compensation Plan

10.3      --  First Federal Bank, A Federal Savings Bank 401(k) Salary Reduction
              Plan (a)

10.4      --  Proposed Form of Employee Stock Ownership Plan

21        --  Subsidiaries of First Capital, Inc.

23.1      --  Consent of Monroe Shine & Co., Inc.

23.2      --  Consent of Breyer & Aguggia LLP as to its Form of Federal Income
              Tax Opinion

23.3      --  Consent of Keller & Company, Inc.

24        --  Power of Attorney (included on signature page)

99.1      --  Order Form

99.2      --  Solicitation and Marketing Materials

99.3      --  Appraisal Agreement with Keller & Company, Inc.

99.4      --  Proxy Statement for Special Meeting of Members of First Capital,
              Inc., M.H.C.

99.5      --  Proxy Statement for Special Meeting of Stockholders of First
              Federal Bank, A Federal Savings Bank

-------------------------
(a)  To be filed by amendment.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes to provide the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Corydon, Indiana on the 16th day of September 1998.

                           FIRST CAPITAL, INC.


                           By: /s/ James G. Pendleton
                               -------------------------------------------------
                               James G. Pendleton
                               Chairman of the Board and Chief Executive Officer

We, the undersigned directors and officers of First Capital, Inc., do hereby severally constitute and appoint James G. Pendleton or Samuel E. Uhl, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said James G. Pendleton or Samuel
E. Uhl may deem necessary or advisable to enable First Capital, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form SB-2 relating to the offering of First Capital Inc.'s Common Stock, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that James
G. Pendleton or Samuel E. Uhl shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                   Title                                          Date
----------                   -----                                          ----
/s/ James G. Pendleton       Chairman of the Board, Chief Executive         September 16, 1998
------------------------
James G. Pendleton           Officer and Director (Principal Executive
                             Officer)


/s/ Samuel E. Uhl            President, Chief Operating Officer             September 16, 1998
------------------------
Samuel E. Uhl                and Director


/s/ M. Chris Frederick       Senior Vice President, Chief Financial         September 16, 1998
------------------------
M. Chris Frederick           Officer and Treasurer (Principal
                             Financial and Accounting Officer)


/s/ Mark D. Shireman         Director                                       September 16, 1998
------------------------
Mark D. Shireman


/s/ Dennis L. Huber          Director                                       September 16, 1998
------------------------
Dennis L. Huber


/s/ Kenneth R. Saulman       Director                                       September 16, 1998
------------------------
Kenneth R. Saulman


/s/ John W. Buschemeyer      Director                                       September 16, 1998
------------------------
John W. Buschemeyer


/s/ Gerald L. Uhl            Director                                       September 16, 1998
------------------------
Gerald L. Uhl

   As filed with the Securities and Exchange Commission on September 16, 1998

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                                   EXHIBITS
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                              FIRST CAPITAL, INC.
            ------------------------------------------------------
              (Exact name of registrant as specified in charter)



       Indiana                         6035               [to be applied for]
 ------------------------      ---------------------     ---------------------
(State or other jurisdiction     (Primary SICC No.)        (I.R.S.
of Employer incorporation or                               Identification No.)
organization)


                            220 FEDERAL DRIVE, N.W.
                            CORDYON, INDIANA  47112
                                (812) 738-2198
                -----------------------------------------------
         (Address and telephone number of principal executive offices)



                           Paul M. Aguggia, Esquire
                         Victor L. Cangelosi, Esquire
                             BREYER & AGUGGIA LLP
                                Suite 470 East
                              1300 I Street, N.W.
                            Washington, D.C.  20005
                ----------------------------------------------
                    (Name and address of agent for service)

                               INDEX TO EXHIBITS

1.1   --   Form of proposed Agency Agreement among First Capital, Inc., First
           Federal Bank, A Federal Savings Bank, First Capital, Inc., M.H.C. and Charles Webb & Company(a)

1.2   --   Engagement Letter between First Federal Bank, A Federal Savings Bank and Charles Webb & Company

2     --   Plan of Conversion and Agreement and Plan of Reorganization of First
           Federal Bank, A Federal Savings Bank and First Capital, Inc., M.H.C.

3.1   --   Articles of Incorporation of First Capital, Inc.

3.2   --   Bylaws of First Capital, Inc.

4     --   Form of Certificate for Common Stock

5     --   Opinion of Breyer & Aguggia LLP regarding legality of securities registered

8.1   --   Form of Federal Tax Opinion of Breyer & Aguggia LLP

8.2   --   Indiana Income Tax Opinion of Monroe Shine & Co., Inc.(a)

8.3   --   Opinion of Keller & Company, Inc. as to the value of subscription rights

10.1  --   Proposed Form of Employment Agreement for Executive Officers

10.2  --   Proposed Form of Employee Severance Compensation Plan

10.3  --   First Federal Bank, A Federal Savings Bank 401(k) Salary Reduction
           Plan(a)

10.4  --   Proposed Form of Employee Stock Ownership Plan

21    --   Subsidiaries of First Capital, Inc.

23.1  --   Consent of Monroe Shine & Co., Inc.

23.2  --   Consent of Breyer & Aguggia LLP as to its Form of Federal Income Tax
           Opinion

23.3  --   Consent of Keller & Company, Inc.

24    --   Power of Attorney (included on signature page)

99.1  --   Order Form

99.2  --   Solicitation and Marketing Materials

99.3  --   Appraisal Agreement with Keller & Company, Inc.

99.4  --   Proxy Statement for Special Meeting of Members of First Capital,
           Inc., M.H.C.

99.5  --   Proxy Statement for Annual Meeting of Stockholders of First Federal
           Bank, A Federal Savings Bank

_____________________
(a) To be filed by amendment.